Filed Pursuant to Rule 424(b)(3)

Registration No. 333-235947

8,050,000 Shares of Common Stock

Issuable upon Conversion of Convertible Promissory Notes

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” of up to 8,050,000 shares of our common stock they may acquire upon the conversion of convertible promissory notes issued in a private placement completed on May 13, 2019. The prices at which the selling stockholders may sell such shares will be determined by prevailing market prices or at prices that may be obtained in negotiated transactions.

We are not selling any shares under this prospectus and will not receive any proceeds from any sale or disposition by the selling stockholders of the shares covered by this prospectus. In addition, we will pay all fees and expenses incident to the registration of the resale of shares under this prospectus. The selling stockholders from time to time may offer and sell the shares held by them directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale, as described in more detail in this prospectus under “Plan of Distribution.” No shares of our common stock may be sold without delivery of this prospectus describing the method and terms of the offering of such shares.

Our common stock is presently quoted on the OTCQB tier of the OTC Markets Group, Inc. under the symbol “OSAT”. On January 10, 2020, the last reported sale price for our common stock on the OTCQB was $2.95 per share. The sale price for our common stock on the OTCQB may not be indicative of the market price of our common stock on a national securities exchange, if and when our common stock is accepted for listing on such an exchange.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2020

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 8,050,000 shares of our common stock, par value $0.0001 per share, issuable upon conversion of certain outstanding convertible promissory notes. As described below under “Prospectus Summary—Private Placement Convertible Promissory Notes,” the shares of our common stock registered by this prospectus are issuable upon conversion of convertible promissory notes, up to 8,050,000 shares of our common stock, issued on May 13, 2019, all of which are convertible by the selling stockholders. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholders. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the SEC’s website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and the documents incorporated by reference herein and therein are accurate only as of the date such information is presented. Neither the delivery of this prospectus nor any sale made in connection with this prospectus, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus is only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean Orbsat Corp. on a consolidated basis with its wholly-owned subsidiaries.

Our Company

Orbsat Corp provides services and solutions globally for commercial, government and individual users, enabling them to communicate, track assets and personnel, or request SOS assistance via satellite from anywhere in the world. Our key services include satellite communication solutions, emergency location systems, high-speed satellite internet, global asset and personnel monitoring, customized ground station systems and custom product design. We provide these products and services to customers located both in the United States and internationally through our subsidiaries, U.S. based Orbital Satcom Corp. (“Orbital Satcom”) and U.K. based Global Telesat Communications Limited (“GTCL”).

We support the increasing demand for on-demand connectivity with products and services developed to deliver voice, high-speed data and IoT solutions globally via leading commercial satellite network operators such as Globalstar, Inmarsat, Iridium and Thuraya. Our solutions connect businesses to their remote assets or lone workers via satellite to deliver increased visibility and operational efficiency. We offer a broad range of asset monitoring and control solutions, including sophisticated hardware and an advanced cloud-based mapping platform. Our satellite enabled emergency search and rescue solutions are instrumental in providing reassurance and peace of mind, and ultimately saving lives across the world, on land or at sea.

Our acquisition of GTCL in February 2015 expanded our global satellite-based infrastructure and business, which was first launched in December 2014 through the purchase of certain contracts which entitle us to transmit GPS tracking coordinates and other information at preferential rates through one of the world’s largest commercial satellite networks.

We now have a physical presence in the U.K and the U.S, as well as an online storefront presence in more than 10 countries and have in excess of 35,000 customers located in almost 160 countries across every continent in the world. Our customers include businesses, U.S. and foreign governments, non-governmental and charitable organizations, military users and private individuals located all over the world.

MSS Products

Through GTCL, we believe we are one of the leading providers in Europe of Mobile Satellite Solutions (MSS) including satellite trackers, satellite phones, mobile broadband Wi-Fi hotspots and terminals. By enabling wireless communications in areas not served or underserved by terrestrial wireless networks, or in circumstances where terrestrial networks are not operational due to natural or man-made disasters, we seek to meet our customers’ increasing desire for connectivity anywhere in the world.

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Our MSS products rely on satellite networks for voice, data and tracking connectivity and thus are not reliant on cell towers or other local infrastructure. As a result, our MSS solutions are suitable for recreational travelers and adventurers, government and military users, and corporations and individuals wishing to communicate from remote locations, or in the event of an emergency such as a power outage, hurricane or other natural disaster during which regular cell phone, telephone and internet service may not be available. We purchase these products directly from the manufacturers or distribution partners and sell them directly to end users and a growing base of resellers that we have around the world.

Our principal focus is on growing our existing satellite-based hardware, airtime and related services, specifically services attracting recurring revenue for the Company. Additionally, we are developing our own dual mode tracking device for use by retail, corporate and governmental customers worldwide which we hope will further increase future revenue.

Satellite Communications Services

As a result of the purchase of contracts and assets from Global Telesat Corp. (“GTC”) in December 2014, we commenced providing satellite communications services globally via satellite over Globalstar’s satellite based simplex data network. We provide this service through our Orbital Satcom and GTCL subsidiaries. Our rights under the purchased contracts allow us to have preferred pricing arrangements with Globalstar for each account used during the term of contracts. We then offer our customers a range of prepaid and monthly fee satellite communications airtime options.

Aside from providing services over Globalstar’s satellite network, we are, through GTCL and Orbital Satcom, an authorized reseller of satellite voice, data and IoT communications services offered by other leading networks such as Iridium, Inmarsat and Thuraya. We offer a range of prepaid and monthly contract satellite communications airtime options from these network providers. We typically pay the network providers a monthly access fee per subscriber, as well as usage fees for airtime minutes used by our subscribers. This is a growing market and we believe we are positioned to take advantage of this growth. Our customers are in industries such as maritime, aviation, government/military, emergency/humanitarian services, mining, forestry, oil and gas, heavy equipment, transportation and utilities as well as recreational users. We are focused on growing and diversifying our customer base, increasing our product range and making maximum use of our preferred pricing arrangements with Globalstar, which are long term contracts that currently generate less than 5% of our annual revenue.

Online Storefronts

We operate two mobile friendly e-commerce websites through our Orbital Satcom and GTCL subsidiaries which offer a range of MSS products and solutions. These websites produce sales and attract enquiries from customers and potential customers from all around the world. Over the long term, we plan to develop additional country-specific websites or offer translation options on our existing websites to target customers in South America, Asia and Europe where we anticipate there will be substantial further demand for our products.

In addition to our two main e-commerce websites, we make portable satellite voice, data and tracking solutions easier to find and buy online through our various third-party e-commerce storefronts such as Amazon, Walmart and NewEgg. We currently have storefronts in the UK, US, Germany, France, Spain, Italy, Mexico, Japan and Canada. We have invested in personnel to translate our listings correctly in the different countries we are represented in and are regularly improving and increasing our listings on all e-commerce sites. We currently have more than 1,000 product listings on all third-party sites and invest in inventory to hold at Amazon’s various warehouses around the world to ensure that orders are shipped and received by customers as quickly as possible. The products include handheld satellite phones, personal and asset tracking devices, portable high-speed broadband terminals, and satellite Wi-Fi hotspots.

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Mapping and Tracking Portal

Our advanced mapping and tracking portals, www.orbsat.com offered by Orbital Satcom, and www.gtctrack.com offered by GTCL, are available for use by registered customers who pay a monthly subscription to access them. OrbitalTrack and GTCTrack display real-time worldwide asset location reports including position, speed, altitude and heading and also provides past location and movement history reports on a wide range of tracking devices. These mapping portals are available to all of our customers to monitor their assets and we intend to aggressively pursue new customers for this application.

Proprietary Satellite Tracking Products

We are currently developing our first own brand global tracking product, a dual-mode asset tracker, of which we hope to make available in the marketplace in 2020 following final testing and receipt of necessary regulatory and compatibility certifications. The Company’s dual-mode asset tracker is designed to address the current technical and service cost challenges facing the global Asset Management Systems market. The first product designed and developed by the Company, the dual-mode tracker utilizes both cellular and satellite technology to provide truly global tracking, automatically switching between the cellular and satellite links making it an ideal solution for use in both populated and remote areas, including trans-oceanic routes. For commercial users in transportation, shipping, logistics, fleet management and construction, it features detailing reporting alerts, status and GPS location data allowing cargo and vehicles to be tracked nearly anywhere in the world while lowering operating costs by utilizing cellular when available and satellite in remote areas, optimizing roaming charges and delivering significant cost savings, by easily locating lost or stolen assets.

We intend to finalize development and certification of the new dual-mode tracker for less than $100,000 and believe there is strong customer demand based on existing customer requests.

We also intend to develop additional personal and asset tracking products suitable for government and recreational users. Users of these devices will be able to see the location and movements of their devices through our OrbitalTrack or GTCTrack portals. Anticipated costs for completion are less than $100,000. These products may operate on the Iridium, Inmarsat, Globalstar or Thuraya satellite networks.

Private Placement of Convertible Promissory Notes

On May 13, 2019, we completed a private placement of convertible promissory notes (“Notes”) for an aggregate principal amount of $805,000. Specifically, we entered into a Note Purchase Agreement (the “NPA”) by and among the Company and the lenders set forth on the lender schedule to the NPA (the “Lenders”), as amended by that certain Amendment to Note Purchase Agreement (the “Amendment,” and, together with the NPA, the “Agreement”) by and among the Company and the Lenders. Pursuant to the NPA, the Company issued an aggregate principal amount of $650,000 of its convertible promissory notes. Pursuant to the Amendment, the Company reserved the right to issue and issued an additional 20% of the $650,000 principal amount of its convertible promissory notes or $130,000 of its convertible promissory notes. In total, pursuant to the Agreement, the Company issued an aggregate principal amount of $805,000 of the Notes. The Notes bear interest at a rate of 6% per annum, simple interest, and mature on the third anniversary of the Issue Date (the “Maturity Date”), to the extent that the Notes and the principal amounts and any interest accrued thereunder (the “Indebtedness”) have not been converted into shares of common stock of the Company (“Common Stock”). Interest on the Notes will accrue on a simple interest, non-compounded basis and will be added to the principal amounts on the Maturity Date or such earlier date as may be due upon an Event of Default, at which time all Indebtedness will be due and payable, unless earlier converted into Conversion Shares (as defined below). In the event that any amount due under the Notes is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may not pre-pay or redeem the Notes other than as required by the Agreement. The Notes are general, unsecured obligations of the Company. The proceeds of the sales of the Notes were used to repay certain outstanding indebtedness of the Company and for general corporate purposes.

The holders of the Notes (the “Holders”) have an optional right of conversion. A Holder may elect to convert its Note, and all of the Indebtedness outstanding as of such time, into the number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) as determined by dividing the Indebtedness by $0.10, subject to certain adjustments, but excluding adjustment for a reserve stock split of no more than 1:20 contemplated by the Company at the Issue Date. The optional right of conversion is subject to a beneficial ownership limitation of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion.

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The Agreement contains customary representations and warranties and customary affirmative and negative covenants. These covenants include, among other things, certain limitations on the ability of the Company to: (i) pay dividends on its capital stock; (ii) make distributions in respect of its capital stock; (iii) acquire shares of capital stock; and, (iv) sell, lease or dispose of assets.

Pursuant to the Agreement, as amended, the Holders are granted demand registration rights and pre-emptive rights as set forth in the Agreement. The Agreement includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency (each, an “Event of Default”). Upon the occurrence of an Event of Default, a majority of the Holders may accelerate the maturity of the Indebtedness.

Corporate History and Information

We were originally incorporated in 1997 as a Florida corporation. On April 21, 2010, we merged with and into a newly-formed wholly-owned subsidiary for the purpose of changing our state of incorporation to Delaware, effecting a 2:1 forward split of our common stock, and changing our name to EClips Media Technologies, Inc. On April 25, 2011, we changed our name to “Silver Horn Mining Ltd.” pursuant to a merger with a newly formed wholly-owned subsidiary.

GTCL was formed under the laws of England and Wales in 2008. On February 19, 2015, we entered into a share exchange agreement with GTCL and all of the holders of the outstanding equity of GTCL pursuant to which GTCL became a wholly owned subsidiary of ours.

On March 28, 2014, we merged with a newly-formed wholly-owned subsidiary of ours solely for the purpose of changing our state of incorporation to Nevada from Delaware, effecting a 1:150 reverse split of our common stock, and changing our name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration. During late 2014, we abandoned our efforts to enter the potash business.

On January 22, 2015, we changed our name to “Orbital Tracking Corp.” from “Great West Resources, Inc.” pursuant to a merger with a newly formed wholly owned subsidiary.

Effective March 8, 2018, following the approval of a majority of our shareholders, we effected a reverse split of our common stock at a ratio of 1 for 150. As a result of the reverse split, our common stock had the CUSIP number: 68558X209. All share and per share, information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the reverse split.

On August 19, 2019, FINRA approved a reverse split of our common stock at a ratio of 1 for 15. As a result of the reverse split, our common stock now has the CUSIP number: 68557F100. All share and per share, information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the reverse split.

Also, on August 19, 2019, we changed our name to “Orbsat Corp.” from “Orbital Tracking Corp” pursuant to a merger with a newly formed wholly owned subsidiary.

Our principal executive offices are located at 18851 N.E. 29th Ave, Suite 700, Aventura, Florida 33180. Our telephone number is (305) 560-5355. The Company’s website address is http://www.orbsat.com. Information contained on the Company’s website is not incorporated into this prospectus.

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THE OFFERING

Shares of common stock being offered by the selling stockholders:	Up to 8,050,000 shares of common stock issuable upon conversion of convertible promissory notes. See “Selling Stockholders” beginning on page 21 of this prospectus.

Use of proceeds:	All proceeds from the sale of the shares of common stock under this prospectus will be for the account of the selling stockholders. We will not receive any proceeds from the sale of our shares of common stock offered pursuant to this prospectus.

OTCQB trading symbol:	OSAT.

Listing:	Our common stock is listed and trades on OTCQB tier of the OTC Markets Group, Inc.

Risk factors:	Investing in our securities involves a high degree of risk. Before you decide to invest in our common stock, you should carefully read this prospectus in its entirety and carefully consider the risks and uncertainties described in “Risk Factors” beginning on page 11 of this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, as such risk factors may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission (the “SEC”), and the financial data and related notes and the reports incorporated by reference herein and therein..

The number of shares of our common stock to be outstanding following this offering is based on 121,216 shares of common stock issued and outstanding as of January 10, 2020, and excludes:

●	4,000 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $60.00 per share as of January 10, 2020

●	39,044 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $17.49 per share as of January 10, 2020.

●	8,050,000 shares of our common stock issuable upon conversion of $805,000 of Convertible Notes Payable as of January 10, 2020, not accounting for 4.99% beneficial ownership limitations;

Unless otherwise noted, the information in this prospectus assumes no exercise of outstanding options.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize our consolidated financial data for the periods indicated. We derived our summary consolidated statements of operations data for the years ended, and our balance sheet data as of, December 31, 2017 and 2018 from our audited consolidated financial statements included elsewhere in this prospectus. We derived our summary consolidated statements of operations data for the years ended December 31, 2018, 2017 and 2016, from our audited consolidated financial statements not included in this prospectus. The statement of operations data for the three and nine months ended September 30, 2019 and 2018 and the balance sheet data as of September 30, 2019, are derived from our unaudited financial statements that are included elsewhere in this prospectus. In the opinion of management, the unaudited financial statements have been prepared on the same basis as our audited financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information set forth therein. The results for any interim period are not necessarily indicative of the results that may be expected for a full year. Our historical results are not necessarily indicative of the results that may be expected in any future period.

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The summary consolidated financial data below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Years Ended December 31,			Nine Months Ended September 30,
Consolidated Statement of Operations Data:	2016	2017	2018	2019	2018
Net sales	$4,698,638	$6,004,955	$5,726,572	$4,453,906	$4,654,507
Cost of sales	3,623,516	4,854,216	4,691,748	3,553,351	3,673,128
Gross profit	1,075,122	1,150,739	1,034,824	900,555	981,379
Operating expenses:
Selling, general and administrative	566,186	583,898	664,819	522,352	477,698
Salaries, wages and payroll taxes	664,705	688,589	741,584	536,504	566,626
Stock-based compensation	190,000	600,000	219,518	-	47,422
Professional fees	992,952	551,470	249,675	447,908	205,277
Depreciation and amortization	291,803	284,386	288,864	203,234	221,656
Total operating expenses	2,705,646	2,708,343	2,164,460	1,709,998	1,518,679
Loss from operations	(1,630,524)	(1,577,604)	(1,129,636)	(809,443)	(537,300)
Other (income) expense:
Interest expense	603,160	831	110	211,344	110
Interest earned	-	-	-	(1,576)	-
Foreign currency exchange rate variance	102,554	49,669	56,426	41,238	47,158
Gain on debt extinguishment	-	-	-	(134,677)	-
Change in fair value of derivative instruments, net	(426,093)	(1,237)	-	69,677	-
Other expense	679,778	2,308,981	-	-	-
Total other (income) expense	959,399	2,358,244	56,536	186,006	47,268
Income (loss) before provision for income taxes	(2,589,923)	(3,915,848)	(1,186,172)	(995,449)	(584,568)

Provision for income taxes	-	23,459	8,534	745	8,897
Net loss	(2,589,923)	(3,939,307)	(1,194,706)	(996,194)	(593,465)

Foreign currency translation adjustments	(20,678)	32,541	(5,773)	(893)	(5,624)
Comprehensive income (loss)	$(2,610,601)	$(3,906,766)	$(1,200,479)	$(997,087)	$(599,089)
Net loss per share - basic and diluted (1)	$(170.00)	$(122.46)	$(19.14)	$(10.90)	$(12.13)
Weighted average number of common shares outstanding – basic & diluted	15,235	32,169	62,435	91,359	48,924

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	Years Ended December 31,			Nine Months Ended September 30,
Consolidated Balance Sheet Data:	2016	2017	2018	2019	2018
Cash	$114,733	$233,326	$142,888	$91,232	$203,449
Property and equipment, net	1,978,338	1,757,200	1,519,845	1,384,884	1,585,590
Working capital (2)	81,490	(122,634)	(341,130)	(353,537)	16,169
Total assets	3,030,445	3,063,096	2,435,002	2,624,124	2,821,474
Total liabilities	720,617	1,203,530	1,056,287	1,605,767	1,013,465
Accumulated deficit	(4,601,407)	(8,540,713)	(9,735,419)	(10,731,617)	(9,134,180)
Total stockholders’ equity	$2,309,828	$1,859,566	$1,378,715	$1,018,357	$1,808,009

(1)	See Note 1 to our consolidated financial statements included elsewhere in this prospectus for an explanation of the calculations of our basic and diluted net loss per share and the shares used in computing basic and diluted net loss per share.
(2)	Working capital represents total current assets less total current liabilities.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below and other information contained in this prospectus, including our financial statements and related notes before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In that case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our Business

We have a history of net losses and we are uncertain about our future profitability.

We have incurred significant net losses since our inception, including net losses of $1.2 million in 2018, $3.9 million in 2017, $2.6 million in 2016, $2.1 million in 2015 and $996,194 for the nine months ended September 30, 2019. As of September 30, 2019, we had an accumulated deficit of $10,731,617. If our revenue grows more slowly than currently anticipated, or if operating expenses are higher than expected, we may be unable to consistently achieve profitability, our financial condition will suffer, and the value of our common stock could decline. Even if we are successful increasing our sales, we may incur losses in the foreseeable future as we continue to develop and market our products.

If sales revenue from any of our current products or any additional products that we develop in the future is insufficient, or if our product development is delayed, we may be unable to achieve profitability. Furthermore, even if we are able to achieve profitability, we may be unable to sustain or increase such profitability on a quarterly or annual basis, which would significantly reduce the value of our common stock.

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If we are unable to continue as a going concern, our securities will have little or no value.

The report of our independent registered public accounting firm that accompanies our audited consolidated financial statements for the years ended December 31, 2018 and December 31, 2017 contain a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern. At September 30, 2019, we had an accumulated deficit of $10,731,617 and negative working capital of $353,537, and a net loss of $996,194 during the nine months ended September 30, 2019. These factors raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern. If we are unable to continue as a going concern, holders of our common stock might lose their entire investment.

We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Our dependence on key suppliers puts us at risk of interruptions in the availability of our products, which could reduce our revenue and adversely affect our results of operations. In addition, increases in prices for components used in our products could adversely affect our results of operations.

We require the timely delivery of sufficient amounts of materials and components, some of which are custom made, to manufacture our products. For reasons of quality assurance, cost effectiveness or availability, we procure certain materials and components from a single or limited number of suppliers. We generally acquire such materials and components through purchase orders placed in the ordinary course of business, and as a result we may not have a significant inventory of these materials and components and generally do not have any guaranteed or contractual supply arrangements with many of these suppliers. Our reliance on these supplier’s subjects us to risks that could harm our business, including, but not limited to, difficulty locating and qualifying alternative suppliers.

Our dependence on third-party suppliers involves several other risks, including limited control over pricing, availability, quality and delivery schedules. Suppliers of materials and components may decide, or be required, for reasons beyond our control, to cease supplying materials and components to us or to raise their prices. Shortages of materials, quality control problems, production capacity constraints or delays by our suppliers could negatively affect our ability to meet our production requirements and result in increased prices for affected materials or components. We may also face delays, yield issues and quality control problems if we are required to locate and secure new sources of supply. While we have not experienced any to date, any material shortage, constraint or delay may result in delays in shipments of our products, which could materially adversely affect our results of operations. Increases in prices for materials and components used in our products could also materially adversely affect our results of operations.

We may need to raise additional capital to grow our business and satisfy our anticipated future liquidity needs, and we may not be able to raise it on terms acceptable to us, or at all.

Growing and operating our business will require significant cash outlays, liquidity reserves and capital expenditures and commitments to respond to business challenges, including developing or enhancing new or existing products. As of September 30, 2019, we had cash on hand of $91,232. If cash on hand, cash generated from operations, and the net proceeds from this offering are not sufficient to meet our cash and liquidity needs, we may need to seek additional capital, potentially through debt or equity financings. To the extent that we raise additional capital through the sale of additional equity or convertible securities, your ownership interest may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, would result in increased fixed payment obligations and a portion of our operating cash flows, if any, being dedicated to the payment of principal and interest on such indebtedness. In addition, debt financing may involve agreements that include restrictive covenants that impose operating restrictions, such as restrictions on the incurrence of additional debt, the making of certain capital expenditures or the declaration of dividends. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or in light of specific strategic considerations. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or product candidate development programs or the commercialization of any product candidate or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, operating results and prospects and cause the price of the common stock to decline.

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Product development is a long, expensive and uncertain process.

The development of our own branded range of satellite tracking devices is a costly, complex and time-consuming process, and the investment in product development often involves a long wait until a return, if any, is achieved on such investment. Investments in new technology and processes are inherently speculative. We have experienced numerous setbacks and delays in our research and development efforts and may encounter further obstacles in the course of the development of additional technologies and products. We may not be able to overcome these obstacles or may have to expend significant additional funds and time. Technical obstacles and challenges we encounter in our research and development process may result in delays in or abandonment of product commercialization, may substantially increase the costs of development, and may negatively affect our results of operations.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development for one or all of our product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

●	failure to obtain the required regulatory approvals for their use;
●	prohibitive production costs;
●	competing products;
●	lack of innovation of the product;
●	ineffective distribution and marketing;
●	lack of sufficient cooperation from our partners; and
●	demonstrations of the products not aligning with or meeting customer needs.

Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities. Upon demonstration, our satellite ground stations and tracking devices may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Moreover, competing products may prevent us from gaining wide market acceptance of our products. Significant revenue from new product investments may not be achieved for a number of years, if at all.

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our intellectual property and proprietary rights are important to our ability to remain competitive and for the success of our products and our business. We rely on a combination of trademark and trade secret laws as well as confidentiality agreements and procedures, non-compete agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. We have confidentiality agreements in place with our consultants, Globalstar, customers and certain business suppliers and plan to require future employees to enter into confidentiality and non-compete agreements. We have little protection when we must rely on trade secrets and nondisclosure agreements. Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and/or products, which could result in decreased revenues. Moreover, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Litigation may be necessary to enforce our intellectual property rights which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

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Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that we infringe the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third-party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

The decision by British voters to exit the European Union may negatively impact our operations.

The June 2016 referendum by British voters to exit the European Union (“Brexit”) adversely impacted global markets and resulted in a sharp decline in the value of the British pound, as compared to the U.S. dollar and other currencies. As the U.K. negotiates its exit from the European Union, volatility in exchange rates and in U.K. interest rates may continue. In the near term, a weaker British pound compared to the U.S. dollar during a reporting period causes local currency results of our U.K. operations to be translated into fewer U.S. dollars; a weaker British pound compared to other currencies increases the cost of goods imported into our U.K. operations and may decrease the profitability of our U.K. operations; and a higher U.K. interest rate may have a dampening effect on the U.K. economy. In the longer term, any impact from Brexit on our U.K. operations will depend, in part, on the outcome of tariff, trade, regulatory and other negotiations.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and sell products where insurance or indemnification may not be available, including:

●	designing and developing products using advanced and unproven technologies in intelligence and homeland security applications that are intended to operate in high demand, high risk situations; and
●	designing and developing products to collect, distribute and analyze various types of information.

Failure of certain of our products could result in loss of life or property damage. Certain products may raise questions with respect to issues of privacy rights, civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others. We are not able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, failure of our product, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

Our sales may be impacted should there be a disruption of service to our Amazon online storefronts

The Company’s Amazon online marketplaces represented approximately 37.3%, 25.7% and 57.6% of total sales for the years ended December 31, 2018 and 2017 and the nine-month period ended September 30, 2019, respectively and we anticipate that these marketplaces will continue to represent a significant portion of our sales for the foreseeable future. Should there be a disruption of Amazon services this may impact our sales adversely.

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We are heavily reliant on David Phipps, our Chairman and Chief Executive Officer, and the departure or loss of David Phipps could disrupt our business.

The Company depends heavily on the continued efforts of David Phipps, Chairman, Chief Executive Officer and a director. Mr. Phipps is the founder of GTCL and is essential to the Company’s strategic vision and day-to-day operations and would be difficult to replace. Mr. Phipps is currently serving under an Employment Agreement dated June 14, 2018, which runs for an initial term of two (2) years, with provision for an automatic extension of one (1) additional year. We cannot be certain that Mr. Phipps will desire to serve for the full contracted term, or to continue serving an extended term as needed. The departure or loss of Mr. Phipps, or the inability to timely hire and retain a qualified replacement, could negatively impact the Company’s ability to manage its business.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

The control deficiencies in our internal control over financial reporting may until remedied cause errors in our financial statements or cause our filings with the SEC to not be timely.

We believe our disclosure controls and procedures were ineffective due to our limited internal audit functions and lack of ability to have multiple levels of transaction review in our internal control over financial reporting as of June 30, 2019, including those related to (i) a lack of segregation of duties within accounting functions, which was exacerbated by our entrance into the mobile satellite communications business in December 2015 and consummation of the share exchange in February 2015, and (ii) the need for a new accounting system to effectively manage our increased volume of transactions. If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the SEC. We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but we may not achieve our desired objectives. Moreover, no control environment, no matter how well designed and operated, can prevent or detect all errors or fraud. We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

Risks Related to Our Organization and Our Common Stock

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

We are authorized to issue an aggregate of 50,000,000 shares of common stock and 3,333,333 shares of “blank check” preferred stock. In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise or conversion prices) below the price an investor paid for stock.

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On May 13, 2019, the Company completed a private placement of convertible promissory notes (“Notes”) for an aggregate principal amount of $805,000. The Notes bear interest at a rate of 6% per annum, simple interest, and mature on the third anniversary of the Issue Date. The holders of the Notes (the “Holders”) have an optional right of conversion. A Holder may elect to convert its Note, and all of the Indebtedness outstanding as of such time, into the number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) as determined by dividing the Indebtedness by $0.10, subject to certain adjustments, but excluding adjustment for a reserve stock split of no more than 1:20 contemplated by the Company at the Issue Date. The optional right of conversion is subject to a beneficial ownership limitation of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion.

You will experience future dilution as a result of future equity offerings

We may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Although no assurances can be given that we will consummate a financing, in the event we do, or in the event we sell shares of common stock or other securities convertible into shares of our common stock in the future, additional and substantial dilution will occur. In addition, investors purchasing shares or other securities in the future could have rights superior to investors in this offering.

We do not anticipate paying dividends on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of common stock. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws and regulations requires the time and attention of our Board of Directors and management, and increases our expenses. We estimate the Company will incur approximately $200,000 to $300,000 annually in connection with being a public company.

Among other things, we are required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;
●	institute a more comprehensive compliance function, including with respect to corporate governance; and
●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

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If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2019 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.

Our Board of Directors is authorized to issue up to 3,333,333 shares of preferred stock with powers, rights and preferences designated by it. See “Preferred Stock” in the section of this prospectus titled “Description of Securities.” Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The ability of the Board of Directors to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our common stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, the shares of our common stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our common stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

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There currently is no active public market for our common stock and there can be no assurance that an active public market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There is currently no active public market for shares of our common stock and one may never develop. Our common stock is quoted on the OTC Markets. The OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our common stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our common stock is otherwise rejected for listing, and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility, making it difficult or impossible to sell shares of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;
●	competitive pricing pressures;
●	our ability to obtain working capital financing;
●	additions or departures of key personnel;
●	conversions from preferred stock to common stock;
●	sales of our common and preferred stock;
●	our ability to execute our business plan;
●	operating results that fall below expectations;
●	loss of any strategic relationship;
●	regulatory developments; and
●	economic and other external factors.

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In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

The Company expects to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for the Company. These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described. The Company may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning the Company. The Company does not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods. Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control. In addition, investors in the Company may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors. Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases. We, and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTCQB Marketplace or the OTCPink Marketplace (Pink OTC) or pink sheets. Until such time as our restricted shares are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, which will constitute the entire available trading market. The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities. Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices. Since a small percentage of the outstanding common stock of the Company will initially be available for trading, held by a small number of individuals or entities, the supply of our common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist. Securities regulators have often cited factors such as thinly-traded markets, small numbers of holders, and awareness campaigns as hallmarks of claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases. There can be no assurance that the Company’s or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

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The offering price of the shares offered by the selling stockholders will be arbitrarily determined and such price should not be used by an investor as an indicator of the fair market value of the shares.

The offering price for the shares offered hereby by the selling stockholders will be arbitrarily determined and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our company. Accordingly, the actual value of shares of our common stock may be significantly less than the such offering price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” beginning on page 11 of this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate is based on information from various sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources, and on our knowledge of, and our experience to date in, the potential markets for our product candidates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders identified herein. We will not receive any proceeds from the sale of common stock by the selling stockholders in this offering. See “Selling Stockholders”.

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SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 8,050,000 shares of our common stock that may be sold or otherwise disposed of by the selling stockholders identified herein. Such shares are issuable to the selling stockholders upon the conversion of certain outstanding convertible debt, we issued and sold to the selling stockholders in a private placement transaction and as compensation for certain placement agent services in connection with such transaction and the related registered direct offering of shares of our common stock, as described above under “Prospectus Summary—Private Placement of Convertible Promissory Notes.”

When we refer to the selling stockholders in this prospectus, we mean those persons listed in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling stockholders’ interests other than through a public sale.

The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock set forth in the following table. There is no requirement for the selling stockholders to sell their shares, and we do not know when, or if, or in what amount the selling stockholders may offer the shares of common stock for sale pursuant to this prospectus.

The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will supplement this prospectus accordingly. We are unable to confirm whether the selling stockholders will in fact sell any or all of their shares of common stock.

To our knowledge and except as noted below, none of the selling stockholders has, or within the past three years has had, any material relationships with us or any of our affiliates. Each selling stockholder who is also an affiliate of a broker dealer, as noted below, has represented that: (1) the selling stockholder purchased in the ordinary course of business; and (2) at the time of purchase of the securities being registered for resale, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

	Number of shares of	Maximum Number of shares of Common Stock	Number of shares of
Name of Selling Stockholder (1)(2)	Common Stock Owned Prior to Offering (3)	to be Sold Pursuant to this Prospectus (4)	Common Stock Owned After Offering (5)

Richard Aulicino(6)	100,000	100,000	0
Richard A. Aulicino(7)	200,000	200,000	0
Auxol Capital LLC(8)	1,250,000	1,250,000	0
John Baleno(9)	250,000	250,000	0
Jerald Batoff(10)	250,000	250,000	0
Matthew Bogust(11)	250,000	250,000	0
BRR Palm Irrevocable Trust(12)	500,000	500,000	0
DL2 Capital LLC(13)	1,065,000	1,065,000	0
Scott Goss(14)	300,000	300,000	0
INS COV, LLC(15)	875,000	875,000	0
Intelligent Conversion LLC(16)	300,000	300,000	0
JD Chestnut Realty LLC(17)	770,000	770,000	0
Robert D. Keyser Jr.(18)	500,000	500,000	0
Medipak LLC(19)	875,000	875,000	0
Shapiro Consulting LLC(20)	565,000	565,000	0

(1)	The information in this table and the related notes is based upon information supplied by the selling stockholders, including reports and amendments thereto filed with the SEC on Schedules 13G.

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(2)	Unless otherwise indicated the address is c/o 18851 NE 29th Ave., Suite 700, Aventura, FL 33180.

(3)	Represents the total number of shares of our common stock issued or issuable to each selling shareholders as of the date of this prospectus, without regard to ownership limitations set forth in the applicable agreements or other documents relating to such shares, including (i) all of the shares offered hereby, and (ii) to our knowledge, all other securities held by each of the selling shareholders as of the date hereof.

(4)	Assumes that none of the convertible debt that are convertible for the shares of our common stock offered hereby have been sold or otherwise transferred prior to the date of this prospectus in transactions exempt from the registration requirements of the Securities Act. All such convertible debt contain certain beneficial ownership limitations, which provide that a holder of the debt will not have the right to convert any portion of its debt if the holder, together with its affiliates, would beneficially own in excess of (i) 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion, and (ii) for the convertible debt held by all other selling stockholders, 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion, provided that upon at least 61 days prior notice to us, a holder may increase or decrease such limitation up to a maximum of 4.99% of the number of shares of common stock outstanding. As a result, the number of shares of common stock reflected in this column as beneficially owned by each selling stockholder includes (a) any outstanding shares of our common stock held by such selling stockholder, and (b) if any, the number of shares of common stock subject to the convertible debt, convertible for the shares offered hereby or any other convertible debt that may be held by such selling stockholder, in each case which such selling stockholder has the right to acquire as of 10th of January 2020 or within 60 days thereafter and without it or any of its affiliates beneficially owning more than 4.99% of the number of outstanding shares of our common stock as of 10th of January 2020.

(5)	Assumes that, after the date of this prospectus and prior to completion of this offering, none of the Selling Stockholders (i) acquires additional shares of our common stock or other securities or (ii) sells or otherwise disposes of shares of our common stock or other securities held by such Selling Stockholders as of the date hereof and not offered hereby.

(6)	Represents 100,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Richard Aulicino, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Richard Aulicino.

(7)	Represents 200,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Richard A. Aulicino, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Richard A. Aulicino.

(8)	Represents 250,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, of which shares of common stock are being registered under this prospectus for resale in the name of Auxol Capital LLC and 1,000,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock held in the name of R. Douglas Armstrong. R. Douglas Armstrong is President and Managing Member of Auxol Capital LLC, which is the President and Managing Member, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Auxol Capital LLC.

(9)	Represents 250,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. John Baleno, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account John Baleno.

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(10)	Represents 250,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Jerald S. Batoff, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Jerald S. Batoff.

(11)	Represents 250,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Matthew Bogust, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Matthew Bogust.

(12)	Represents 500,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Roxanne S. Rosetto is Trustee of BRR Palm Irrevocable Trust, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account BRR Palm Irrevocable Trust.

(13)	Represents 1,065,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Dan Erdberg is Managing Member of DL2 Capital LLC, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account DL2 Capital LLC.

(14)	Represents 300,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Scott Goss, who is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Scott Goss.

(15)	Represents 875,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Michelle Larkin is Managing Member of INS COV LLC, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account INS COV LLC.

(16)	Represents 300,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Paul Applebaum is Authorized Representative of Intelligent Conversion LLC, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Intelligent Conversion LLC.

(17)	Represents 770,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Ace Aron Jonas is Authorized Signatory of JD Chestnut Realty LLC, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account JD Chestnut Realty LLC.

(18)	Represents 500,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Robert D. Keyser Jr., which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Robert D. Keyser Jr.

(19)	Represents 875,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Marc Sporn is Manager of Medipak LLC, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Medipak LLC.

(20)	Represents 565,000 shares of our common stock issuable upon conversion of convertible debt, convertible into shares of our common stock, which shares of common stock are being registered under this prospectus for resale. Bret Shapiro is Managing Member of Shapiro Consulting LLC, which is the Principal, and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account Shapiro Consulting LLC.

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PRICE RANGE OF COMMON STOCK AND RELATED MATTERS

Beginning August 19, 2019, our trading symbol changed to “TRKKD”, from “TRKK”, for a period of twenty business days, after which it became “OSAT”, as a result of a reverse split of our common stock at a ratio of 1 for 15, the Common Stock has the following new CUSIP number: 68557F100. All share and per share information has been retroactively restated to reflect the reverse split.

The following table sets forth the high and low closing bid prices for our common stock for the fiscal quarter indicated as reported on OTC Markets, as adjusted for; our 150:1 reverse split approved by FINRA April 21, 2014, our 150:1 reverse split approved by FINRA March 8, 2018, and our 15:1 reverse split approved by FINRA on August 19, 2019. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Our common stock is very thinly traded and, thus, pricing of our common stock on OTC Markets does not necessarily represent its fair market value.

	High	Low
2020
Quarter ended March 31, 2020 (as of January 10, 2020)	$2.95	$2.95

2019
Quarter ended March 31, 2019	$7.88	$3.23
Quarter ended June 30, 2019	$7.50	$3.00
Quarter ended September 30, 2019	$4.85	$3.01
Quarter ended December 31, 2019	$3.26	$2.95

2018
Quarter ended March 31, 2018	$67.50	$22.50
Quarter ended June 30, 2018	$45.00	$20.70
Quarter ended September 30, 2018	$25.95	$7.65
Quarter ended December 31, 2018	$15.00	$2.25

2017
Quarter ended March 31, 2017	$2,361.30	$404.85
Quarter ended June 30, 2017	$805.05	$104.85
Quarter ended September 30, 2017	$236.10	$45.00
Quarter ended December 31, 2017	$139.50	$31.50

As of January 10, 2020, there were 452 stockholders of record of our common stock. On January 10, 2020, the closing sale price of our common stock as reported on the OTCQB was $2.95 per share.

DIVIDEND POLICY

We have never paid our stockholders cash dividends, and we do not anticipate paying any cash dividends in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends will be at the discretion of our board of directors.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth, as of January 10, 2020, the number of and percent of the Company’s common stock beneficially owned by: (1) all directors, naming them; (2) our named executive officers; (3) our directors and executive officers as a group, without naming them; and (4) persons or groups known by us to own beneficially 5% or more of our voting securities.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from January 10, 2020 upon the exercise of options, warrants or other convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that convertible securities that are held by that beneficial owner, but not those held by any other person, and which are exercisable within 60 days of January 10, 2020 have been exercised and converted.

Amount and Nature of Beneficial Ownership

	Common Stock (1)
Name and Address of Beneficial Owner (2)	Number of Shares		Percent
Directors and Executive Officers
David Phipps	48,285	(3)	37.3%
Hector Delgado	5,644	(4)	4.5%
Theresa Carlise	13,556	(5)	10.1%
Directors and Executive Officers as a Group (3 persons)	67,485	(6)	45.4%

5% Stockholders:
James Phipps	10,837	(7)	8.6%
Jenna Foster	10,837	(8)	8.6%

(1) In determining the percent of common stock beneficially owned by a person or entity, (a) the numerator is the number of shares beneficially owned by such person or entity, including shares which may be acquired by that person within 60 days of January 10, 2020, upon exercise of warrants or options, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on January 10, 2020 (121,216 shares), and (ii) the total number of shares that the beneficial owner may acquire within 60 days of January 10, 2020 upon exercise of options and warrants.

(2) Unless otherwise indicated in the footnotes, the address of the beneficial owners is c/o Orbsat Corp., 18851 N.E. 29th Ave., Suite 700, Aventura, Florida 33180.

(3) Represents (i) 39,952 shares of common stock, and (ii) 8,333 shares of common stock issuable upon exercise of options.

(4) Represents 5,644 shares of common stock issuable upon exercise of options.

(5) Represents 13,556 shares of common stock issuable upon exercise of options.

(6) Represents (i) 39,952 shares of common stock, and (ii) 27,533 shares of common stock issuable upon exercise of options.

(7) Represents (i) 5,559 shares of common stock, and (ii) 5,278 shares of common stock issuable upon exercise of options.

(8) Represents (i) 5,559 shares of common stock, and (ii) 5,278 shares of common stock issuable upon exercise of options.

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EXECUTIVE COMPENSATION

2019 Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers (as defined in Item 402(m)(2) of Regulation S-K) for the fiscal years ended December 31, 2019 and December 31, 2018:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
David Phipps Chief Executive	2019	$231,297	-	-	-		-	-	$52,455	(3)(4)(7)	$283,752
Officer, President and Chairman	2018	$219,862	-	-	$83,233		-	-	$46,718	(3)(4)(7)	$349,813

Theresa Carlise Chief Financial	2019	$150,000	-	-	-		-	-	$18,911	(6)(8)	$168,911
Officer, Secretary and Treasurer	2018	$145,640	$5,000	-	$41,617	(4)	-	-	$14,873	(6)(8)	$207,130

(1)	Reflects the grant date fair values of stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718. All stock awards have been adjusted for our 1:150 reverse stock split effective March 28, 2014 our 1:150 reverse stock split effective March 8, 2018 and further on August 19, 2019, FINRA approved a reverse split of our common stock at a ratio of 1 for 15.
(2)	On May 26, 2017, Mr. Phipps was granted a ten-year option to purchase shares of common stock. The option is immediately exercisable into 2,222 shares of common stock at a purchase price of $22.50 per share. On June 14, 2018, Mr. Phipps was granted a three-year option to purchase 6,667 shares of common stock, vesting quarterly over the term at an exercise price per $25.50 per share. On December 18, 2018, the company cancelled the unvested portion of the grant or 5,000 options and reissued a separate grant of options to purchase 21,667 shares of common stock, fully vested with a term of five years at an exercise price of $2.55.
(3)	The Company pays David Phipps a monthly fee of $3,000 or $36,000 per year, for his services as a director of the company, in addition to his compensation as Chief Executive Officer and President.
(4)	On June 14, 2018, the Company entered into a new employment agreement, which entitles him to $1,200 per month auto allowance. For the years ended December 31, 2019 and 2018, the auto allowance was $14,400 and $8,748, respectively.
(5)	On May 26, 2017, Ms. Carlise was granted a ten-year option to purchase shares of common stock. The option is immediately exercisable into 1,667 shares of common stock at a purchase price of $22.50 per share. On June 14, 2018, Ms. Carlise was granted a three-year option to purchase 3,333 shares of common stock, vesting quarterly over the term at an exercise price per $22.50 per share. On December 18, 2018, the company cancelled the unvested portion of the grant or 2,500 options and reissued a separate grant of options to purchase 10,833 shares of common stock, fully vested with a term of five years at an exercise price of $2.25.
(6)	On June 14, 2018, the Company entered into a new employment agreement, which entitles her to $600 per month auto allowance. For the year ended December 31, 2019 and 2018, the auto allowance was $7,200 and $3,920, respectively. For the years ended December 31, 2019 and 2018, medical insurance premiums for Ms. Carlise totaling, $11,711 and $10,953, respectively.
(7)	For the years ended December 31, 2019 and 2018, the Company paid on behalf of Mr. Phipps, thru its UK subsidiary, GTCL, medical insurance premiums totaling of $2,055 and $1,970, respectively.
(8)	For the years ended December 31, 2019 and 2018, the Company paid on behalf of Ms. Carlise medical insurance premiums for totaling, $11,711 and $10,953, respectively.

Narrative Disclosure to the Summary Compensation Table

On May 26, 2017, the Company issued 2,222 options to Mr. Phipps, 1,667 options to Theresa Carlise, 556 options to Hector Delgado, its Director and 8,889 options to certain employees of the Company. The employees are the adult children of our Chief Executive Officer. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the 2014 Plan. The options have an exercise price of $22.50 per share, vest immediately, and have a term of ten years. The 13,333 options were valued on the grant date at approximately $45.00 per option or a total of $600,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $45.00 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 736%, expected term of 10 years, and a risk-free interest rate of 1.30%. In connection with the stock option grant, for the years ended December 31, 2017, the Company recorded stock-based compensation of $600,000.

On June 14, 2018, we issued 18,333 new stock options to our executives and directors under the 2018 Incentive Plan. All options issued have an exercise price of $22.50 per share, with the exception of David Phipps, a Ten Percent Stockholder, whose exercise price is $24.00, vest in equal quarterly installments starting July 1, 2018 over the next two years and expire on July 1, 2021. For the year ended December 31, 2018, the amount of vested options was 4,583. On July 1, 2018, 2,292 options were fully vested and valued on the vesting date at approximately $20.69 per option or a total of $47,422 using a Black-Scholes option pricing model with the following assumptions: strike price of 22.50 stock price of $20.69 per share (based on the market price at close on July 1, 2018) volatility of 718%, expected term of 3 years, and a risk-free interest rate of 2.69%. On October 1, 2018, an additional 2,292 options were fully vested and valued on the vesting date at approximately $20.69 per option or a total of $47,422 using a Black-Scholes option pricing model with the following assumptions: stock price of $20.69 per share (based on the market price close at grant date on June 14, 2018) volatility of 607%, expected term of 3 years, and a risk-free interest rate of 2.64%. In reference to this grant, the company recorded stock-based compensation of $81,698 for the year ended December 31, 2018.

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On June 14, 2018, the Company entered into a two (2) year Employment Agreement (“Agreement”) with Mr. Phipps, with an automatic one (1) year extension. Under the Agreement, Mr. Phipps will serve as the Company’s Chief Executive Officer and President and will receive an annual base salary equal to the sum of $170,000 and £48,000 to be paid through our operating subsidiary, GTCL. For the years ended December 31, 2019 and 2018, the £48,000 equivalent to USD is $61,293 and $62,219 and the yearly conversion rate is 1.276933 and 1.296229, respectively. The agreement provides for a performance bonus based on exceeding our annual revenue goals and on our ability to attract new investment. The Agreement also provides for medical plan coverage, an auto allowance, paid vacation, and discretionary stock grants and option awards. In the event of termination without cause, termination as a result of a change in control, or resignation with good reason (as defined in the Agreement), Mr. Phipps will be entitled to a severance equal to twice his base salary, the immediate vesting of all unvested options, and other benefits. The Agreement terminates and supersedes the Original Agreements and any subsequent amendments, effective as of the June 14, 2018.

Previously the Company had a two-year Executive Employment Agreement with Mr. Phipps, effective January 1, 2016. Under the Employment Agreement, Mr. Phipps will serve as the Company’s Chief Executive Officer and President and received an annual base salary equal to the sum of $144,000 and £48,000, or $61,833 at the yearly conversion rate of 1.288190. Mr. Phipps is also eligible for bonus compensation in an amount equal to up to fifty (50%) percent of his then-current base salary if the Company meets or exceeds criteria adopted by the Compensation Committee, if any, or Board and equity awards as may be approved in the discretion of the Compensation Committee or Board. On January 1, 2018, the agreement automatically renewed for another year.

Also, on June 14, 2018, we entered into a new Employment Agreement, (“Agreement”) with our Chief Financial Officer, Theresa Carlise. The Agreement is for a period of two (2) years, with an automatic one (1) year extension. Ms. Carlise’s base salary is $150,000 per year. The Agreement provides for performance bonuses based on exceeding our annual revenue goals and on our ability to attract new investment. The Agreement also provides for medical plan coverage, an auto allowance, paid vacation, and discretionary stock grants and option awards. In the event of termination without cause, termination as a result of a change in control, or resignation with good reason (as defined in the Agreements), Ms. Carlise will be entitled to a severance equal to twice her base salary, the immediate vesting of all unvested options, and other benefits. The Agreement terminates and supersedes the Original Agreements and any subsequent amendments, effective as of the June 14, 2018.

Prior to June 14, 2018, the Company had a one-year agreement for Ms. Carlise, as its Chief Financial Officer, Treasurer and Secretary. The agreement provided for an annual compensation of $140,000 as well as medical benefits. The agreement was effective December 1, 2016 and had an automatic renewal clause whereby the agreement renews itself for another year, if not cancelled by the Company previously. The agreement had been automatically extended for an additional term of one year on December 1, 2017. In addition to the base salary of $140,000 annually, Ms. Carlise was eligible to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors and shall be eligible for grants of awards under stock option or other equity incentive plans of the Company.

On December 18, 2018, the Company cancelled the unvested options as follows; 5,000 options to David Phipps, 2,500 options to Theresa Carlise, 1,250 options to Hector Delgado, its Director and 5,000 options to certain employees of the Company. Total grants cancelled were 13,750 and were returned to the Plan.

Also, on December 18, 2018, we issued 55,417 new stock options to our executives and directors under the 2018 Incentive Plan. All options issued have an exercise price of $2.25 per share, with the exception of David Phipps, a Ten Percent Stockholder, whose exercise price is $2.55, are fully vested and expire on December 17, 2023. The options were valued on the grant date at approximately $2.25 per option or a total of $124,674 using a Black-Scholes option pricing model with the following assumptions: strike price of $2.25 stock price of $2.25 per share (based on the market price at close on December 17, 2018) volatility of 773%, expected term of 5 years, and a risk-free interest rate of 2.69%.

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For the years ended December 31, 2019 and 2018, the Company recorded stock-based compensation of $0 and $219,518, respectively.

Outstanding Equity Awards at 2019 Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
David Phipps	1,667		-	-	24.00	7/01/2021	-	-	-	-
							-	-	-	-
	4,444	(1)	-	-	22.50	12/15/2026	-	-	-	-
	2,222	(1)	-	-	22.50	5/25/2027	-	-	-	-
	8,333
Theresa Carlise	833		-	-	22.50	7/01/2021	-	-	-	-
	10,833		-	-	2.25	12/17/2023	-	-	-	-
	311	(1)	-	-	112.50	12/21/2025	-	-	-	-
	1,667	(1)	-	-	22.50	5/25/2027
	13,644

(1)	Options granted outside of any Stock Option Plan.

2019 Director Compensation

The table below summarizes all compensation of our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Phipps (1)	$36,000	-	$-	-	-	-	$36,000
Hector Delgado	$20,000	-	$-	-	-	-	$20,000

(1)	Amounts are included in Summary Compensation Table.

Narrative Disclosure to the Director Compensation Table

The Company pays David Phipps a monthly fee of $3,000 for his services as a director of the company, in addition to his compensation as Chief Executive Officer and President.

On December 29, 2016, the Board of Directors approved increasing its quarterly payments from $3,500 to $5,000, to its independent director, Hector Delgado.

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On December 16, 2016, the Company issued options to Mr. Phipps, to purchase up to 4,444 shares of common stock. The options have an exercise price of $22.50 per share, vest immediately, and have a term of ten years. The options were valued on the grant date at approximately $45.00 per option. The amount is disclosed in the executive compensation table as well as, with the director compensation.

On May 26, 2017, the Company issued 556 options to Hector Delgado, its Director and 2,200 options to David Phipps. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the 2014 Plan. The options have an exercise price of $22.50 per share, vest immediately, and have a term of ten years. The options were valued on the grant date at approximately $45.00 per option or a total of $200,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $3.00 per share (based on the closing price of the Company’s common stock of the date of issuance post-split), volatility of 736%, expected term of 10 years, and a risk-free interest rate of 1.30%. Additionally, on May 26, 2017, the Company issued another 8,867 options to certain employees of the Company. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the 2014 Plan. The options have an exercise price of $22.50 per share, vest immediately, and have a term of ten years. The options were valued on the grant date at approximately $45.00 per option. In connection with the stock option grant, as described above, the Company recorded stock-based compensation for the year ended December 31, 2017 of $600,000.

On June 14, 2018, we issued 6,667 stock options to David Phipps and 1,667 options to Hector Delgado, its Director. All options issued have an exercise price of $22.50 per share, with the exception of David Phipps, a Ten Percent Stockholder, whose exercise price is $24.00, vest in equal quarterly installments starting July 1, 2018 over the next two years and expire on July 1, 2021, pursuant to the 2018 Incentive Plan. On December 18, 2018, the Company cancelled the unvested options for David Phipps of 5,000 and cancelled 1,250 options for Hector Delgado, its Director. Also, on December 18, 2018, we issued we issued 21,667 stock options Mr. Phipps and 4,583 options to Hector Delgado, its Director, pursuant to the 2018 Incentive Plan. All options issued have an exercise price of 2.25 per share, with the exception of David Phipps, a Ten Percent Stockholder, whose exercise price is $2.55, are fully vested and expire on December 17, 2023.

Mr. Phipps and Mr. Delgado receive no compensation from the Company except as described above.

Employment Agreements with Current Management

Other than as described above, there are no additional agreements with current management, for the two years ended December 31, 2019 and 2018, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

For the years ended December 31, 2018 and 2017, Orbital Satcom purchased an aggregate of approximately $828,741 and $881,151 of inventory from GTCL. For the years ended December 31, 2018 and 2017, GTCL purchased an aggregate of approximately $30,557 and $5,774 of inventory from Orbital Satcom.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 50,000,000 shares of common stock and 3,333,333 shares of preferred stock. On March 8, 2018, FINRA approved a reverse split of 1 for 150 as well as, effective and approved by FINRA on August 19, 2019, a reverse split of our common stock at a ratio of 1 for 15. All share and per share, information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the reverse split.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.

Preferred Stock

The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Options

The maximum number of shares of common stock that may be delivered pursuant to awards granted to eligible persons under the Company’s 2018 Incentive Plan may not exceed 66,667 shares of common stock, subject to certain adjustments. As of January 10, 2020, the Company has issued net options to purchase an aggregate of 20,000 shares of common stock under the 2018 Incentive Plan, at a weighted average exercise price of $4.25 per share. As of January 10, 2020, the Company has also issued ten-year options to purchase an aggregate of 19,044 shares of common stock outside of any equity incentive plan. These options have a weighted average exercise price of $28.49 per share.

29

Warrants

As of January 10, 2020, the Company has ten-year warrants to purchase an aggregate of 4,000 shares of common stock, at an exercise price of $60.00.

May 2019 Convertible Promissory Notes; Registration and Pre-emptive Rights

On May 13, 2019, we completed a private placement of convertible promissory notes (“Notes”) for an aggregate principal amount of $805,000. Specifically, we entered into a Note Purchase Agreement (the “NPA”) by and among the Company and the lenders set forth on the lender schedule to the NPA (the “Lenders”), as amended by that certain Amendment to Note Purchase Agreement (the “Amendment,” and, together with the NPA, the “Agreement”) by and among the Company and the Lenders. Pursuant to the NPA, the Company issued sold an aggregate principal amount of $650,000 of its convertible promissory notes. Pursuant to the Amendment, the Company reserved the right to issue and issued an additional 20% of the $650,000 principal amount of its convertible promissory notes or $130,000 of its convertible promissory notes. In total, pursuant to the Agreement, the Company issued an aggregate principal amount of $805,000 of the Notes. The Notes bear interest at a rate of 6% per annum, simple interest, and mature on the third anniversary of the Issue Date (the “Maturity Date”), to the extent that the Notes and the principal amounts and any interest accrued thereunder (the “Indebtedness”) have not been converted into shares of common stock of the Company (“Common Stock”). Interest on the Notes will accrue on a simple interest, non-compounded basis and will be added to the principal amounts on the Maturity Date or such earlier date as may be due upon an Event of Default, at which time all Indebtedness will be due and payable, unless earlier converted into Conversion Shares (as defined below). In the event that any amount due under the Notes is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may not pre-pay or redeem the Notes other than as required by the Agreement. The Notes are general, unsecured obligations of the Company. The proceeds of the sales of the Notes were used to repay certain outstanding indebtedness of the Company and for general corporate purposes.

The holders of the Notes (the “Holders”) have an optional right of conversion. A Holder may elect to convert its Note, and all of the Indebtedness outstanding as of such time, into the number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) as determined by dividing the Indebtedness by $0.10, subject to certain adjustments, but excluding adjustment for a reserve stock split of no more than 1:20 contemplated by the Company at the Issue Date. The optional right of conversion is subject to a beneficial ownership limitation of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion.

The Agreement contains customary representations and warranties and customary affirmative and negative covenants. These covenants include, among other things, certain limitations on the ability of the Company to: (i) pay dividends on its capital stock; (ii) make distributions in respect of its capital stock; (iii) acquire shares of capital stock; and, (iv) sell, lease or dispose of assets.

Pursuant to the Agreement, as amended, the Holders are granted demand registration rights and pre-emptive rights as set forth in the Agreement. If on a one-time basis after conversion of the aggregate principal balance of Notes exceeding the lesser of (i) one-half of the aggregate principal amounts of all Notes sold by the Company as of the termination of the offering of Notes hereunder, or (ii) $325,000, in either case, into shares of Registrable Securities, and provided that such persons hold such Registrable Securities, holders of at least such applicable representative number of shares of Registrable Securities request the registration of shares of Registrable Securities (“Demand Registration”), the Company is required to use commercially reasonable efforts to effect the registration under the Securities Act, within three (3) months of filing an appropriate registration statement (the “Registration Statement”), of all such shares of Registrable Securities which such holders request in writing to be so registered, and in a manner as nearly as commercially possible corresponding to the methods of distribution described in such holders’ request. The Company is required to keep effective and maintain any such registration or qualification for a period of at least one (1) year after the effective date thereof; provided that it may withdraw such Registration Statement before the expiration of one (1) year period if all of the shares of the Common Stock subject to the Registration Statement have been resold. In addition, for so long as the Holders continue to hold any of (i) the applicable Notes, or (ii) any shares of Common Stock issued to such Lender upon conversion of the Note, if the Company proposes to offer or sell any new securities for one year following the effective date of the Agreement, the Company is required to first offer such new securities to the Holders and each Holder will have the right to acquire its pro rata portion of the new securities.

30

The Agreement includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency (each, an “Event of Default”). Upon the occurrence of an Event of Default, a majority of the Holders may accelerate the maturity of the Indebtedness.

Indemnification of Directors and Officers

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our charter provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

31

Our bylaws provide that a director or officer of the Company shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

Listing

Our common stock is quoted on the OTCQB marketplace under the symbol “OSAT.”. The closing price of our common stock on January 10, 2020 was $2.95 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is Equity Stock Transfer. Its address is 237 West 37th Street, Suite 601, New York, NY 10018 and its telephone number is (212) 575-5757.

PLAN OF DISTRIBUTION

Each selling stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

32

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Schiff Hardin LLP and Laxague Law Inc.

EXPERTS

The consolidated financial statements of Orbsat Corp. as of December 31, 2018 and 2017, have been included herein in reliance on the report of RBSM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

33

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

●	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or
●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 29, 2019;
●	our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2019 filed with the SEC on May 15, August 14, and November 14, 2019, respectively;
●	our Current Reports on Form 8-K filed with the SEC on January 17, May 6, May 15, May 16, May 21, July 23, July 24, August 1, August 13, and August 19, 2019 in each case to the extent the information in such reports is filed and not furnished;
●	The description of our common stock, par value $0.0001 per share is set forth in our Registration Statement on Form 10SB12G, filed on November 23, 1998, and any amendments thereto.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Soliton, Inc., Attn: Corporate Secretary, 18851 N.E. 29th Ave., Suite 700, Aventura, FL 33180.

We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

34

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

INDEX TO CONSOLIDATED FINANCIAL STAEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2019 (UNAUDITED)

The following consolidated audited financial statements for the years ended December 31, 2018 and 2017 and the condensed consolidated unaudited financial statements for the three and nine months ended September 30, 2019, have been retroactively adjusted for the following reverse splits as approved by FINRA; our 150:1 reverse split approved on April 21, 2014, our 150:1 reverse split approved on March 8, 2018, and our 15:1 reverse split approved on August 19, 2019.

35

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Orbsat Corp and Subsidiaries

FKA: Orbital Tracking Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Orbsat Corp and Subsidiaries (the Company) as of December 31, 2018 and 2017, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Explanatory Paragraph

As discussed in Note 10 to the consolidated financial statements, Orbsat Corp effectuated a reverse stock split for a ratio of 1 for 15 for the common and preferred stock. Additionally, the number of authorized shares for both classes were reduced in direct proportion to the reverse stock split. Our opinion is not modified with respect to this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2014.

Henderson, NV

March 29, 2019 (Except for the effect of reverse stock split discussed in Note 10 to the consolidated financial statements, for which the date is January 16, 2020)

F-1

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017
ASSETS
Current Assets
Cash	$142,888	$233,326
Accounts receivable, net	170,526	294,494
Inventory	269,024	332,894
Unbilled revenue	87,080	89,515
Prepaid expenses	1,926	82,454
Other current assets	43,713	48,213
Total Current Assets	715,157	1,080,896

Property and equipment, net	1,519,845	1,757,200
Intangible assets, net	200,000	225,000

Total Assets	$2,435,002	$3,063,096

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$874,466	$855,685
Deferred revenue	19,701	215,989
Due to related party	39,027	6,998
Provision for income taxes	10,696	12,461
Liabilities of discontinued operations	112,397	112,397
Total Current Liabilities	1,056,287	1,203,530

Total Liabilities	1,056,287	1,203,530

Stockholders’ Equity
Preferred stock, $0.0001 par value; 3,333,333 shares authorized
Series A ($0.0001 par value; 1,333 shares authorized, no shares issued and none outstanding as of December 31, 2018, and 2017)	-	-
Series B ($0.0001 par value; 2,000 shares authorized, 222 and 222 shares issued and outstanding as of December 31, 2018, and 2017, respectively)	-	-
Series C ($0.0001 par value; 266,667 shares authorized, 127,578 issued and outstanding as of December 31, 2018, and 2017, respectively)	13	13
Series D ($0.0001 par value; 333,333 shares authorized, 192,807 shares issued and outstanding as of December 31, 2018, and 2017, respectively)	19	19
Series E ($0.0001 par value; 583,067 shares authorized, 344,947 shares issued and outstanding as of December 31, 2018, and 2017, respectively)	34	34
Series F ($0.0001 par value; 73,333 shares authorized, 23,333 shares issued and outstanding as of December 31, 2018, and 2017, respectively)	2	2
Series G ($0.0001 par value; 672,667 shares authorized, 346,840 shares issued and outstanding as of December 31, 2018, and December 31, 2017, respectively)	35	35
Series H ($0.0001 par value; 13,333 shares authorized, 916 shares issued and outstanding as of December 31, 2018, and December 31, 2017, respectively)	-	-
Series I ($0.0001 par value; 7,663 shares authorized, 3,274 issued and outstanding as of December 31, 2018, and December 31, 2017, respectively)	-	-
Series J ($0.0001 par value; 8,333 shares authorized, 4,313 and 2,980 issued and outstanding as of December 31, 2018, and December 31, 2017, respectively)	-	-
Series K ($0.0001 par value; 83,333 shares authorized, 77,124 issued and outstanding as of December 31, 2018, and December 31, 2017, respectively)	8	8
Series L ($0.0001 par value; 6,667 shares authorized, 2,000 and none issued and outstanding as of December 31, 2018, and December 31, 2017, respectively)	-	-
Common stock, ($0.0001 par value; 50,000,000 shares authorized, 62,435 shares issued and outstanding as of December 31, 2018, and 2017, respectively)	6	6
Additional paid-in capital	11,120,192	10,400,564
Accumulated deficit	(9,735,419)	(8,540,713)
Accumulated other comprehensive loss	(6,175)	(402)
Total Stockholders’ Equity	1,378,715	1,859,566

Total Liabilities and Stockholders’ Equity	$2,435,002	$3,063,096

See accompanying notes to consolidated financial statements.

F-2

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended December 31,
	2018	2017

Net sales	$5,726,572	$6,004,955
Cost of sales	4,691,748	4,854,216

Gross profit	1,034,824	1,150,739

Operating Expenses
Selling, general and administrative	664,819	583,898
Salaries, wages and payroll taxes	741,584	688,589
Stock-based compensation	219,518	600,000
Professional fees	249,675	551,470
Depreciation and amortization	288,864	284,386
Total Operating Expenses	2,164,460	2,708,343

Loss from Operations	(1,129,636)	(1,577,604)

Other Expense
Interest expense	110	831
Foreign currency exchange rate variance	56,426	49,669
Change in fair value of derivative instruments, net	-	(1,237)
Other expense	-	2,308,981
Total Other Expense	56,536	2,358,244

Loss before provision for income taxes	(1,186,172)	(3,915,848)

Provision for income taxes	8,534	23,459

Net loss	(1,194,706)	(3,939,307)

Comprehensive loss:
Net loss	(1,194,706)	(3,939,307)
Foreign currency translation adjustments	(5,773)	32,541
Comprehensive loss available to common stockholders	$(1,200,479)	$(3,906,766)

Net loss Per Share – Basic & Diluted	$(19.14)	$(122.46)
Weighted average common shares outstanding
Basic & Diluted	62,435	32,169

See accompanying notes to consolidated financial statements.

F-3

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE TWO YEARS ENDED DECEMBER 31, 2018

	Preferred Stock -Series A		Preferred Stock -Series B		Preferred Stock -Series C
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance January 1, 2017			444	-	236,024	24

Preferred stock conversions to common	-	-	(222)	-	(108,446)	(11)
Stock-based compensation in connection with options granted	-	-	-	-	-	-
Common stock issued for accounts payable	-	-	-	-	-	-
Sale of Series J Preferred Stock	-	-	-	-	-	-
Preferred stock issued due to antidilution clauses of the Preferred Series C, F and G Subscribers	-	-	-	-
Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, December 31, 2017	-	$-	222	$-	127,578	$13

Sale of Preferred stock Series J	-	-	-	-	-	-
Sale of Preferred stock Series L	-	-	-	-	-	-
Stock based compensation for options granted	-	-	-	-	-	-
Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Comprehensive income (loss)	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, December 31, 2018	-	$-	222	$-	127,578	$13

See accompanying notes to consolidated financial statements.

F-4

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE TWO YEARS ENDED DECEMBER 31, 2018

	Preferred Stock - Series D		Preferred Stock - Series E		Preferred Stock - Series F
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance January 1, 2017	228,599	23	528,643	52	73,333	7

Preferred stock conversions to common	(35,792)	(4)	(183,697)	(18)	(50,000)	(5)
Stock-based compensation in connection with options granted	-	-	-	-	-	-
Common stock issued for accounts payable	-	-	-	-	-	-
Sale of Series J Preferred Stock	-	-	-	-	-	-
Preferred stock issued due to antidilution clauses of the Preferred Series C, F and G Subscribers	-	-	-	-	-	-
Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, December 31, 2017	192,807	$19	344,947	$34	23,333	$2

Sale of Preferred stock Series J	-	-	-	-	-	-
Sale of Preferred stock Series L	-	-	-	-	-	-
Stock based compensation for options granted	-	-	-	-	-	-
Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Comprehensive income (loss)	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, December 31, 2018	192,807	$19	344,947	$34	23,333	$2

See accompanying notes to consolidated financial statements.

F-5

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE TWO YEARS ENDED DECEMBER 31, 2018

	Preferred Stock - Series G		Preferred Stock - Series H		Preferred Stock - Series I
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance January 1, 2017	672,223	67	5,833	-	6,196	-

Preferred stock conversions to common	(325,383)	(32)	(4,917)	-	(2,922)	-
Stock-based compensation in connection with options granted
Common stock issued for accounts payable
Sale of Series J Preferred Stock
Preferred stock issued due to antidilution clauses of the Preferred Series C, F and G Subscribers
Imputed interest expense related to related party note payable issued for recapitalization
Comprehensive loss
Net loss

Balance, December 31, 2017	346,840	$35	916	$-	3,274	$-

Sale of Preferred stock Series J	-	-	-	-	-	-
Sale of Preferred stock Series L	-	-	-	-	-	-
Stock based compensation for options granted	-	-	-	-	-	-
Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Comprehensive income (loss)	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, December 31, 2018	346,840	$35	916	$-	3,274	$-

See accompanying notes to consolidated financial statements.

F-6

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE TWO YEARS ENDED DECEMBER 31, 2018

	Preferred Stock - Series J		Preferred Stock - Series K		Preferred Stock - Series L
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance January 1, 2017	-	-	-	-	-	-

Preferred stock conversions to common	(665)	-	(652)	-	-	-
Sale of Preferred stock Series J	3,333	-	-	-
Stock-based compensation in connection with options granted	-	-	-	-	-	-
Common stock issued for accounts payable	311	-	-	-	-	-
Sale of Series J Preferred Stock	-	-	-	-	-	-
Preferred stock issued due to antidilution clauses of the Preferred Series C, F and G Subscribers	-	-	77,777	8	-	-
Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Comprehensive loss	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, December 31, 2017	2,980	$-	77,124	$8	-	-

Sale of Preferred stock Series J	1,333	-	-	-	-	-
Sale of Preferred stock Series L	-	-			2,000	-
Stock based compensation for options granted	-	-	-	-	-	-
Imputed interest expense related to related party note payable issued for recapitalization	-	-
Comprehensive income (loss)	-	-	-	-	-	-
Net loss	-	-	-	-

Balance, December 31, 2018	4,313	$-	77,124	$8	2,000	$-

F-7

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE TWO YEARS ENDED DECEMBER 31, 2018

Common Stock
$0.0001 Par Value
	Shares	Amount
Balance January 1, 2017	25,583	2

Preferred stock conversions to common	36,851	4
Stock-based compensation in connection with options granted	-	-
Common stock issued for accounts payable
Sale of Series J Preferred Stock	-	-
Preferred stock issued due to antidilution clauses of the Preferred Series C, F and G Subscribers	-	-
Imputed interest expense related to related party note payable issued for recapitalization	-	-
Comprehensive loss	-	-
Net loss	-	-

Balance, December 31, 2017	62,435	$6

Sale of Preferred stock Series J
Sale of Preferred stock Series L	-	-
Stock based compensation for options granted	-	-
Imputed interest expense related to related party note payable issued for recapitalization	-	-
Comprehensive income (loss)	-	-
Net loss	-	-
Sale of Preferred stock Series J	-	-
Sale of Preferred stock Series L	-	-

Balance, December 31, 2018	62,435	$6

See accompanying notes to consolidated financial statements.

F-8

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE TWO YEARS ENDED DECEMBER 31, 2018

	Additional	Accumulated	Comprehensive	Stockholders’
	Paid in Capital	Deficit	Income (Loss)	Equity

Balance January 1, 2017	$6,944,000	$(4,601,406)	$(32,941)	$2,309,828

Preferred stock conversions to common	66			-
Stock-based compensation in connection with options granted	600,000			600,000
Common stock issued for accounts payable	46,694			46,694
Sale of Series J Preferred Stock	500,000			500,000
Preferred stock issued due to antidilution clauses of the Preferred Series C, F and G Subscribers	2,308,973			2,308,981
Imputed interest expense related to related party note payable issued for recapitalization	831			831
Comprehensive loss	-		32,539	32,539
Net loss	-	(3,939,307)		(3,939,309)

Balance, December 31, 2017	$10,400,564	(8,540,713)	(402)	1,859,566

Sale of Preferred stock Series J	200,000			200,000
Sale of Preferred stock Series L	300,000			300,000
Stock based compensation for options granted	219,518			219,518
Imputed interest expense related to related party note payable issued for recapitalization	110			110
Comprehensive income (loss)	-		(5,773)	(5,772)
Net loss	-	(1,194,706)		(1,194,706)

Balance, December 31, 2018	$11,120,192	(9,735,419)	(6,175)	1,378,715

See accompanying notes to consolidated financial statements

F-9

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017
Cash Flows From Operating Activities:
Net loss	$(1,194,706)	$(3,939,307)
Adjustments to reconcile net loss to net cash used in operations
Imputed interest	110	831
Amortization of intangible asset	25,000	25,000
Amortization of prepaid expense in connection with the issuance of common stock issued for prepaid services	-	161,164
Preferred stock-based price protection expense	-	2,308,981
Change in fair value of derivative liabilities	-	(1,237)
Depreciation expense	263,864	259,386
Stock-based compensation	219,518	600,000
Changes in operating assets and liabilities:
Accounts receivable	123,968	(197,736)
Inventory	63,870	2,373
Prepaid expenses	80,528	(72,454)
Unbilled revenue	2,435	(35,171)
Other current assets	4,500	(18,372)
Accounts payable and accrued expenses	18,781	365,473
Provision for income taxes	(1,765)	12,461
Deferred revenue	(196,288)	213,365
Net Cash Used In Operating Activities	(590,185)	(315,243)

Cash Flows From Investing Activities:
Purchase of property and equipment	(30,331)	(33,193)
Net Cash Used In Investing Activities	(30,331)	(33,193)

Cash Flows From Financing Activities:
Proceeds from issuance of preferred stock	500,000	500,000
Proceeds from (repayments to) related party, net	32,029	(60,455)
Net Cash Provided by Financing Activities	532,030	439,545

Effect of Exchange Rate on Cash	(1,951)	27,484

Net (Decrease) Increase in Cash	(90,438)	118,593

Cash at Beginning of Year	233,326	114,733
Cash at End of Year	$142,888	$233,326

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for taxes	$5,099	$6,413

Non-Cash Financing and Investing Activity
Issuance of preferred stock for price protection expense	$-	$2,308,981
Issuance of common stock for prepaid services	$-	$100,000
Issuance of common and preferred stock for accounts payable	$-	$46,694

F-10

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Orbsat Corp. (the “Company”) was formerly Great West Resources, Inc., a Nevada corporation. The Company is a provider of satellite-based hardware, airtime and related services both in the United States and internationally. The Company’s principal focus is on growing the Company’s existing satellite-based hardware, airtime and related services business line and developing the Company’s own tracking devices for use by retail customers worldwide.

The Company was originally incorporated in 1997 in Florida. On April 21, 2010, the Company merged with and into a wholly-owned subsidiary for the purpose of changing its state of incorporation to Delaware, effecting a 2:1 forward split of its common stock, and changing its name to EClips Media Technologies, Inc. On April 25, 2011, the Company changed its name to Silver Horn Mining Ltd. pursuant to a merger with a wholly-owned subsidiary.

A wholly-owned subsidiary, Orbital Satcom Corp. (“Orbital Satcom”), a Nevada corporation was formed on November 14, 2014.

On March 28, 2014, the Company merged with and into a wholly-owned subsidiary of the Company (“Great West”) solely for the purpose of changing its state of incorporation to Nevada from Delaware (the “Reincorporation”), effecting a 1:150 reverse split of its common stock, and changing its name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration. During late 2014, the Company abandoned its efforts to enter the potash mining and exploration business. All references in the audited consolidated financial statements and notes thereto have been retroactively restated to reflect the reverse stock split of 1:150.

On the effective date of the Merger:

(a) Each share of the Company’s Common Stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of Great West Common Stock;

(b) Each share of the Company’s Series A Preferred Stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of the Great West Series A Preferred Stock;

(c) Each share of the Company’s Series D Preferred Stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of the Great West Series B Preferred Stock;

(d) All options to purchase shares of the Company’s Common Stock issued and outstanding immediately prior to the effective date changed and converted into equivalent options to purchase 1/150th of a share of Great West Common Stock at an exercise price of $0.0001 per share;

(e) All warrants to purchase shares of the Company’s Common Stock issued and outstanding immediately prior to the effective date changed and converted into equivalent warrants to purchase 1/150th of a share of Great West Common Stock at 150 times the exercise price of such converted warrants; and

(f) Each share of Great West Common Stock issued and outstanding immediately prior to the Effective Date were canceled and returned to the status of authorized but unissued Great West Common Stock.

Global Telesat Communications Limited (“GTCL”) was formed under the laws of England and Wales in 2008. On February 19, 2015, the Company entered into a share exchange agreement with GTCL and all of the holders of the outstanding equity of GTCL pursuant to which GTCL became a wholly-owned subsidiary of the Company.

F-11

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For accounting purposes, this transaction was accounted for as a reverse acquisition and has been treated as a recapitalization of the Company with GTCL considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The completion of the Share Exchange resulted in a change of control. The Share Exchange was accounted for as a reverse acquisition and re-capitalization. The GTCL shareholders obtained approximately 39% of voting control on the date of Share Exchange. GTCL was the acquirer for financial reporting purposes and the Company was the acquired company. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of GTCL and the results of the Company from the acquisition date. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization. See Note 10 - Stockholders Equity.

On March 8, 2018, our then-outstanding 140,224,577 shares of common stock outstanding were reduced by a reversed split for a ratio of 1 for 150. As of December 31, 2018, we had 936,519 shares of common stock issued and outstanding post-split. The number of authorized shares of our common stock will not be reduced by the reverse stock split. On August 19, 2019, we effectuated a reverse split for a ratio of 1 for 15, for our common stock and preferred stock, as well as the number of authorized shares for both classes were reduced in direct proportion to our to the reverse split. As of December 31, 2018 and 2017, we had 62,435 shares issued and outstanding post-split. Accordingly, the reverse Stock split will have the effect of creating additional unissued and unreserved shares of our common stock. All share and per share, information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the reverse split. See Note 10 - Stockholders Equity.

Discontinued Operations

The Company’s former operations were developing and manufacturing products and services, which reduce fuel costs, save power and energy and protect the environment. The products and services were made available for sale into markets in the public and private sectors. In December 2009, the Company discontinued these operations and disposed of certain of its subsidiaries, and prior periods have been restated in the Company’s consolidated financial statements and related footnotes to conform to this presentation.

The remaining liabilities for discontinued operations are presented in the consolidated balance sheets under the caption “Liabilities of discontinued operation” and relates to the discontinued operations of developing and manufacturing of energy saving and fuel-efficient products and services. The carrying amounts of the major classes of these liabilities as of December 31, 2018 and 2017 are summarized as follows:

	December 31, 2018	December 31, 2017
Assets of discontinued operations	$-	$-
Liabilities
Accounts payables and accrued expenses	$(112,397)	$(112,397)
Liabilities of discontinued operations	$(112,397)	$(112,397)

Basis of Presentation and Principles of Consolidation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries, Orbital Satcom Corp. and Global Telesat Communications Ltd. All material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, preferred deemed dividend and common stock issued for services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

F-12

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts receivable and allowance for doubtful accounts

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are offset against sales and relieved from accounts receivable, after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2018, and 2017, there is an allowance for doubtful accounts of $17,887 and $431, respectively.

Foreign Currency Translation

The Company’s reporting currency is U.S. Dollars. The accounts of one of the Company’s subsidiaries, GTCL, is maintained using the appropriate local currency, Great British Pound, as the functional currency. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders’ equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are reported as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) gain. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the year ended December 31, 2018 closing rate at 1.274700 US$: GBP, yearly average rate at 1.296229 US$: GBP, for the year ended 2017 closing rate at 1.350291 US$: GBP, average rate at 1.288190 US$: GBP and for the year ended 2016 closing rate at 1.350291 US$: GBP, average rate at 1.288190 US$: GBP and for the year ended 2016 closing rate at 1.2345 US$: GBP, average rate at 1.35585 US$: GBP.

Revenue Recognition

The Company recognizes revenue from satellite services when earned, as services are rendered or delivered to customers. Equipment sales revenue is recognized when the equipment is delivered to and accepted by the customer. Only equipment sales are subject to warranty. Historically, the Company has not incurred significant expenses for warranties. Equipment sales which have been prepaid, before the goods are shipped are recorded as deferred revenue and once shipped is recognized as revenue. The Company also records as deferred revenue, certain annual plans for airtime, which are paid in advance. Once airtime services are incurred, they are recognized as revenue. Unbilled revenue is recognized for airtime plans whereby the customer is invoiced for its data usage the following month after services are incurred.

The Company’s customers generally purchase a combination of our products and services as part of a multiple element arrangement. The Company’s assessment of which revenue recognition guidance is appropriate to account for each element in an arrangement can involve significant judgment. This assessment has a significant impact on the amount and timing of revenue recognition.

Revenue is recognized when all of the following criteria have been met:

●	Persuasive evidence of an arrangement exists. Contracts and customer purchase orders are generally used to determine the existence of an arrangement.
●	Delivery has occurred. Shipping documents and customer acceptance, when applicable, are used to verify delivery
●	The fee is fixed or determinable. We assess whether the fee is fixed or determinable based on the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment
●	Collectability is reasonably assured. We assess collectability based primarily on the creditworthiness of the customer as determined by credit checks and analysis, as well as the customer’s payment history.

F-13

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In accordance with ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedient, which is to (1) clarify the objective of the collectability criterion for applying paragraph 606-10-25-7; (2) permit an entity to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price; (3) specify that the measurement date for noncash consideration is contract inception; (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations; (5) clarify that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application, and (6) clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. The amendments of this ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. There was no impact as a result of adopting this ASU on the financial statements and related disclosures. Based on the terms and conditions of the product arrangements, the Company believes that its products and services can be accounted for separately as its products and services have value to the Company’s customers on a stand-alone basis. When a transaction involves more than one product or service, revenue is allocated to each deliverable based on its relative fair value; otherwise, revenue is recognized as products are delivered or as services are provided over the term of the customer contract.

Cost of Product Sales and Services

Cost of sales consists primarily of materials, airtime and overhead costs incurred internally and amounts incurred to contract manufacturers to produce our products, airtime and other implementation costs incurred to install our products and train customer personnel, and customer service and third-party original equipment manufacturer costs to provide continuing support to our customers. There are certain costs which are deferred and recorded as prepaids, until such revenue is recognized. Refer to revenue recognition above as to what constitutes deferred revenue.

Shipping and handling costs are included as a component of costs of product sales in the Company’s consolidated statements of operations because the Company includes in revenue the related costs that the Company bills its customers.

Inventories

Inventories are valued at the lower of cost or net realizable value, using the first-in first-out cost method. The Company assesses the valuation of its inventories and reduces the carrying value of those inventories that are obsolete or in excess of the Company’s forecasted usage to their estimated net realizable value. The Company estimates the net realizable value of such inventories based on analysis and assumptions including, but not limited to, historical usage, expected future demand and market requirements. A change to the carrying value of inventories is recorded to cost of goods sold.

In July 2015, the FASB issued Accounting Standards Update No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. ASU 2015-11 requires that inventory within the scope of this Update be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The amendments in this Update do not apply to inventory that is measured using last-in, first-out (LIFO) or the retail inventory method. The amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (FIFO) or average cost. For all entities, the guidance is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2016. This guidance has not had a material impact upon our financial condition or results of operations as of December 31, 2018.

Prepaid expenses

Prepaid expenses amounted to $1,926 and $82,454 at December 31, 2018 and 2017, respectively. Prepaid expenses include prepayments in cash for accounting fees, prepayments in equity instruments and license fees which are being amortized over the terms of their respective agreements and product costs associated with deferred revenue. The current portion consists of costs paid for future services which will occur within a year.

Intangible assets

Intangible assets include customer contracts purchased and recorded based on the cost to acquire them. These assets are amortized over 10 years. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

F-14

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Goodwill and other intangible assets

In accordance with ASC 350-30-65, “Intangibles - Goodwill and Others”, the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Factors the Company considers to be important which could trigger an impairment review include the following:

●	Significant underperformance relative to expected historical or projected future operating results;
●	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and
●	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company did not consider it necessary to record any impairment charges during the years ended December 31, 2018 and 2017 respectively.

Property and Equipment

Property and equipment are carried at historical cost less accumulated depreciation. Depreciation is based on the estimated service lives of the depreciable assets and is calculated using the straight-line method. Expenditures that increase the value or productive capacity of assets are capitalized. Fully depreciated assets are retained in the property and equipment, and accumulated depreciation accounts until they are removed from service. When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Repairs and maintenance are expensed as incurred.

The estimated useful lives of property and equipment are generally as follows:

Years
Office furniture and fixtures	4
Computer equipment	4
Rental equipment	4
Appliques	10
Website development	2

Fair value of financial instruments

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing US GAAP that require the use of fair value measurements which establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

F-15

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable input (Level 3) from January 1, 2017 to December 31, 2018:

Warrant liability
Balance at January 1, 2017	$1,237

Change in fair value included in earnings	(1,237)
Balance at December 31, 2017	-
Change in fair value included in earnings	-
Balance at December 31, 2018	$-

The Company did not identify any other assets or liabilities that are required to be presented on the consolidated balance sheets at fair value in accordance with the accounting guidance. The carrying amounts reported in the balance sheet for cash, accounts payable, and accrued expenses approximate their estimated fair market value based on the short-term maturity of the instruments.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”) which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach require the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold is measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

F-16

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

Research and Development

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. On February 19, 2015, the Company issued 444 of its common stock, par value $0.0001, at $112.61 per share, or $50,000, to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property. We spent $0 in the fiscal years ending December 31, 2018 and December 31, 2017 on research and development.

Presentation of Financial Statements—Going Concern

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern.” The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter.

Accumulated Other Comprehensive Income (Loss)

Comprehensive income (loss) is comprised of net income (loss) and all changes to the statements of stockholders’ equity. For the Company, comprehensive loss for the years ended December 31, 2018 and 2017 included net loss and unrealized losses from foreign currency translation adjustments.

Earnings per Common Share

Net income (loss) per common share is calculated in accordance with ASC Topic 260: Earnings per Share (“ASC 260”). Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. In periods where the Company has a net loss, all dilutive securities are excluded.

F-17

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following are dilutive common stock equivalents during the year ended:

	December 31, 2018	December 31, 2017
Convertible preferred stock	147,649	133,760
Stock Options	79,044	19,044
Stock Warrants	4,000	-
Total	230,693	152,804

Recent Accounting Pronouncements

In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedient, which is to (1) clarify the objective of the collectability criterion for applying paragraph 606-10-25-7; (2) permit an entity to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price; (3) specify that the measurement date for noncash consideration is contract inception; (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations; (5) clarify that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application, and (6) clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. The amendments of this ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. There was no impact as a result of adopting this ASU on the financial statements and related disclosures.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective in the first quarter of fiscal 2019. Early adoption is permitted for the accounting guidance on financial liabilities under the fair value option. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The objective of this ASU is to eliminate the diversity in practice related to the classification of restricted cash or restricted cash equivalents in the statement of cash flows. For public business entities, this ASU is effective for annual and interim reporting periods beginning after December 15, 2017, with early adoption permitted. The amendments in this update have been be applied retrospectively to all periods presented. The Company adopted this standard on January 1, 2018 and does not have a material impact on the Company’s financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting (ASU 2016-09), which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718, such as the repricing of share options, which would revalue those options and the accounting for the cancellation of an equity award whether a replacement award or other valuable consideration is issued in conjunction with the cancellation. If not, the cancellation is viewed as a replacement and not a modification, with a repurchase price of 0. This pronouncement is effective for annual reporting periods beginning after December 15, 2017. The Company adopted this standard on January 1, 2018 and does not have a material impact on the Company’s financial statements.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity and Derivatives and Hedging, which changes the accounting and earnings per share for certain instruments with down round features. The amendments in this ASU should be applied using a cumulative-effect adjustment as of the beginning of the fiscal year or retrospective adjustment to each period presented and is effective for annual periods beginning after December 15, 2018, and interim periods within those periods. The Company is currently evaluating the requirements of this new guidance and has not yet determined its impact on the Company’s consolidated financial statements.

F-18

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 22, 2017 the SEC staff issued Staff Accounting Bulletin 118 (SAB 118), which provides guidance on accounting for the tax effects of the Tax Cuts and Jobs Act (the TCJA). SAB 118 provides a measurement period that should not extend beyond one year from the enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the TCJA for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the TCJA is incomplete but for which they are able to determine a reasonable estimate, it must record a provisional amount in the financial statements. Provisional treatment is proper in light of anticipated additional guidance from various taxing authorities, the SEC, the FASB, and even the Joint Committee on Taxation. If a company cannot determine a provisional amount to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the TCJA. The Company has applied this guidance to its consolidated financial statements.

In November 2018, the FASB amended Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 with ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard is effective for us on January 1, 2019, with early adoption permitted. We expect to adopt the new standard on its effective date. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. We expect to adopt the new standard on January 1, 2019 and use the effective date as our date of initial application. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. We do not expect that this standard will have a material effect on our financial statements as the company has not recorded any lease obligations. While we continue to assess all of the effects of adoption, we do not expect a significant change in our leasing activities between now and adoption.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 2 - GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. At December 31, 2018, the Company had an accumulated deficit of approximately $9,735,419, negative working capital of approximately $341,130 and net loss of approximately $1,194,706 during the year ended December 31, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The ability of the Company to continue as a going concern is dependent upon obtaining additional capital and financing. Management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to raise additional funds, there can be no assurances to that effect. The consolidated financial statements do not include any adjustments relating to classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

F-19

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – INVENTORIES

At December 31, 2018 and 2017, inventories consisted of the following:

	December 31, 2018	December 31, 2017
Finished goods	$269,024	$332,894

Less reserve for obsolete inventory	-	-
Total	$269,024	$332,894

For the years ended December 31, 2018 and 2017, the Company did not make any change for reserve for obsolete inventory and deemed unnecessary.

NOTE 4 – PREPAID EXPENSES

Prepaid expenses amounted to $1,926 and $82,454 at December 31, 2018 and 2017, respectively. Prepaid expenses include prepayments in cash for accounting fees, prepayments in equity instruments, which are being amortized over the terms of their respective agreements, as well as cost associated with certain deferred revenue. The current portion consists of costs paid for future services which will occur within a year.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31, 2018	December 31, 2017
Office furniture and fixtures	$76,907	$81,467
Computer equipment	30,678	29,894
Rental equipment	66,090	40,298
Appliques	2,160,096	2,160,096
Website development	23,061	23,776

Less accumulated depreciation	(836,987)	(578,331)

Total	$1,519,845	$1,757,200

Depreciation expense was $263,864 and $259,386 for the years ended December 31, 2018 and 2017, respectively.

NOTE 6 – INTANGIBLE ASSETS

On December 10, 2014, the Company entered the satellite voice and data equipment sales and service business through the purchase of certain contracts from Global Telesat Corp., (“GTC”). These contracts permit the Company to utilize the Globalstar, Inc. and Globalstar LLC (collectively, “Globalstar”) mobile satellite voice and data network. The purchase price for the contracts of $250,000 was paid by the Company under an asset purchase agreement by and among the Company, its wholly-owned subsidiary Orbital Satcom, GTC and World Surveillance Group, Inc.

Included in the purchased assets are: (i) the rights and benefits granted to GTC under each of the Globalstar Contracts, subject to certain exclusions, (ii) account and online access to the Globalstar Cody Simplex activation system, (iii) GTC’s existing customers who are serviced pursuant to the Globalstar Contracts (only as to their business directly and exclusively related to the Globalstar Contracts), and (iv) all of GTC’s rights and benefits directly and exclusively related to the Globalstar Contracts.

F-20

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Amortization of customer contracts are included in depreciation and amortization. For the year ended December 31, 2018, the Company amortized $25,000. Future amortization of intangible assets is as follows:

2019	$25,000
2020	25,000
2021	25,000
2022	25,000
2023 and thereafter	50,000
Total	$150,000

On February 19, 2015, the Company issued 444 of its common stock, par value $0.0001, at $112.61 per share, or $50,000, to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property.

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED OTHER LIABILITIES

Accounts payable and accrued other liabilities consisted of the following:

	December 31, 2018	December 31, 2017
Accounts payable	$625,157	$659,285
Rental deposits	22,991	22,303
Customer deposits payable	37,099	27,790
Accrued wages & payroll liabilities	14,807	15,902
Property tax payable	31,955	-
VAT liability & sales tax payable	47,875	36,537
Pre-merger accrued other liabilities	65,948	65,948
Accrued other liabilities	28,634	27,920
Total	$874,466	$855,685

NOTE 9 – DERIVATIVE LIABILITIES

In June 2008, a FASB approved guidance related to the determination of whether a freestanding equity-linked instrument should be classified as equity or debt under the provisions of FASB ASC Topic No. 815-40, Derivatives and Hedging – Contracts in an Entity’s Own Stock. The adoption of this requirement will affect accounting for convertible instruments and warrants with provisions that protect holders from declines in the stock price (“down-round” provisions). Warrants with such provisions are no longer recorded in equity and are reclassified as a liability.

Instruments with down-round protection are not considered indexed to a company’s own stock under ASC Topic 815, because neither the occurrence of a sale of common stock by the company at market nor the issuance of another equity-linked instrument with a lower strike price is an input to the fair value of a fixed-for-fixed option on equity shares.

The Company has recognized derivative liabilities for warrants as a result of its recapitalization on February 19, 2015, of $0 and $1,237 at December 31, 2018 and December 31, 2017, respectively. The warrants expired in May of 2017. The gain resulting from the decrease in fair value of this convertible instrument was $0 and $1,237 for the years ended December 31, 2018 and 2017, respectively.

Warrant liability
Balance at January 1, 2017	$1,237

Change in fair value included in earnings	(1,237)
Balance at December 31, 2017	-
Change in fair value included in earnings	-
Balance at December 31, 2018	$-

F-21

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:

	December 31, 2018	December 31, 2017
Expected volatility	-	263.35%
Expected term - years	-	0.35
Risk-free interest rate	-	1.22%
Expected dividend yield	-	-

NOTE 10 – STOCKHOLDERS’ EQUITY

Capital Structure

On March 28, 2014, in connection with the Reincorporation (see Note 1), all share and per share values for all periods presented in the accompanying consolidated financial statements are retroactively restated for the effect of the Reincorporation.

The authorized capital of the Company consists of 50,000,000 shares of common stock, par value $0.0001 per share and 3,333,333 shares of preferred stock, par value $0.0001 per share, as of December 31, 2018. On March 5, 2016, the Company shareholders voted in favor of an amendment to its Articles of Incorporation to increase the total number of shares of authorized capital stock to 53,333,333 shares consisting of (i) 50,000,000 shares of common stock and (ii) 3,333,333 shares of preferred stock from 14,666,667 shares consisting of (i) 13,333,333 shares of common stock and (ii) 1,333,333 shares of preferred stock.

Effective March 8, 2018, we conducted a reverse split of our common stock at a ratio of 1 for 150. As well as on August 19, 2019, we further effectuated another reverse split at a ratio of 1 for 15. All share and per share, information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the reverse split.

Preferred Stock

As of December 31, 2018, there were 3,333,333 shares of Preferred Stock authorized. On March 6, 2016, the Company’s shareholders increased the authorized shares of its preferred stock to 3,333,333 from 1,333,333.

On December 5, 2017, pursuant to the approval of our board of directors and a majority of the shareholders in each class, we amended the Certificates of Designation for our Series C, D, E, H, I, J, and K Preferred Stock. The amendments changed the conversion rights of these classes of preferred stock such that the Maximum Conversion as defined in each such Certificate of Designation was increased from 4.99% to 9.99% of our outstanding shares of common stock.

Series A Convertible Preferred Stock

On March 28, 2014, in connection with the merger with and into the Company’s former subsidiary Great West Resources, Inc., each issued and outstanding share of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, was converted into (1/150th)/15 shares of Series A Convertible Preferred Stock, par value $0.0001 per share, for a total of 1,333 issued and outstanding shares of Series A Convertible Preferred Stock. Pursuant to the Series A Certificate of Designation, the Company designated 1,333 shares of its blank check preferred stock as Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible into (1/150th)/15 share each of our common stock, subject to equitable adjustments after such events as stock dividends, stock splits or fundamental corporate transactions. The holders of our Series A Convertible Preferred Stock are entitled to 17 votes for each share of Series A Convertible Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken, or any written consent of shareholders is solicited. In the event of a liquidation, dissolution or winding up of our business, the holder of the Series A Convertible Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series A Convertible Preferred Stock’s preferential payment and over our common stock.

As of December 31, 2018, and 2017, 1,333 shares of Series A Convertible Preferred Stock, $0.0001 par value were authorized with none issued and outstanding.

F-22

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Series B Convertible Preferred Stock

On March 28, 2014, in connection with the merger with and into the Company’s former subsidiary Great West Resources, Inc., each issued and outstanding share of the Company’s Series D Convertible Preferred Stock, par value $0.0001 per share, was converted into (1/150th)/15 shares of Series B Convertible Preferred Stock, par value $0.0001 per share, for a total of 444 issued and outstanding shares of Series B Convertible Preferred Stock. Pursuant to the Series B Certificate of Designation, the Company designated 2,000 shares of its blank check preferred stock as Series B Convertible Preferred. Each share of Series B Convertible Preferred Stock has a stated value of $0.0001 per share.

In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series B Convertible Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series B Convertible Preferred Stock’s preferential payment and over our common stock. The Series B Convertible Preferred Stock is convertible into (5/150th)/15 shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series B Convertible Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series B Convertible Preferred Stock. Each share of Series B Convertible Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series B Convertible Preferred Stock entitles the holder to cast (1/150th)/15 votes per share of Series B Convertible Preferred Stock owned at the time of such vote, subject to the 9.99% beneficial ownership limitation.

As of December 31, 2018 and 2017, 2,000 shares of Series B Convertible Preferred Stock, $0.0001 par value were authorized with 222 issued, outstanding and convertible into 7 shares of common stock, without regard to beneficial ownership limitations.

Series C Convertible Preferred Stock

On October 10, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series C Convertible Preferred Stock, setting forth the rights, powers, and preferences of the Series C Convertible Preferred Stock. Pursuant to the Series C Certificate of Designation, as amended on February 19, 2015, the Company designated 266,667 shares of its blank check preferred stock as Series C Convertible Preferred Stock. Each share of Series C Convertible Preferred Stock has a stated value equal to its par value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series C Convertible Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series C Convertible Preferred Stock’s preferential payment and over our common stock. The Series C Convertible Preferred is convertible into (10/150th)/15 shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series C Convertible Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series C Convertible Preferred. Each share of Series C Convertible Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series C Convertible Preferred entitles the holder to cast (10/150th)/15 votes per share of Series C Convertible Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation. On December 5, 2017, pursuant to the approval of our board of directors and a majority of the shareholders in each class, we increased the maximum conversion limit from 4.99% to 9.99%.

On February 19, 2015, the Company filed an amendment to the Certificate of Designation of Rights and Preferences of its Series C Convertible Preferred Stock, increasing the authorized shares of Series C Convertible Preferred Stock to 266,667 from 200,000.

F-23

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As per the Certificate of Designation, for Convertible Preferred Series C Stock, other than in connection with Excepted Issuances, if at any time during the period beginning on the Closing Date of the Convertible Preferred Series C Stock subscription and ending two (2) years thereafter, the Company shall issue any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at conversion ratio per share which shall be less than (10/150th)/15 or 0.0044 per share, as of February 19, 2015, (the “Lower Price Issuance”), then the Company shall issue such additional Units such that the Subscriber shall hold that number of Units, in total, had such Subscriber purchased the Units with the same conversion ratio to the Lower Price Issuance. On October 28, 2016, the Company entered into separate subscription with accredited investors relating to the issuance and sale of $350,000, of shares of Series H convertible preferred stock at a conversion ratio of (100/150th)/15 or 0.0444 per share. The Company is required to issue to certain prior investors an aggregate of 36,667 shares of Series C Convertible Preferred Stock, which is convertible into an aggregate of 2,444 shares of the Company’s common stock.

On May 31, 2017, the Company issued to a vendor as settlement of Preferred Series C Stock issued for services, 5,118 shares of Series K Preferred Stock, convertible into 3,412 shares of common stock, in lieu of Series C Preferred Stock.

On December 5, 2017, the board of directors and a majority of the shareholders for the respective class of preferred shares, amended the Certificates of Designation for Series C Preferred Stock. The amendments changed the conversion rights of the class of preferred stock such that the Maximum Conversion as defined in the Certificate of Designation was increased from 4.99% to 9.99% of our outstanding shares of common stock.

As of December 31, 2018 and 2017, 266,667 shares of Series C Convertible Preferred Stock, $0.0001 par value were authorized; with 127,578 and issued, outstanding, and convertible into 8,505 shares of common stock, without respect to beneficial ownership conversion limitations.

As of December 31, 2018, all price protection rights, “Lower Price Issuance” have expired.

Series D Convertible Preferred Stock

On October 15, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series D Convertible Preferred Stock, setting forth the rights, powers, and preferences of the Series D Convertible Preferred Stock. Pursuant to the Series D Certificate of Designation, the Company designated 333,333 shares of its blank check preferred stock as Series D Convertible Preferred Stock. Each share of Series D Convertible Preferred Stock has a stated value equal to its par value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series D Convertible Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series D Convertible Preferred Stock’s preferential payment and over our common stock. The Series D Convertible Preferred is convertible into (20/150th)/15 shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series D Convertible Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D Convertible Preferred Stock.

Each share of Series D Convertible Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series D Convertible Preferred Stock entitles the holder to cast (20/150th)/15 votes per share of Series D Convertible Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

On December 5, 2017, the board of directors and a majority of the shareholders for the respective class of preferred shares, amended the Certificates of Designation for Series D Preferred Stock. The amendments changed the conversion rights of the class of preferred stock such that the Maximum Conversion as defined in the Certificate of Designation was increased from 4.99% to 9.99% of our outstanding shares of common stock.

As of December 31, 2018 and 2017, there were 333,333 shares of Series D Convertible Preferred Stock authorized; 192,807 issued, outstanding and convertible into 25,708 shares of common stock, without regard to beneficial ownership conversion limitations.

F-24

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Series E Convertible Preferred Stock

On February 19, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series E Convertible Preferred Stock, setting forth the rights, powers, and preferences of the Series E Convertible Preferred Stock. Pursuant to the Series E Certificate of Designation, the Company designated 583,067 shares of its blank check preferred stock as Series E Convertible Preferred Stock. Each share of Series E Convertible Preferred Stock has a stated value equal to its par value of $0.0001 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series E Convertible Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series E Convertible Preferred Stock’s preferential payment and over our common stock. The Series E Convertible Preferred Stock is convertible into (10/150th)/15 shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series E Convertible Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series E Convertible Preferred Stock. Each share of Series E Convertible Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series E Convertible Preferred Stock entitles the holder to cast (10/150th)/15 votes per share of Series E Convertible Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

On February 19, 2015, the Company entered into a share exchange agreement with Global Telesat Communications Limited, a Private Limited Company formed under the laws of England and Wales (“GTCL”) and all of the holders of the outstanding equity of GTCL (the “GTCL Shareholders”). Upon closing of the transactions contemplated under the share exchange agreement, the GTCL Shareholders transferred all of the issued and outstanding equity of GTCL to the Company in exchange for (i) an aggregate of 1,129 shares of the common stock of the Company and 583,067 shares of the newly issued Series E Preferred Stock of the Company with each share of Series E Preferred Stock convertible into (10/150th)/15 shares of common stock, (ii) a cash payment of $375,000 and (iii) a one-year promissory note in the amount of $122,536. Such exchange caused GTCL to become a wholly owned subsidiary of the Company.

On December 5, 2017, the board of directors and a majority of the shareholders for the respective class of preferred shares, amended the Certificates of Designation for Series E Preferred Stock. The amendments changed the conversion rights of the class of preferred stock such that the Maximum Conversion as defined in the Certificate of Designation was increased from 4.99% to 9.99% of our outstanding shares of common stock.

As of December 31, 2018 and 2017, there were 583,067 shares of Series E Convertible Preferred Stock authorized; 344,497 issued, outstanding and convertible into 22,996 shares of common stock, without regard to beneficial ownership conversion limitations.

Series F Convertible Preferred Stock

On December 28, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series F Convertible Preferred Stock, setting forth the rights, powers, and preferences of the Series F Convertible Preferred Stock. Pursuant to the Series F Certificate of Designation, each Series F Convertible Preferred Stock are convertible into (1/150th)/15 or 0.0004, shares of common stock. The stated value of each Series F Convertible Preferred Stock is $7.50, the conversion ratio is subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Series F Convertible Preferred Stock Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series F Convertible Preferred Stock. On December 5, 2017, pursuant to the approval of our board of directors and a majority of the shareholders in each class, we increased the maximum conversion limit from 4.99% to 9.99%. Each Series F Convertible Preferred Stock Share entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each Series F Convertible Preferred Stock Share entitles the holder to cast (1/150th)/15 or 0.0004 vote per share of Series F Convertible Preferred Stock, owned at the time of such vote subject to the 4.99% beneficial ownership limitation. Prior to December 31, 2018, in the event the Company issues securities at a per share price less than the conversion price for a period of two years from the closing, each holder will be entitled to receive from the Company additional shares of common stock such that the holder shall hold that number of conversion shares, in total, had such holder purchased the Series F Convertible Preferred Stock with a conversion price equal to the lower price issuance.

F-25

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 28, 2015, the Company entered into separate subscription agreements with accredited investors relating to the issuance and sale of $550,000 of 73,333 shares of Series F Convertible Preferred Stock at a purchase price of $7.50 per share.

On October 28, 2016, issued to certain prior investors of Series F Convertible Preferred Stock an aggregate of 6,130 shares of Series I Convertible Preferred stock which is convertible into an aggregate of 4,086 shares of the Company’s common stock in relation to the subscription of the issuance and sale of $350,000, of shares of Series H convertible preferred stock at a purchase price of $60.00 per share and the initial conversion ratio of (1/150th)/15 or 0.0445 a share each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The conversion ratio which is less than (1/150th)/15 or 0.0445, a share then the Company shall issue such additional Units such that the Subscriber shall hold that number of Units, in total, had such Subscriber purchased the Units with the same conversion ratio equal to the Lower Price Issuance. As of December 31, 2018, all such price protection obligations or “Lower Price Issuance” have expired.

On December 5, 2017, the board of directors and a majority of the shareholders for the respective class of preferred shares, amended the Certificates of Designation for Series F Preferred Stock. The amendments changed the conversion rights of the class of preferred stock such that the Maximum Conversion as defined in the Certificate of Designation was increased from 4.99% to 9.99% of our outstanding shares of common stock.

As of December 31, 2018 and 2017, 73,333 Series F Convertible Preferred Stock shares were authorized; 23,333 shares of Series F Convertible Preferred Stock were issued, outstanding and convertible into 156 shares of common stock, without regard to beneficial ownership limitations.

Series G Preferred Stock

On May 17, 2016, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series G Preferred Stock, setting forth the rights, powers, and preferences of the Series G Preferred Stock. Pursuant to the Series G Certificate of Designation, the Company designated 672,667 shares of its blank check preferred stock as Series G Preferred Stock (the “Preferred G Shares”), which are convertible into (1/150th)/15 or 0.0004 shares, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Company is prohibited from effecting a conversion of the Preferred G Shares to the extent that, as a result of such conversion, such investor would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Preferred G Shares. Each Preferred G Share entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each Preferred G Share entitles the holder to cast 1/15th vote per share of Series G Preferred Stock owned at the time of such vote subject to the 4.99% beneficial ownership limitation.

On October 28, 2016, the Company issued to certain prior investors of Series G Preferred Convertible Shares an aggregate of 1,533 shares convertible Series I Preferred, which is convertible into an aggregate of 1,022 shares of the Company’s common stock in relation to the subscription of the issuance and sale of Series H Convertible Preferred Stock $350,000, of shares of at a purchase price of $0.75 per share. Each share of Series H Preferred is convertible into (1/150th)/15 or 0.0004 a share. The conversion ratio per share which is less than 0.0004 of a share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events, then the Company shall issue such additional Units such that the Subscriber shall hold that number of Units, in total, had such Subscriber purchased the Units with the same conversion ratio to the Lower Price Issuance. As of December 31, 2018, there are no longer any Lower Price Issuance price protection in effect.

F-26

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 5, 2017, the board of directors and a majority of the shareholders for the respective class of preferred shares, amended the Certificates of Designation for Series G Preferred Stock. The amendments changed the conversion rights of the class of preferred stock such that the Maximum Conversion as defined in the Certificate of Designation was increased from 4.99% to 9.99% of our outstanding shares of common stock.

As of December 31, 2018 and 2017, there were 672,667 shares authorized and 346,840 shares of Series G Convertible Preferred Stock issued, outstanding and convertible into 2,312 shares of common stock, without regard to the beneficial ownership limitations.

Series H Preferred Stock

On October 13, 2016, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series H Preferred Stock, setting forth the rights, powers, and preferences of the Series H Preferred Stock. Pursuant to the Series H Certificate of Designation, the Company designated 13,333 shares of its blank check preferred stock as Series H Preferred Stock (the “Preferred H Shares”), each share of Series H Preferred is convertible into (100/150th)/15 or 0.0444 shares of common stock, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events, as subject to adjustment as set forth in the Preferred Series H Certificate of Designation. The Company is prohibited from effecting a conversion of the Series H Preferred Shares to the extent that, as a result of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding, immediately after giving effect to the issuance of shares of common stock upon conversion of the Series H Preferred Stock. Each Preferred Series H Share entitles the holder to cast (100/150th)/15 vote per share of Series H Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation.

On December 5, 2017, the board of directors and a majority of the shareholders for the respective class of preferred shares, amended the Certificates of Designation for Series H Preferred Stock. The amendments changed the conversion rights of the class of preferred stock such that the Maximum Conversion as defined in the Certificate of Designation was increased from 4.99% to 9.99% of our outstanding shares of common stock.

As of December 31, 2018 and 2017, there were 13,333 shares authorized; par value $0.0001, and 916 shares of Series H Preferred Stock issued and outstanding convertible into up to 611 shares of common stock without regard to the beneficial ownership limitation.

Series I Preferred Stock

On October 13, 2016, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series I Preferred Stock, setting forth the rights, powers, and preferences of the Series I Preferred Stock. Pursuant to the Series I Certificate of Designation, the Company designated 7,663 shares of its blank check preferred stock as Series I Preferred Stock, each of which is convertible into (100/150th)/15 shares of common stock. The Company is prohibited from effecting a conversion of the Series I Preferred Shares to the extent that, as a result of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series I Preferred Stock. Each Preferred I Share entitles the holder to cast (100/150th)/15 vote per share of Series I Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation.

On December 5, 2017, the board of directors and a majority of the shareholders for the respective class of preferred shares, amended the Certificates of Designation for Series I Preferred Stock. The amendments changed the conversion rights of the class of preferred stock such that the Maximum Conversion as defined in the Certificate of Designation was increased from 4.99% to 9.99% of our outstanding shares of common stock.

As of December 31, 2018 and 2017, there were 7,663 shares authorized and 3,274 shares of Series I Convertible Preferred Stock issued and outstanding, convertible into up to 2,183 shares of common stock without regard to the beneficial ownership limitation.

F-27

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Series J Preferred Stock

On May 31, 2017, the Company entered separate subscription agreements with accredited investors relating to the issuance and sale of 3,333 of shares of Series J Preferred Stock at a purchase price of $150.14 per share, as well as, the issuance of 311 shares of Series J Preferred Stock for accounts payable of $46,694. Each share of Preferred Series J is convertible into 0.4445 shares of the company’s common stock, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events, as subject to adjustment as set forth in the Series J certificate of designation. The Company is prohibited from effecting a conversion of the Series J Preferred Stock to the extent that, because of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series J Preferred Stock. Each share of Series J Preferred Stock entitles the holder to cast (1/150th)/15 vote per share of Series J Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation. The Company received the necessary consents as required from prior subscription agreements, Series F Preferred Stock, Series G Preferred Stock and Preferred Series H Preferred Stock, as well as antidilution rights. The Company was required to issue 72,626 shares of Series K Preferred Stock, which is convertible into 48,417 shares of the Company’s common stock, to the certain holders for the consent and anti-dilution rights. In addition, the Company issued to a vendor as settlement of Preferred Series C Stock issued for services, 5,118 shares of Series K Preferred Stock, convertible into 3,412 shares of common stock, in lieu of Series C Preferred Stock. The additional issuances for the consent, anti-dilution rights and settlement, resulted in the recording of other expense and additional paid in capital of $2,308,981. As of December 31, 2018, all price protection rights, “Lower Price Issuance” have expired

On December 5, 2017, the board of directors and a majority of the shareholders for the respective class of preferred shares, amended the Certificates of Designation for Series J Preferred Stock. The amendments changed the conversion rights of the class of preferred stock such that the Maximum Conversion as defined in the Certificate of Designation was increased from 4.99% to 9.99% of our outstanding shares of common stock.

On May 10, 2018, we issued 1,333 shares of our Series J Preferred Stock at their stated value of $150.04 per share to one investor, for total proceeds of $200,000. Our Series J Preferred Stock is currently convertible to common stock at a price of $22.50 per share and votes on an as-converted basis, subject to certain conversion limitations.

As of December 31, 2018, there were 8,333 shares authorized and 4,313 shares of Series J Convertible Preferred Stock issued, outstanding and convertible into 28,755 shares of common stock without regard to the beneficial ownership limitation.

As of December 31, 2017, there were 2,980 shares issued and outstanding of Series J Convertible Preferred Stock and convertible into 19,866 shares of common stock without regard to the beneficial ownership limitation.

Series K Preferred Stock

On May 31, 2017, the Company was required to issue 72,626 shares of Series K Preferred Stock, which is convertible into 48,417 shares of the Company’s common stock, to the certain holders for the consent and anti-dilution rights from the Series J Preferred Stock issuance. In addition, the Company issued to a vendor as settlement of Preferred Series C Stock issued for services, 5,118 shares of Series K Preferred Stock, convertible into 3,412 shares of common stock, in lieu of Series C Preferred Stock. Each share of Series K Preferred Stock is convertible into (100/150th)/15 or 0.0444 a share of common stock. Pursuant to the terms of the Series K Preferred Stock, a holder cannot convert any of the Series K Preferred Stock if such holder would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. However, this beneficial ownership limitation does not prevent the holders from selling some of their holdings and then converting additional shares of Series K Preferred Stock into common stock. In this way, the holders could sell more than these limits while never holding more than those limits. Subject to the beneficial ownership limitation, each holder is entitled to one vote for each (100/150th)/15 or 0.0444 a share of Series K Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record, date is established, at the date, such vote is taken, or any written consent of shareholders is solicited.

F-28

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 5, 2017, the board of directors and a majority of the shareholders for the respective class of preferred shares, amended the Certificates of Designation for Series K Preferred Stock. The amendments changed the conversion rights of the class of preferred stock such that the Maximum Conversion as defined in the Certificate of Designation was increased from 4.99% to 9.99% of our outstanding shares of common stock.

As of December 31, 2018 and 2017, there were 83,333 shares authorized; 77,124 of Series K Preferred Stock issued, outstanding and convertible into 51,416 shares of common stock, respectively without regard to the beneficial ownership limitation.

Series L Preferred Stock

On May 11, 2018, we designated a new series of Preferred Stock entitled “Series L Preferred Stock.” Our Series L Preferred Stock consists of 6,667 shares with a stated value of $150.00 per share. Series L Preferred Stock is convertible to common stock at a price of $60.00 per share, and votes together with our common stock on an as-converted basis, subject to conversion limitations. Conversions of our Series L Preferred Stock are limited such that no conversion may be made to the extent that, following the conversion, the converting shareholder would own more than 9.99% of our issued and outstanding common stock.

On May 14, 2018, we issued a total of 2,000 Units to three investors at a price of $150.00 per Unit, for total proceeds of $300,000. Each Unit consists of 1/15th share of our newly designated Series L Preferred Stock and warrants to purchase 2/15th shares of common stock at a price of $60.00, exercisable for three years.

As of December 31, 2018, there were 6,667 shares authorized; 2,000 of Series L Preferred Stock issued, outstanding and convertible into 5,000 shares of common stock, respectively without regard to the beneficial ownership limitation.

Common Stock

As of December 31, 2018 and 2017, there were 50,000,000 shares of Common Stock authorized; 62,435 and 62,435 shares issued and outstanding, respectively.

On January 3, 2017, the Company issued an aggregate of 363 shares of common stock upon the conversion of 2,333 shares of Series D Preferred Stock and 779 shares of Series E Preferred Stock.

On January 4, 2017, the Company issued an aggregate of 444 shares of common stock upon the conversion of 6,667 shares of Series E Preferred Stock.

On January 6, 2017, the Company issued an aggregate of 3 shares of common stock upon the conversion of 41 shares of Series E Preferred Stock.

On January 11, 2017, the Company issued an aggregate of 533 shares of common stock upon the conversion of 4,000 shares of Series D Preferred Stock.

On January 31, 2017, the Company issued an aggregate of 1,111 shares of common stock upon the conversion of 8,333 shares of Series D Preferred Stock

On March 2, 2017, the Company issued an aggregate of 444 shares of common stock upon the conversion of 3,333 shares of Series D Preferred Stock.

On March 7, 2017, the Company issued an aggregate of 444 shares of common stock upon the conversion of 6,667 shares of Series E Preferred Stock.

On April 21, 2017, the Company issued an aggregate of 444 shares of common stock upon the conversion of 6,667 shares of Series E Convertible Preferred Stock.

F-29

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On May 31, 2017, the Company entered separate subscription agreements with accredited investors relating to the issuance and sale of 3,333 of shares of Series J Preferred Stock at a purchase price of $150.14 per share, as well as, the issuance of 311 shares of Series J Preferred Stock for accounts payable of $46,694. The initial conversion ratio is each share of preferred is convertible into 0.4444 shares of common, subject to adjustment as set forth in the Series J certificate of designation. The Company is prohibited from effecting a conversion of the Series J Preferred Stock to the extent that, because of such conversion, the investor would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series J Preferred Stock. Each share of Series J Preferred Stock entitles the holder to cast 0.4444 votes per share of Series J Preferred Stock owned as of the record date for the determination of shareholders entitled to vote, subject to the 4.99% beneficial ownership limitation. The Company received the necessary consents as required from prior subscription agreements, Series F Preferred Stock, Series G Preferred Stock and Preferred Series H Preferred Stock, as well as antidilution rights. The Company was required to issue 76,626 shares of Series K Preferred Stock, which is convertible into 48,417 shares of the Company’s common stock, to the certain holders for the consent and anti-dilution rights. In addition, the Company issued to a vendor as settlement of Preferred Series C Stock issued for services, 5,118 shares of Series K Preferred Stock, convertible into 3,412 shares of common stock, in lieu of Series C Preferred Stock. The additional issuances for the consent, anti-dilution rights and settlement, resulted in the recording of other expense and additional paid in capital of $2,308,981.

On July 18, 2017, the Company issued an aggregate of 889 shares of common stock upon the conversion of 13,333 shares of Series E Convertible Preferred Stock.

On September 27, 2017, the Company issued an aggregate of 889 shares of common stock upon the conversion of 13,333 shares of Series E Convertible Preferred Stock.

On December 6, 2017, the Company issued an aggregate of 7 shares of common stock upon the conversion of 222 shares of Series B Convertible Preferred Stock.

On December 11, 2017, the Company issued an aggregate of 10,460 shares of common stock upon the conversion of; 54,191 shares of Series C Convertible Preferred Stock, 4,083 shares of Series D Convertible Preferred Stock, 30,037 shares of Series E Convertible Preferred Stock, 4,917 shares of Series H Convertible Preferred Stock and 1,533 shares of Series I Convertible Preferred Stock.

On December 12, 2017, the Company issued an aggregate of 6,959 shares of common stock upon the conversion of; 18,335 shares of Series C Convertible Preferred Stock, 52,367 shares of Series E Convertible Preferred Stock, 272 shares of Series J Convertible Preferred Stock and 652 shares of Series K Convertible Preferred Stock.

On December 14, 2017, the Company issued an aggregate of 3,821 shares of common stock upon the conversion of; 36,667 shares of Series F Convertible Preferred Stock, 203,161 shares of Series G Convertible Preferred Stock and 333 shares of Series J Convertible Preferred Stock.

On December 18, 2017, the Company issued an aggregate of 2,723 shares of common stock upon the conversion of; 3,708 shares of Series D Convertible Preferred Stock, 13,333 shares of Series F Convertible Preferred Stock, 122,222 shares of Series G Convertible Preferred Stock, 1,389 shares of Series I Convertible Preferred Stock and 60 shares of Series J Convertible Preferred Stock.

On December 19, 2017, the Company issued an aggregate of 2,395 shares of common stock upon the conversion of 35,919 shares of Series C Convertible Preferred Stock.

On December 20, 2017, the Company issued an aggregate of 2,634 shares of common stock upon the conversion of 39,508 shares of Series E Convertible Preferred Stock.

On May 10, 2018, we issued 1,333 shares of our Series J Preferred Stock at their stated value of $150.04 per share to one investor, for total proceeds of $200,000. Our Series J Preferred Stock is currently convertible to common stock at a price of $22.50 per share and votes on an as-converted basis, subject to certain conversion limitations.

F-30

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On May 11, 2018, we designated a new series of Preferred Stock entitled “Series L Preferred Stock.” Our Series L Preferred Stock consists of 6,667 shares with a stated value of $150.00 per share. Series L Preferred Stock is convertible to common stock at a price of $60.00 per share and votes together with our common stock on an as-converted basis.

In addition, on May 14, 2018, we issued a total of 2,000 Units to 3 investors at a price of $150.00 per Unit, for total proceeds of $300,000. Each Unit consists of 1/15th share of Series L Preferred Stock and warrants to purchase 2/15th shares of common stock at a price of $60.00, exercisable for three years.

Stock Options

2018 Incentive Plan

On June 14, 2018, our Board of Directors approved the Orbsat Corp. (FKA: Orbital Tracking Corp.) 2018 Incentive Plan (the “Plan”). The 2014 Equity Incentive Plan was closed and superseded by the 2018 Incentive Plan. The purpose of the Plan is to provide a means for the Company to continue to attract, motivate and retain management, key employees, consultants and other independent contractors, and to provide these individuals with greater incentive for their service to the Company by linking their interests in the Company’s success with those of the Company and its shareholders. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that; are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities. The Plan shall be administered by the Board or its Compensation Committee and may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. The Plan provides that up to a maximum of 66,667 shares of the Company’s common stock (subject to adjustment) are available for issuance under the Plan. Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years. Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date. In the event of a Change in Control; all outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction, such Awards shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. As of December 31, 2018, Mr. David Phipps, is a Ten Percent Stockholder. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code. To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option.

On June 14, 2018, we issued 18,333 new stock options to our executives and directors under the 2018 Incentive Plan. All options issued have an exercise price of $22.50 per share, with the exception of David Phipps, a Ten Percent Stockholder, whose exercise price is $24.00, vest in equal quarterly installments starting July 1, 2018 over the next two years and expire on July 1, 2021. For the year ended December 31, 2018, the amount of vested options were 4,583. On July 1, 2018, 2,292 options were fully vested and valued on the vesting date at approximately $20.69 per option or a total of $47,422 using a Black-Scholes option pricing model with the following assumptions: strike price of 22.50 stock price of $20.69 per share (based on the market price at close on July 1, 2018) volatility of 718%, expected term of 3 years, and a risk-free interest rate of 2.69%. On October 1, 2018, an additional 2,292 options were fully vested and valued on the vesting date at approximately $20.69 per option or a total of $47,422 using a Black-Scholes option pricing model with the following assumptions: stock price of $20.69 per share (based on the market price close at grant date on June 14, 2018) volatility of 607%, expected term of 3 years, and a risk-free interest rate of 2.64%. In reference to this grant, the company recorded stock-based compensation of $81,698 for the year ended December 31, 2018.

F-31

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 18, 2018, the Company cancelled the unvested portion of options previously granted on June 14, 2018, under the 2018 Incentive Plan totaling 13,750. The grants cancelled will be returned to the Plan.

The number of options cancelled to our officers and directors were as follows:

David Phipps, President, CEO, and Director	(5,000)
Theresa Carlise, CFO	(2,500)
Hector Delgado, Director	(1,250)

In addition, we cancelled options to purchase a total of (5,000) shares to two key employees.

On December 18, 2018, we issued 55,417 new stock options to our executives and directors under the 2018 Incentive Plan. All options issued have an exercise price of $2.25 per share, with the exception of David Phipps, a Ten Percent Stockholder, whose exercise price is $2.55, are fully vested and expire on December 17, 2023. The options were valued on the grant date at approximately $2.25 per option or a total of $124,674 using a Black-Scholes option pricing model with the following assumptions: strike price of $2.25 stock price of $2.25 per share (based on the market price at close on December 17, 2018) volatility of 773%, expected term of 5 years, and a risk-free interest rate of 2.69%.

The number of options issued to our officers and directors were as follows:

Options
David Phipps, President, CEO, and Director	21,667
Theresa Carlise, CFO	10,833
Hector Delgado, Director	4,583

In addition, we issued options to purchase a total of 18,333 shares to two key employees. These options have the same terms as those awarded to our officers and directors.

Options Issued Outside of Plan

On February 19, 2015, the Company issued to Mr. Rector, the former Chief Executive Officer, Chief Financial Officer and director of the Company, a seven-year option to purchase 956 shares of common stock as compensation for services provided to the Company. The options have an exercise price of $112.45 per share, were fully vested on the date of grant and shall expire in February 2022. The 956 options were valued on the grant date at approximately $112.45 per option or a total of $107,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $112.45 per share (based on the sale of common stock in a private placement), volatility of 380%, expected term of 7 years, and a risk-free interest rate of 1.58%. In connection with the stock option grant, the Company recorded stock-based compensation for the year ended December 31, 2015 of $107,500, respectively.

On December 28, 2015, the Company issued Ms. Carlise, Chief Financial Officer, a ten-year option to purchase 222 shares of common stock as compensation for services provided to the Company. The options have an exercise price of $112.50 per share, were fully vested on the date of grant and shall expire in December 2025. The 222 options were valued on the grant date at approximately $2,927.93 per option or a total of $650,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $2,927.93 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 992%, expected term of 10 years, and a risk-free interest rate of 1.05%. In connection with the stock option grant, the Company recorded stock-based compensation for the year ended December 31, 2015 of $650,000, respectively.

F-32

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Also, on December 28, 2015, the Company issued Mr. Delgado, its Director, a ten-year option to purchase 89 shares of common stock as compensation for services provided to the Company. The options have an exercise price of $112.50 per share, were fully vested on the date of grant and shall expire in December 2025. The 89 options were valued on the grant date at approximately $2,921.35 per option or a total of $260,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $2,921.35 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 992%, expected term of 10 years, and a risk-free interest rate of 1.05%. In connection with the stock option grant, the Company recorded stock-based compensation for the year ended December 31, 2015 of $260,000, respectively.

On December 16, 2016, the Company issued options to Mr. Phipps, to purchase up to 4,444 shares of common stock. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the 2014 Plan. The options have an exercise price of $22.50 per share, vest immediately, and have a term of ten years. The 4,444 options were valued on the grant date at approximately $42.75 per option or a total of $190,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $42.75 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 872%, expected term of 10 years, and a risk-free interest rate of 1.0500%. In connection with the stock option grant, the Company recorded stock-based compensation for the year ended December 31, 2016 of $190,000, respectively.

On May 26, 2017, the Company issued 2,222 options to Mr. Phipps, 1,667 options to Theresa Carlise, 556 options to Hector Delgado, its Director and 8,889 options to certain employees of the Company. The employees are the adult children of our Chief Executive Officer. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the 2014 Plan. The options have an exercise price of $22.50 per share, vest immediately, and have a term of ten years. The 13,333 options were valued on the grant date at approximately $45.00 per option or a total of $600,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $45.00 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 736%, expected term of 10 years, and a risk-free interest rate of 1.30%. In connection with the stock option grant, for the years ended December 31, 2017, the Company recorded stock-based compensation of $600,000.

For the years ended December 31, 2018 and 2017, the Company recorded total stock-based compensation of $219,518 and $600,000, respectively.

Stock options outstanding at December 31, 2018, as disclosed in the below table have approximately $189,707 of intrinsic value at the end of the period.

A summary of the status of the Company’s outstanding stock options and changes during the years ended December 31, 2018 and 2017, is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2017	5,711	$45.00	9.10
Granted	13,333	22.50	9.40
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Balance outstanding at December 31, 2017	19,044	$29.25	9.01
Options exercisable at December 31, 2017	19,044	$29.25	9.01
Weighted average fair value of options granted during the period		$29.25

Balance at January 1, 2018	19,044	$29.25	9.01
Granted	73,750	$7.50	4.35
Exercised	-
Forfeited
Cancelled	(13,750)	$23.10	2.50
Balance outstanding at December 31, 2018	79,044	$9.90	5.56
Options exercisable at December 31, 2018	79,044
Weighted average fair value of options granted during the period		$7.50

F-33

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of the status of the Company’s outstanding stock warrants and changes during the years ended December 31, 2018 and 2017, is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2017	2	$45	1.36
Granted	-	-	-
Exercised	-	-	-
Forfeited (expired May 19, 2017)	(2)	(45)	-
Cancelled	-	-	-
Balance at December 31, 2017	-	$-	-

Balance at January 1, 2018	-	$-	-
Granted	4,000	60	2.37
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Balance outstanding at December 31, 2018	4,000	$60	2.37

As of December 31, 2018 and 2017, there were 4,000 and 0 stock warrants outstanding, respectively.

NOTE 11 – INCOME TAXES

The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carry forward for tax purposes totaling approximately $3.1 million at December 31, 2018, expiring through the year 2036.

The tax reform bill that Congress voted to approve Dec. 20, 2017, also known as the “Tax Cuts and Jobs Act”, made sweeping modifications to the Internal Revenue Code, including a much lower corporate tax rate, changes to credits and deductions, and a move to a territorial system for corporations that have overseas earnings. The act replaced the prior-law graduated corporate tax rate, which taxed income over $10 million at 35%, with a flat rate of 21%. The Company has not reviewed the all of the changes the “Tax Cuts and Jobs Act” that will apply to the Company but is reviewing such changes. Due to the continuing loss position of the Company, such changes should not be material.

F-34

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For U.S. purposes, the Company has not completed its evaluation of NOL utilization limitations under Internal Revenue Code, as amended (the “Code”) Section 382, change of ownership rules. If the Company has had a change in ownership, the NOL’s would be limited as to the amount that could be utilized each year, based on the Code. The Company has also, not completed its review of NOL’s pertaining to years the Company was known as “Silver Horn Mining Ltd.” and “Great West Resources, Inc.”, which may not be available due to IRC Section 382 and because of a change in business line that may eliminate NOL’s associated with ““Silver Horn Mining Ltd.” and “Great West Resources, Inc.” The company has also not reviewed the impact relating to “Recent Events” for its IRC Section 382 possible NOL’s limitation.

The table below summarizes the differences between the Company’s effective tax rate of 39% and the statutory federal rate as follows for the years ended December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
Tax expense (benefit) computed at “expected” statutory rate	$(222,448)	$(1,331,927)
State income taxes, net of benefit	(46,078)	-
Permanent differences:
Stock based compensation and consulting	(52,316)	839,849
Loss (gain) from change in fair value of derivative liability	-	(421)
Other	(3,648)	370,079
Valuation allowance	219,858	122,420
Net income tax expense/(benefit)	$-	$-

The Company’s wholly owned subsidiary, GTCL, is a United Kingdom (“UK”) Limited Company and files tax returns in the UK. Its estimated tax liability for December 31, 2018 and 2017 is approximately $0 and $23,459, respectively.

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

	December 31, 2018	December 31, 2017
Deferred tax assets:
Net operating loss carryforward	$947,937	$501,397

Total deferred tax assets	$947,937	$501,397

Deferred tax liabilities:
Book basis of property and equipment in excess of tax basis	$-	$-
Total deferred tax liabilities	$-	$-

Net deferred tax asset before valuation allowance	$947,937	$501,397
Less: valuation allowance	(947,937)	(501,397)
Net deferred tax asset	$-	$-

The net operating loss carryforward increased from $399,647 at December 31, 2017 to $446,540 at December 31, 2018. After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at December 31, 2018 and 2017, due to the uncertainty of realizing the deferred income tax assets.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company has a month to month lease for its headquarters, located in Poole, UK for $2,376 a month at the yearly average conversion rate of 1.296229 or £22,000 per annum. The three-year lease expired on October 1, 2018.

F-35

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Rent expense for year ended December 31, 2018 and 2017 is $27,852 and $31,456, respectively.

Employment Agreements

On June 14, 2018, the Company entered into a two (2) year Employment Agreement (“Agreement”) with Mr. Phipps, with an automatic one (1) year extension. Under the Agreement, Mr. Phipps will serve as the Company’s Chief Executive Officer and President and will receive an annual base salary equal to the sum of $170,000 and £48,000 to be paid through our operating subsidiary, Global Telesat Communications, Ltd. For the year ended December 31, 2018, the £48,000 equivalent to USD is $62,219 and the yearly conversion rate is 1.296229. The agreement provides for a performance bonus based on exceeding our annual revenue goals and on our ability to attract new investment. The Agreement also provides for medical plan coverage, an auto allowance, paid vacation, and discretionary stock grants and option awards. In the event of termination without cause, termination as a result of a change in control, or resignation with good reason (as defined in the Agreement), Mr. Phipps will be entitled to a severance equal to twice his base salary, the immediate vesting of all unvested options, and other benefits. The Agreement terminates and supersedes the Original Agreements and any subsequent amendments, effective as of the June 14, 2018.

Previously the Company had a two-year Executive Employment Agreement with Mr. Phipps, effective January 1, 2016. Under the Employment Agreement, Mr. Phipps will serve as the Company’s Chief Executive Officer and President and received an annual base salary equal to the sum of $144,000 and £48,000, or $61,833 at the yearly conversion rate of 1.288190. Mr. Phipps is also eligible for bonus compensation in an amount equal to up to fifty (50%) percent of his then-current base salary if the Company meets or exceeds criteria adopted by the Compensation Committee, if any, or Board and equity awards as may be approved in the discretion of the Compensation Committee or Board. On January 1, 2018, the agreement automatically renewed for another year.

Also, on June 14, 2018, we entered into a new Employment Agreement, (“Agreement”) with our Chief Financial Officer, Theresa Carlise. The Agreement is for a period of two (2) years, with an automatic one (1) year extension. Ms. Carlise’s base salary is $150,000 per year. The Agreement provides for performance bonuses based on exceeding our annual revenue goals and on our ability to attract new investment. The Agreement also provides for medical plan coverage, an auto allowance, paid vacation, and discretionary stock grants and option awards. In the event of termination without cause, termination as a result of a change in control, or resignation with good reason (as defined in the Agreements), Ms. Carlise will be entitled to a severance equal to twice her base salary, the immediate vesting of all unvested options, and other benefits. The Agreement terminates and supersedes the Original Agreements and any subsequent amendments, effective as of the June 14, 2018.

Prior to June 14, 2018, the Company had a one-year agreement for Ms. Carlise, as its Chief Financial Officer, Treasurer and Secretary. The agreement provided for an annual compensation of $140,000 as well as medical benefits. The agreement was effective December 1, 2016 and had an automatic renewal clause whereby the agreement renews itself for another year, if not cancelled by the Company previously. The agreement had been automatically extended for an additional term of one year on December 1, 2017. In addition to the base salary of $140,000 annually, Ms. Carlise was eligible to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors and shall be eligible for grants of awards under stock option or other equity incentive plans of the Company

Consulting Agreement

On July 7, 2017, the Company entered into an agreement with Viewtrade Securities Inc. to assist in effectuating a securities offering of $5,000,000 to $7,000,000. The agreement has expired, and the Company’s related registration statement has been withdrawn prior to effectiveness.

F-36

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Litigation

From time to time, the Company may become involved in litigation relating to claims arising out of our operations in the normal course of business. The Company is not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which the Company is a party or to which any of the Company’s properties is subject, which would reasonably be likely to have a material adverse effect on the Company’s business, financial condition and operating results.

NOTE 13 – RELATED PARTY TRANSACTIONS

The Company has received financing from the Company’s Chief Executive Officer. No formal repayment terms or arrangements existed prior to February 19, 2015, when as part of the Share Exchange Agreement, the Company entered into a one-year term note with David Phipps where the stockholder loans bear no interest. The note has been extended annually, with the most recent extension dated January 29, 2018, for an additional year to February 19, 2019. On May 11, 2018, the note payable of $5,768, was paid in full. The accounts payable due to related party includes advances for inventory and services due to David Phipps of $11,540. Total payments due to David Phipps as of December 31, 2018 and December 31, 2017 are $39,027 and $6,998, respectively.

The Company employs two individuals who are related to Mr. Phipps, of which earned gross wages totaled $72,312 and $75,643, for the years ended December 31, 2018 and 2017, respectively.

NOTE 14 - CONCENTRATIONS

Customers:

Amazon accounted for 37.3% and 25.7% of the Company’s revenues during the years ended December 31, 2018 and 2017, respectively. No other customer accounted for 10% or more of the Company’s revenues for either period.

Suppliers:

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchases for the years ended December 31, 2018 and 2017.

	December 31, 2018		December 31, 2017

Network Innovations	$2,002,733	42.8%	$1,367,898	40.8%
Garmin	$589,529	12.2%	$340,786	10.2%
Globalstar Europe	$610,933	12.7%	$460,989	13.8%
Cygnus Telecom	$457,871	9.5%	$438,825	13.10%

Geographic:

The following table sets forth revenue as to each geographic location, for the years ended December 31, 2018 and 2017:

	Year Ended December 31, 2018		Year Ended December 31, 2017

Europe	$3,841,332	67.1%	$3,787,582	63.1%
North America	1,282,494	22.4%	1,529,209	25.5%
South America	227,280	4.0%	326,647	5.4%
Asia & Pacific	317,699	5.5%	328,633	5.5%
Africa	58,096	1.0%	32,884	0.5%
	$5,726,901		$6,004,955

F-37

ORBSAT CORP. AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 – SUBSEQUENT EVENTS

On January 14, 2019, under the terms of a Securities Purchase Agreement, we issued a Convertible Promissory Note in the amount of $65,000 (the “Note”) to Power Up Lending Group Ltd. (“Power Up”). The Note bears interest at a rate of twelve percent (12%) per year and is due one (1) year from the date of issue. Beginning 180 days from the issue date, the Note is convertible to our common stock at a price equal to 61% of the Market Price, which is defined as the lowest trading price for our common stock during the 15 trading days prior to the conversion notice. Conversions under the Note are limited such that the holder may not convert the Note to the extent that the number of shares of common stock issuable upon the conversion would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our outstanding shares of common stock.

In the event of any default, the Note will bear interest at a rate of 22% per year. The Note may be pre-paid at a premium for the first 150 days after issue, with the pre-payment amount ranging from 115% of the balance to 140% of the balance. After 150 days from issue, pre-payment of the Note is not allowed.

On January 18, 2019, David Phipps exercised 21,667 options via a cashless exercise. Additionally, on January 18, 2019, two employees exercised 18,333 options through a cashless exercise. The Company withheld newly acquired shares pursuant to the exercise of the Option. The amount of common stock issued is calculated by using [Number of Options Exercising] minus [Exercise Price] * [Number of Options Exercising] divided by [Prior Close TRKK Market Price]. As a result of the exercise 21,619 shares of common stock were issued.

	Options Exercised	Exercise Price	Market Price	Shares withheld as Payment	Common Stock Issued
David Phipps	21,667	$2.55	$5.25	10,524	11,143
Other	18,333	$2.25	$5.25	7,857	10,476
	40,000			18,381	21,619

F-38

Part I Financial Information

Item 1. Financial Statements

The Company’s unaudited financial statements for the three and nine months ended September 30, 2019 and for comparable periods in the prior year are included below. The financial statements should be read in conjunction with the notes to financial statements that follow.

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS AS OF

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash	$91,232	$142,888
Accounts receivable, net	245,441	170,526
Inventory	448,210	269,024
Unbilled revenue	67,993	87,080
Prepaid expenses	37,715	1,926
Other current assets	83,218	43,713
Total current assets	973,809	715,157

Property and equipment, net	1,384,884	1,519,845
Right of use	84,181	-
Intangible assets, net	181,250	200,000

Total assets	$2,624,124	$2,435,002

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$1,113,605	$874,466
Contract liabilities	45,057	19,701
Related party payable	18,171	39,027
Lease liabilities - current	27,087	-
Provision for income taxes	11,029	10,696
Liabilities from discontinued operations	112,397	112,397
Total current liabilities	1,327,246	1,056,287

Long term liabilities:
Convertible debt, net of discount, unamortized, $702,906	102,094	-
Note payable	121,848	-
Lease liabilities – long term	54,479
Total Liabilities	1,605,767	1,056,287

Stockholders’ Equity:
Preferred Stock, $0.0001 par value; 3,333,333 shares authorized
Series A ($0.0001 par value; 0 and 1,333 shares authorized, and no shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively)	-	-
Series B ($0.0001 par value; 0 and 2,000 shares authorized, 0 and 222 shares issued and outstanding, as of September 30, 2019 and December 31, 2018, respectively)	-	-
Series C ($0.0001 par value; 0 and 266,667 shares authorized, 0 and 127,578 shares issued and outstanding, as of September 30, 2019 and December 31, 2018, respectively)	-	13
Series D ($0.0001 par value; 0 and 333,333 shares authorized, 0 and 192,807 shares issued and outstanding, as of September 30, 2019 and December 31, 2018, respectively)	-	19
Series E ($0.0001 par value; 0 and 583,067 shares authorized, 0 and 344,947 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively)	-	34
Series F ($0.0001 par value; 0 and 73,333 shares authorized, 0 and 23,333 issued and outstanding, as of September 30, 2019 and December 31, 2018, respectively)	-	2
Series G ($0.0001 par value; 0 and 672,667 shares authorized, 0 and 346,840 issued and outstanding as of September 30, 2019 and December 31, 2018, respectively)	-	35
Series H ($0.0001 par value; 0 and 13,333 shares authorized, 0 and 916 issued and outstanding, as of September 30, 2019 and December 31, 2018, respectively)	-	-
Series I ($0.0001 par value; 0 and 7,663 shares authorized, 0 and 3,274 issued and outstanding, as of September 30, 2019 and December 31, 2018, respectively)	-	-
Series J ($0.0001 par value; 0 and 8,333 shares authorized, 0 and 4,313 issued and outstanding as of September 30, 2019 and December 31, 2018, respectively)	-	-
Series K ($0.0001 par value; 0 and 83,333 shares authorized, 0 and 77,124 issued and outstanding, as of September 30, 2019 and December 31, 2018, respectively)	-	8
Series L ($0.0001 par value; 0 and 6,667 shares authorized, 0 and 2,000 issued and outstanding as of September 30, 2019, and December 31, 2018, respectively)	-	-
Common Shares, $0.0001 par value; 50,000,000 shares authorized, 121,216 outstanding as of September 30, 2019 and 62,435 outstanding at December 31, 2018	12	6
Additional paid-in capital	11,757,027	11,120,192
Accumulated (deficit)	(10,731,613)	(9,735,419)
Accumulated other comprehensive (income) loss	(7,068)	(6,175)
Total stockholders’ equity	1,018,358	1,378,715

Total liabilities and stockholders’ equity	$2,624,124	$2,435,002

See the accompanying notes to the unaudited condensed consolidated financial statements.

F-39

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHNSIVE LOSS

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Net sales	$1,746,525	$1,386,927	$4,453,906	$4,654,507

Cost of sales	1,366,008	1,140,717	3,553,351	3,673,128

Gross profit	380,517	246,210	900,555	981,379

Operating expenses:
Selling and general administrative	210,600	162,038	522,352	477,698
Salaries, wages and payroll taxes	176,762	200,675	536,504	566,626
Stock based compensation	-	47,422	-	47,422
Professional fees	126,565	44,309	447,908	205,277
Depreciation and amortization	69,109	74,943	203,234	221,656
Total operating expenses	583,036	529,387	1,709,998	1,518,679

Loss before other expenses and income taxes	(202,519)	(283,177)	(809,443)	(537,300)

Other (income) expense
Change in fair value of derivative instruments, net	-	-	69,677	-
Gain on debt extinguishment	-	-	(134,677)	-
Interest earned	(812)	-	(1,576)	-
Interest expense	81,121	-	211,344	110
Foreign currency exchange rate variance	18,131	32,313	41,238	47,158
Total other expense	98,440	32,313	186,006	47,268

Net loss before income tax expense	$(300,959)	$(315,490)	$(995,449)	$(584,568)

Provision for income taxes	(12)	8,897	745	8,897

Net loss	(300,947)	(324,387)	(996,194)	(593,465)

Comprehensive Income:
Net loss	(300,947)	(324,387)	(996,194)	(593,465)
Foreign currency translation adjustments	(494)	(13,551)	(893)	(5,624)
Comprehensive loss	$(301,441)	$(337,938)	$(997,087)	$(599,089)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS
Weighted number of common shares outstanding – basic & diluted	119,876	62,435	91,359	48,924
Basic and diluted net (loss) per share	$(2.51)	$(5.20)	$(10.90)	$(12.13)

See the accompanying notes to the unaudited condensed consolidated financial statements.

F-40

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2019

	Preferred Stock - Series A		Preferred Stock - Series B		Preferred Stock - Series C
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2018	-	$-	222	$-	127,578	$13

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Preferred shares converted to note payable	-	-	-	-	(123,526)	(12)
Preferred shares converted to common	-	-	(222)	-	(4,052)	(1)
Exercise of options to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2019	-	$-	-	$-	-	$-

For the Nine Months Ended September 30, 2018

	Preferred Stock - Series A		Preferred Stock - Series B		Preferred Stock - Series C
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2017	-	$-	222	$-	127,578	$13

Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Sale of Preferred Stock Series J	-	-	-	-	-
Sale of Preferred Stock Series L
Stock based compensation for options granted
Preferred shares converted to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2018	-	$-	222	$-	127,578	$13

See accompanying notes to unaudited condensed consolidated financial statements.

F-41

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Three Months Ended September 30, 2019

	Preferred Stock - Series A		Preferred Stock - Series B		Preferred Stock - Series C
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2019	-	$-	-	$-	-	$-

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Common issued for post-split adjustments	-	-	-	-	-	-
Preferred shares converted to note payable	-	-	-	-	-	-
Preferred shares converted to common	-	-	-	-	-	-
Exercise of options to common	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2019	-	$-	-	$-	-	$-

For the Three Months Ended September 30, 2018

	Preferred Stock - Series A		Preferred Stock - Series B		Preferred Stock - Series C
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2018		$-	222	$-	127,578	$13

Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Sale of Preferred Stock Series J	-	-	-	-	-	-
Sale of Preferred Stock Series L	-	-	-	-	-	-
Preferred shares converted to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-

Balance, September 30, 2018	-	$-	222	$-	127,578	$13

See accompanying notes to unaudited condensed consolidated financial statements.

F-42

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2019

	Preferred Stock - Series D		Preferred Stock - Series E		Preferred Stock - Series F
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2018	192,807	$19	344,947	$34	23,333	$2

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Common issued for post-split adjustments	-	-	-	-	-	-
Preferred shares converted to note payable	(147,577)	(15)	-	-	-	-
Preferred shares converted to common	(45,230)	(4)	(344,947)	(34)	(23,333)	(2)
Exercise of options to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2019	-	$-	-	$-	$-	$-

For the Nine Months Ended September 30, 2018

	Preferred Stock - Series D		Preferred Stock - Series E		Preferred Stock - Series F
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2017	192,807	$19	344,947	$34	23,333	$2

Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Sale of Preferred Stock Series J	-	-	-	-
Sale of Preferred Stock Series L	-	-	-	-	-	-
Preferred shares converted to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-

Balance, September 30, 2018	192,807	$19	344,947	$34	$23,333	$2

See accompanying notes to unaudited condensed consolidated financial statements.

F-43

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Three Months Ended September 30, 2019

	Preferred Stock - Series D		Preferred Stock - Series E		Preferred Stock - Series F
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2019	-	$-	2,256	$-	-	$-

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Common issued for post-split adjustments	-	-	-	-	-	-
Preferred shares converted to note payable	-	-	-	-	-	-
Preferred shares converted to common	-	-	(2,256)	-	-	-
Exercise of options to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2019	-	$-	-	$-	-	$-

For the Three Months Ended September 30, 2018

	Preferred Stock - Series D		Preferred Stock - Series E		Preferred Stock - Series F
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2018	192,807	$19	344,947	$34	23,333	$2

Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Sale of Preferred Stock Series J	-	-	-	-	-	-
Sale of Preferred Stock Series L	-	-	-	-	-	-
Preferred shares converted to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2018	192,807	$19	344,947	$34	23,333	$2

See accompanying notes to unaudited condensed consolidated financial statements.

F-44

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2019

	Preferred Stock – Series G		Preferred Stock – Series H		Preferred Stock – Series I
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2018	346,840	$35	916	$-	3,274	$-

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Common issued for post-split adjustments	-	-	-	-	-	-
Preferred shares converted to note payable	(346,840)	(35)	(916)	-	(3,274)	-
Preferred shares converted to common	-	-	-	-	-	-
Exercise of options to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2019	-	$-	-	$-	-	$-

For the Nine Months Ended September 30, 2018

	Preferred Stock - Series G		Preferred Stock - Series H		Preferred Stock - Series I
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2017	346,840	$35	916	$-	3,274	$-

Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Sale of Preferred Stock Series J	-	-	-	-	-	-
Sale of Preferred Stock Series L	-	-	-	-	-	-
Preferred shares converted to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2018	346,840	$35	916	$-	3,274	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-45

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Three Months Ended September 30, 2019

	Preferred Stock – Series G		Preferred Stock – Series H		Preferred Stock – Series I
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2019	-	$-	-	$-	33	$-

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Common issued for post-split adjustments	-	-	-	-	-	-
Preferred shares converted to note payable	-	-	-	-	(33)	-
Preferred shares converted to common	-	-	-	-	-	-
Exercise of options to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2019	-	$-	-	$-	-	$-

For the Three Months Ended September 30, 2018

	Preferred Stock - Series G		Preferred Stock - Series H		Preferred Stock - Series I
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance June 30, 2018	346,840	$35	916	$-	3,274	$-

Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Sale of Preferred Stock Series J	-	-	-	-	-	-
Sale of Preferred Stock Series L	-	-	-	-	-	-
Preferred shares converted to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2018	346,840	$35	916	$-	3,274	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-46

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2019

	Preferred Stock – Series J		Preferred Stock – Series K		Preferred Stock – Series L
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2018	4,313	$-	77,124	$8	2,000	$-

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Common issued for post-split adjustments	-	-	-	-	-	-
Preferred shares converted to note payable	(4,296)	-	(70,571)	(7)	(2,000)	-
Preferred shares converted to common	(17)	-	(6,553)	(1)	-	-
Exercise of options to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2019	-	$-	-	$-	-	$-

For the Nine Months Ended September 30, 2018

	Preferred Stock – Series J		Preferred Stock – Series K		Preferred Stock – Series L
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2017	2,980	$-	77,124	$8	-	$-

Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Sale of Preferred Stock Series J	1,333	-	-	-	-	-
Sale of Preferred Stock Series L	-	-	-	-	2,000	-
Preferred shares converted to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2018	4,313	$-	77,124	$8	2,000	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-47

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Three Months Ended September 30, 2019

	Preferred Stock - Series J		Preferred Stock - Series K		Preferred Stock - Series L
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2019	-	$-	-	$-	667	$-

Beneficial conversion feature of convertible debt	-	-	-	-	-	-
Common issued for post-split adjustments	-	-	-	-	-	-
Preferred shares converted to note payable	-	-	-	-	(667)	-
Preferred shares converted to common	-	-	-	-
Exercise of options to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2019	-	$-	-	$-	-	$-

For the Three Months Ended September 30, 2018

	Preferred Stock - Series J		Preferred Stock - Series K		Preferred Stock - Series L
	$0.0001 Par Value		$0.0001 Par Value		$0.0001 Par Value
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2018	2,980	$-	77,124	$8	-	$-

Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-	-	-
Sale of Preferred Stock Series J	1,333	-	-	-	2,000	-
Sale of Preferred Stock Series L	-	-	-	-
Preferred shares converted to common	-	-	-	-	-	-
Comprehensive loss	-	-	-	-	-	-
Net loss	-	-	-	-	-	-

Balance, September 30, 2018	4,313	$-	77,124	$8	2,000	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-48

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2019

	Common Stock		Additional
	$0.0001 Par Value		Paid in	Accumulated
	Shares	Amount	Capital	Deficit
Balance, December 31, 2018	62,435	$6	$11,120,192	$(9,735,419)

Beneficial conversion feature of convertible debt	-	-	805,000	-
Common issued for post-split adjustments	1,687	-	-	-
Preferred shares converted to note payable	-	-	(168,199)	-
Preferred shares converted to common	35,473	4	36	-
Exercise of options to common	21,621	2	(2)	-
Comprehensive loss	-	-	-	-
Net loss	-	-	-	(996,194)

Balance, September 30, 2019	121,216	$12	$11,757,027	$(10,731,613)

For the Nine Months Ended September 30, 2018

	Common Stock		Additional
	$0.0001 Par Value		Paid in	Accumulated
	Shares	Amount	Capital	Deficit
Balance, December 31, 2017	62,435	$6	$10,400,564	$(8,540,713)

Imputed interest expense related to related party note payable issued for recapitalization	-	-	110	-
Sale of Preferred Stock Series J	-	-	200,000	-
Sale of Preferred Stock Series L	-	-	300,000	-
Stock based compensation for options granted	-	-	47,422	-
Preferred shares converted to common	-	-	-	-
Comprehensive loss	-	-	-	-
Net loss	-	-	-	(593,465)

Balance, September 30, 2018	62,435	$6	$10,948,096	$(9,134,178)

See accompanying notes to unaudited condensed consolidated financial statements.

F-49

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Three Months Ended September 30, 2019

	Common Stock		Additional
	$0.0001 Par Value		Paid in	Accumulated
	Shares	Amount	Capital	Deficit
Balance, June 30, 2019	117,689	$12	$11,757,027	$(10,430,666)

Beneficial conversion feature of convertible debt	-	-	-	-
Common issued for post-split adjustments	1,687	-	-	-
Preferred shares converted to note payable	-	-	-	-
Preferred shares converted to common	1,840	-	-	-
Exercise of options to common	-	-	-	-
Comprehensive loss	-	-	-	-
Net loss	-	-	-	(300,947)

Balance, September 30, 2019	121,216	$12	$11,757,027	$(10,731,613)

For the Three Months Ended September 30, 2018

	Common Stock		Additional
	$0.0001 Par Value		Paid in	Accumulated
	Shares	Amount	Capital	Deficit
Balance, June 30, 2018	62,435	$6	$10,900,674	$(8,809,791)

Imputed interest expense related to related party note payable issued for recapitalization	-	-	-	-
Sale of Preferred Stock Series J				-
Sale of Preferred Stock Series L	-	-	-	-
Stock based compensation for options granted	-	-	47,422	-
Preferred shares converted to common		-	-	-
Comprehensive loss	-	-	-	-
Net loss	-	-	-	(324,387)

Balance, September 30, 2018	62,435	$6	$10,948,096	$(9,134,178)

See accompanying notes to unaudited condensed consolidated financial statements.

F-50

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2019

	Comprehensive	Stockholders’
	Income (Loss)	Equity

Balance, December 31, 2018	$(6,175)	$1,378,715

Beneficial conversion feature of convertible debt	-	805,000
Common issued for post-split adjustments	-	-
Preferred shares converted to note payable	-	(168,270)
Preferred shares converted to common	-	-
Exercise of options to common	-	-
Comprehensive loss	(893)	(893)
Net loss	-	(996,194)
Balance, September 30, 2019	$(7,068)	$1,018,358

For the Nine Months Ended September 30, 2018

	Comprehensive	Stockholders’
	Income (Loss)	Equity

Balance, December 31, 2017	$(402)	$1,859,566

Imputed interest expense related to related party note payable issued for recapitalization	-	110
Sale of Preferred Stock Series J	-	200,000
Sale of Preferred Stock Series L	-	300,000
Stock based compensation for options granted	-	47,422
Preferred shares converted to common		-
Comprehensive loss	(5,624)	(5,624)
Net loss	-	(593,465)
Balance, September 30, 2018	$(6,026)	$1,808,009

See accompanying notes to unaudited condensed consolidated financial statements.

F-51

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

For the Three Months Ended September 30, 2019

	Comprehensive	Stockholders’
	Income (Loss)	Equity

Balance June 30, 2019	$(6,574)	$1,319,799

Beneficial conversion feature of convertible debt	-	-
Common issued for post-split adjustments	-	-
Preferred shares converted to note payable	-	-
Preferred shares converted to common	-	-
Exercise of options to common	-	-
Comprehensive loss	(494)	(494)
Net loss	-	(300,947)

Balance, September 30, 2019	$(7,068)	$1,018,358

For the Three Months Ended September 30, 2018

	Comprehensive	Stockholders’
	Income (Loss)	Equity

Balance June 30, 2018	$(7,529)	$2,083,471

Imputed interest expense related to related party note payable issued for recapitalization	-	-
Sale of Preferred Stock Series J	-	-
Sale of Preferred Stock Series L	-	-
Stock based compensation for options granted	-	47,422
Preferred shares converted to common	-	-
Comprehensive income	1,503	1,503
Net loss	-	(324,387)

Balance, September 30, 2018	$(6,026)	$1,808,009

See accompanying notes to unaudited condensed consolidated financial statements.

F-52

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED

	September 30, 2019	September 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(996,194)	$(593,465)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation expense	184,484	202,906
Amortization of intangible asset	18,750	18,750
Amortization of right of use	2,196	-
Amortization of convertible debt, net	211,330	-
Stock based compensation	-	47,422
Provision for income tax expense	-	(1,091)
Change in fair value of derivative liabilities	69,677	-
Gain on debt extinguishment	(134,677)	-
Imputed interest	-	110
Convertible debt issued for services	113,000	-
Change in operating assets and liabilities:		-
Accounts receivable	(74,915)	104,850
Inventory	(179,186)	(142,234)
Unbilled revenue	19,087	12,008
Prepaid expense	(35,789)	82,454
Other current assets	(39,505)	(35,691)
Lease liabilities	(4,811)	-
Accounts payable and accrued liabilities	217,680	22,902
Provision for income taxes	333	-
Contract liabilities	25,356	(215,989)
Net cash used in operating activities	(603,183)	(497,068)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(51,414)	(31,019)
Net cash used in investing activities	(51,414)	(31,019)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of note payable, related party, net	(20,856)	4,542
Repayments from note payable	(46,422)	-
Proceeds from sale of preferred stock	-	500,000
Proceeds of convertible debt	757,000	-
Repayments from convertible notes payable	(87,778)	-
Net cash provided by financing activities	601,944	504,542

Effect of exchange rate on cash	998	(6,332)

Net increase in cash	(51,656)	(29,877)
Cash beginning of period	142,888	233,326
Cash end of period	$91,232	$203,449

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for
Interest	$20,270	$-
Income tax	$-	$-
Non-cash adjustments during the period for
Beneficial conversion feature on convertible debt	$805,000	$-
Long term debt issued in exchange for preferred stock	$168,270	$-
Obtaining right of use asset for lease liability	$86,377	$-

See the accompanying notes to the unaudited condensed consolidated financial statements.

F-53

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements and do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The information furnished reflects all adjustments, consisting only of normal recurring items which are, in the opinion of management, necessary in order to make the financial statements not misleading. The consolidated financial statements as of December 31, 2018 have been audited by an independent registered public accounting firm. The accounting policies and procedures employed in the preparation of these condensed consolidated financial statements have been derived from the audited financial statements of Orbsat Corp F/K/A/ Orbital Tracking Corp. (the “Company”) for the year ended December 31, 2018, which are contained in the Company’s annual report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2019. The consolidated balance sheet as of December 31, 2018 was derived from those financial statements.

Basis of Presentation and Principles of Consolidation

The condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and the rules and regulations of the SEC for interim financial information. The condensed consolidated financial statements of the Company include the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated. All adjustments (consisting of normal recurring items) necessary to present fairly the Company’s financial position as of September 30, 2019, and the results of operations and cash flows for the three and nine months ended September 30, 2019 have been included. The results of operations for the three and nine months ended September 30, 2019 are not necessarily indicative of the results to be expected for the full year.

Description of Business

The Company was formerly Great West Resources, Inc., a Nevada corporation. The Company, through its wholly owned subsidiaries, Global Telesat Communications Limited (“GTCL”) and Orbital Satcom Corp. (“Orbital Satcom”), is a provider of satellite-based hardware, airtime and related services both in the United States and internationally. The Company’s principal focus is on growing the Company’s existing satellite-based hardware, airtime and related services business line and developing the Company’s own tracking devices for use by retail customers worldwide.

On March 28, 2014, the Company merged with and into a wholly-owned subsidiary of the Company (“Great West”) solely for the purpose of changing its state of incorporation to Nevada from Delaware (the “Reincorporation”), effecting a 1:150 reverse split of its common stock, and changing its name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration. During late 2014, the Company abandoned its efforts to enter the potash mining and exploration business. All references in the consolidated financial statements and notes thereto have been retroactively restated to reflect the reverse stock split of 1:150.

On the effective date of the merger:

(a) Each share of the Company’s common stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of Great West common stock;

(b) Each share of the Company’s Series A preferred stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of the Great West Series A preferred stock;

(c) Each share of the Company’s Series D preferred stock issued and outstanding immediately prior to the effective date changed and converted into 1/150th fully paid and non-assessable shares of the Great West Series B preferred stock;

F-54

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(d) All options to purchase shares of the Company’s common stock issued and outstanding immediately prior to the effective date changed and converted into equivalent options to purchase 1/150th of a share of Great West common stock at an exercise price of $0.0001 per share;

(e) All warrants to purchase shares of the Company’s common stock issued and outstanding immediately prior to the effective date changed and converted into equivalent warrants to purchase 1/150th of a share of Great West common stock at 150 times the exercise price of such converted warrants; and

(f) Each share of Great West common stock issued and outstanding immediately prior to the effective date were canceled and returned to the status of authorized but unissued Great West common stock.

GTCL was formed under the laws of England and Wales in 2008. On February 19, 2015, the Company entered into a share exchange agreement with GTCL and all of the holders of the outstanding equity of GTCL pursuant to which GTCL became a wholly owned subsidiary of the Company (the “Share Exchange”).

For accounting purposes, this transaction was accounted for as a reverse acquisition and has been treated as a recapitalization of the Company with GTCL considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The completion of the Share Exchange resulted in a change of control. The Share Exchange was accounted for as a reverse acquisition and re-capitalization. The GTCL shareholders obtained approximately 39% of voting control on the date of Share Exchange. GTCL was the acquirer for financial reporting purposes and the Company was the acquired company. The consolidated financial statements after the acquisition include the balance sheets of both companies at historical cost, the historical results of GTCL and the results of the Company from the acquisition date. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization. See Note 11 - Stockholders Equity.

On March 8, 2018, our then-outstanding 140,224,577 shares of common stock were reduced by a reversed split for a ratio of 1 for 150, resulting in 936,519 shares of common stock issued and outstanding post-split. The number of authorized shares of our common stock were not reduced by the reverse stock split. Accordingly, the reverse stock split had the effect of creating additional unissued and unreserved shares of our common stock. All share and per share, information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the reverse split.

Subsequently on August 19, 2019, FINRA approved a reverse split of our common stock at a ratio of 1 for 15, reducing our then outstanding 1,792,834 shares of common stock for a ratio of 1 for 15. The Company was required to issue an additional 1,687 shares for post-split adjustments resulting in 121,216 shares of common stock issued and outstanding post-split. The number of authorized shares all classes were also reduced with the same 1 for 15 ratio. As a result of the reverse split, our common stock now has the CUSIP number: 68557F100. All share and per share, information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the reverse split. See Note 11 - Stockholders Equity.

Also, on August 19, 2019, we changed our name to “Orbsat Corp” from “Orbital Tracking Corp” pursuant to a merger with a newly formed wholly owned subsidiary.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the assumptions used to calculate stock-based compensation, derivative liabilities, preferred deemed dividend and common stock issued for services.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Accounts receivable and allowance for doubtful accounts

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Quarterly, an adjustment is made offsetting sales for any balance over 90 days, not yet collected in 120 days from the 90-day report date. Account balances deemed to be uncollectible offset sales after all means of collection have been exhausted and the potential for recovery is considered remote. As of September 30, 2019, and December 31, 2018, there is an allowance for doubtful accounts of $1,626 and $448, respectively.

F-55

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Inventories

Inventories are valued at the lower of cost or net realizable value, using the first-in first-out cost method. The Company assesses the valuation of its inventories and reduces the carrying value of those inventories that are obsolete or in excess of the Company’s forecasted usage to their estimated net realizable value. The Company estimates the net realizable value of such inventories based on analysis and assumptions including, but not limited to, historical usage, expected future demand and market requirements. A change to the carrying value of inventories is recorded to cost of goods sold.

Foreign Currency Translation

The Company’s reporting currency is U.S. Dollars. The accounts of one of the Company’s subsidiaries, GTCL, is maintained using the appropriate local currency, Great British Pound (“GBP”), as the functional currency. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders’ equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are deferred as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) gain. Transaction gains and losses arising from exchange rate fluctuation on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the three and nine months ended September 30, 2019, closing rate at 1.228700 US$: GBP, quarter average rate at 1.232981 US$: GBP and yearly average rate at 1.273268 US$: GBP, for the three and nine months ended September 30, 2018 closing rate at 1.3036 US$: GBP, quarter average rate at 1.30281 US$: GBP and yearly average rate at 1.3513 US$: GBP, for the year ended 2018 closing rate at 1.274700 US$: GBP, yearly average rate at 1.296229 US$: GBP.

Revenue Recognition and Unearned Revenue

The Company recognizes revenue from satellite services when earned, as services are rendered or delivered to customers. Equipment sales revenue is recognized when the equipment is delivered to and accepted by the customer. Only equipment sales are subject to warranty. Historically, the Company has not incurred significant expenses for warranties. Equipment sales which have been prepaid, before the goods are shipped are recorded as contract liabilities and once shipped is recognized as revenue. The Company also records as contract liabilities, certain annual plans for airtime, which are paid in advance. Once airtime services are incurred, they are recognized as revenue. Unbilled revenue is recognized for airtime plans whereby the customer is invoiced for its data usage the following month after services are incurred.

The Company’s customers generally purchase a combination of our products and services as part of a multiple element arrangement. The Company’s assessment of which revenue recognition guidance is appropriate to account for each element in an arrangement can involve significant judgment. This assessment has a significant impact on the amount and timing of revenue recognition.

The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which we expect to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, we perform the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) we satisfy a performance obligation. The five-step model is applied to contracts when it is probable that we will collect the consideration we are entitled to in exchange for the goods or services transferred to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, we assess the goods or services promised within each contract and determine those that are performance obligations and assess whether each promised good or service is distinct. We then recognize revenue in the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

F-56

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In accordance with ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedient, which is to (1) clarify the objective of the collectability criterion for applying paragraph 606-10-25-7; (2) permit an entity to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price; (3) specify that the measurement date for noncash consideration is contract inception; (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations; (5) clarify that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application, and (6) clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. The amendments of this ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. There was no impact as a result of adopting this ASU on the financial statements and related disclosures. Based on the terms and conditions of the product arrangements, the Company believes that its products and services can be accounted for separately as its products and services have value to the Company’s customers on a stand-alone basis. When a transaction involves more than one product or service, revenue is allocated to each deliverable based on its relative fair value; otherwise, revenue is recognized as products are delivered or as services are provided over the term of the customer contract.

Contract liabilities is shown separately in the condensed consolidated balance sheets as current liabilities. At September 30, 2019, we had contract liabilities of approximately $45,057. At December 31, 2018, we had contract liabilities of approximately $19,701.

Cost of Product Sales and Services

Cost of sales consists primarily of materials, airtime and overhead costs incurred internally and amounts incurred to contract manufacturers to produce our products, airtime and other implementation costs incurred to install our products and train customer personnel, and customer service and third-party original equipment manufacturer costs to provide continuing support to our customers. There are certain costs which are deferred and recorded as prepaids, until such revenue is recognized. Refer to revenue recognition above as to what constitutes contract liabilities.

Shipping and handling costs are included as a component of costs of product sales in the Company’s consolidated statements of operations because the Company includes in revenue the related costs that the Company bills its customers.

Intangible assets

Intangible assets include customer contracts purchased and recorded based on the cost to acquire them. These assets are amortized over 10 years. Useful lives of intangible assets are periodically evaluated for reasonableness and the assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may no longer be recoverable.

Goodwill and other intangible assets

In accordance with Accounting Standards Codification (“ASC”) 350-30-65, “Intangibles - Goodwill and Others,” the Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Factors the Company considers to be important which could trigger an impairment review include the following:

●	Significant underperformance relative to expected historical or projected future operating results;

●	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

●	Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company did not consider it necessary to record any impairment charges during the three and nine months ended September 30, 2019 and the year ended December 31, 2018, respectively.

F-57

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Property and Equipment

Property and equipment are carried at historical cost less accumulated depreciation. Depreciation is based on the estimated service lives of the depreciable assets and is calculated using the straight-line method. Expenditures that increase the value or productive capacity of assets are capitalized. Fully depreciated assets are retained in the property and equipment, and accumulated depreciation accounts until they are removed from service. When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Repairs and maintenance are expensed as incurred.

The estimated useful lives of property and equipment are generally as follows:

Years
Office furniture and fixtures	4
Computer equipment	4
Rental equipment	4
Appliques	10
Website development	2

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the periods ended September 30, 2019 and December 31, 2018, respectively.

Accounting for Derivative Instruments

Derivatives are required to be recorded on the balance sheet at fair value. These derivatives, including embedded derivatives in the Company’s structured borrowings, are separately valued and accounted for on the Company’s balance sheet. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market-based pricing models incorporating readily observable market data and requiring judgment and estimates.

Conversion feature derivative liability
Balance at January 1, 2019	-
Derivative liability	65,000
Change in fair value included in earnings	36,925
Balance at March 31, 2019	$101,925
Derivative Liability	(65,000)
Change in fair value included in earnings	(36,925)
Balance at September 30, 2019	$-

The current portion of the convertible notes were accounted for as liabilities at the date of issuance and adjusted to fair value through earnings for the three months ended March 31, 2019. On May 14, 2019 due to the cash repayment any derivative liability recorded was reversed.

The Company did not identify any other assets or liabilities that are required to be presented on the condensed consolidated balance sheets at fair value in accordance with the accounting guidance. The carrying amounts reported in the balance sheet for cash, accounts payable, and accrued expenses approximate their estimated fair market value based on the short-term maturity of the instruments.

F-58

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 718, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. Further, ASC Topic 718, provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718, such as the repricing of share options, which would revalue those options and the accounting for the cancellation of an equity award whether a replacement award or other valuable consideration is issued in conjunction with the cancellation. If not, the cancellation is viewed as a replacement and not a modification, with a repurchase price of 0.

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”) which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach require the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold is measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement,” which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

Leases

Effective January 1, 2019, the Company accounts for its leases under ASC 842, Leases.  Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate.  Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term.  For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term.  For finance leases, interest on the lease liability and the amortization of the right of use asset results in front-loaded expense over the lease term.  Variable lease expenses are recorded when incurred.

In calculating the right of use asset and lease liability, the Company has elected to combine lease and non-lease components.  The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election, and recognizes rent expense on a straight-line basis over the lease term.

The Company continues to account for leases in the prior period financial statements under ASC Topic 840.

F-59

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Earnings per Common Share

Net income (loss) per common share is calculated in accordance with ASC Topic 260: Earnings per Share (“ASC 260”). Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. In periods where the Company has a net loss, all dilutive securities are excluded.

The following are dilutive common stock equivalents during the period ended:

	September 30, 2019	September 30, 2018
Convertible preferred stock	-	147,649
Convertible notes payable (1)	8,050,000	-
Stock options	39,044	21,336
Stock warrants	4,000	4,000
Total	8,093,044	172,985

(1) 8,050,000 shares of our common stock issuable upon conversion of $805,000 of Convertible Notes Payable as of September 30, 2019, not accounting for 4.99% beneficial ownership limitations.

On April 30, 2019, the Company exchanged preferred shares to promissory notes and is treated as extinguishment of preferred shares. In accordance with ASC 260-10-S99, such extinguishment on preferred shares considered as redemptions of preferred shares and the difference between the fair value of the consideration and the carrying amount of the preferred shares will adjust the net income (loss) available to common stockholders in the calculation of earnings per shares. The following are the adjustment to the net income (loss) available to common stockholders during the period ended:

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Net loss	$(300,947)	$(324,387)	$(996,194)	$(593,465)
Preferred shares redemption adjustment	$-	$-	$201,924	$-
Net loss available to common shareholders	$-	$-	$(794,270)	$-

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS
Weighted number of common shares outstanding – basic & diluted	119,876	62,435	91,359	48,294
Loss applicable to common shareholders per share	$(2.51)	$(5.20)	$(8.69)	$(12.13)

Related Party Transactions

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedient, which is to (1) clarify the objective of the collectability criterion for applying paragraph 606-10-25-7; (2) permit an entity to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price; (3) specify that the measurement date for noncash consideration is contract inception; (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations; (5) clarify that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application, and (6) clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. The amendments of this ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. There was no impact as a result of adopting this ASU on the financial statements and related disclosures.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective in the first quarter of fiscal 2019. Early adoption is permitted for the accounting guidance on financial liabilities under the fair value option. There was no impact as a result of adopting this ASU on the financial statements and related disclosures.

In May 2017, the FASB issued ASU 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting (ASU 2016-09), which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718, such as the repricing of share options, which would revalue those options and the accounting for the cancellation of an equity award whether a replacement award or other valuable consideration is issued in conjunction with the cancellation. If not, the cancellation is viewed as a replacement and not a modification, with a repurchase price of 0. This pronouncement is effective for annual reporting periods beginning after December 15, 2017. The Company adopted this standard on January 1, 2018 and did not have a material impact on the Company’s financial statements.

F-60

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity and Derivatives and Hedging, which changes the accounting and earnings per share for certain instruments with down round features. The amendments in this ASU are applied using a cumulative-effect adjustment as of the beginning of the fiscal year or retrospective adjustment to each period presented and is effective for annual periods beginning after December 15, 2018, and interim periods within those periods.

On December 22, 2017 the SEC issued Staff Accounting Bulletin 118 (SAB 118), which provides guidance on accounting for the tax effects of the Tax Cuts and Jobs Act (the “TCJA”). SAB 118 provides a measurement period that should not extend beyond one year from the enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the TCJA for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the TCJA is incomplete but for which they are able to determine a reasonable estimate, it must record a provisional amount in the financial statements. Provisional treatment is proper in light of anticipated additional guidance from various taxing authorities, the SEC, the FASB, and even the Joint Committee on Taxation. If a company cannot determine a provisional amount to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the TCJA. The Company has applied this guidance to its consolidated financial statements.

In November 2018, the FASB amended Topic 842, Leases, by issuing ASU No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 with ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard was effective for us on January 1, 2019, however the Company did not have any leases that met the criteria as established above, until July 24, 2019, when the Company entered into a three year lease for its UK office and warehouse for annual rent of £25,536 or GBP:USD using exchange rate close for liability of 1.2287 or $31,376. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019.

At September 30, 2019, the Company had current and long-term operating lease liabilities of $27,087 and $54,479, respectively, and right of use assets of $84,181.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

F-61

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - GOING CONCERN CONSIDERATIONS

The accompanying condensed consolidated financial statements are prepared assuming the Company will continue as a going concern. At September 30, 2019, the Company had an accumulated deficit of approximately $10,731,613, negative working capital of approximately $353,536 and net loss of approximately $996,194 during the nine months ended September 30, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern for one year from the issuance of the financial statements. The ability of the Company to continue as a going concern is dependent upon obtaining additional capital and financing. Management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to raise additional funds, there can be no assurances to that effect. The condensed consolidated financial statements do not include any adjustments relating to classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - INVENTORIES

At September 30, 2019 and December 31, 2018, inventories consisted of the following:

	September 30, 2019	December 31, 2018
Finished goods	$448,210	$269,024
Less reserve for obsolete inventory	-	-
Total	$448,210	$269,024

For the nine months ended September 30, 2019 and the year ended December 31, 2018, the Company did not make any change for reserve for obsolete inventory.

NOTE 4 – PREPAID EXPENSES

Prepaid expenses amounted to $37,715 at September 30, 2019 and $1,926 at December 31, 2018, respectively. Prepaid expenses include prepayments in cash for accounting fees, prepayments in equity instruments, which are being amortized over the terms of their respective agreements, as well as cost associated with certain contract liabilities. The current portion consists of costs paid for future services which will occur within a year.

NOTE 5 - PROPERTY AND EQUIPMENT

At September 30, 2019 and December 31, 2018, property and equipment consisted of the following:

	September 30, 2019	December 31, 2018
Office furniture and fixtures	$77,511	$76,907
Computer equipment	47,580	30,678
Rental equipment	69,998	66,090
Appliques	2,160,096	2,160,096
Website development	25,780	23,061

Less accumulated depreciation	(996,081)	(836,987)

Total	$1,384,884	$1,519,845

Depreciation expense was $184,484 and $202,906 for the nine months ended September 30, 2019 and 2018, respectively. For the three months ended September 30, 2019 and 2018, depreciation expense was $62,859 and $68,693, respectively.

NOTE 6 – INTANGIBLE ASSETS

On December 10, 2014, the Company entered the satellite voice and data equipment sales and service business through the purchase of certain contracts from Global Telesat Corp. (“GTC”). These contracts permit the Company to utilize the Globalstar, Inc. and Globalstar LLC (collectively, “Globalstar”) mobile satellite voice and data network. The purchase price for the contracts of $250,000 was paid by the Company under an asset purchase agreement by and among the Company, its wholly owned subsidiary, Orbital Satcom, GTC and World Surveillance Group, Inc.

F-62

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Included in the purchased assets are: (i) the rights and benefits granted to GTC under each of the Globalstar Contracts, subject to certain exclusions, (ii) account and online access to the Globalstar Cody Simplex activation system, (iii) GTC’s existing customers who are serviced pursuant to the Globalstar Contracts (only as to their business directly and exclusively related to the Globalstar Contracts), and (iv) all of GTC’s rights and benefits directly and exclusively related to the Globalstar Contracts.

Amortization of customer contracts are included in depreciation and amortization. For the nine months ended September 30, 2019 and 2018, the Company amortized $18,750, respectively. For the three months ended September 30, 2019 and 2018, the Company amortized $6,250, respectively. Future amortization of intangible assets is as follows:

2019	6,250
2020	25,000
2021	25,000
2022	25,000
2023 and thereafter	50,000
Total	$131,250

On February 19, 2015, the Company issued 444 of its common stock, par value $0.0001, at $112.50 per share, or $50,000, to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property. The design is in need of further enhancements, before the Company can include it in its existing product lines. Upon receipt of sufficient additional capital, the Company intends to complete the launch of its new tracking design.

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED OTHER LIABILITIES

Accounts payable and accrued other liabilities consisted of the following:

	September 30, 2019	December 31, 2018
Accounts payable	$881,615	$625,157
Rental deposits	14,840	22,991
Customer deposits payable	40,159	37,099
Accrued interest	21,458	-
Accrued wages & payroll liabilities	5,708	14,807
Property tax payable	10,267	31,955
VAT liability & sales tax payable	36,978	47,875
Pre-merger accrued other liabilities	88,448	65,948
Accrued other liabilities	14,132	28,634
Total	$1,113,605	$874,466

NOTE 8 – NOTE EXCHANGE AGREEMENT

On April 30, 2019, the Company entered into a Shares for Note Exchange Agreement (each, an “Agreement” and collectively, the “Agreements”) with certain holders of the Company’s preferred stock (the “Converting Stockholders”). Pursuant to the terms of the Agreements, the Company agreed to exchange the preferred shares held by the respective Converting Stockholders for promissory notes as follows:

Series of Preferred Stock	No. of Converting Holders of Preferred Stock	Aggregate No. of Shares Held by Converting Stockholders	Aggregate Principal Amount of Notes into which Shares Converted
B	1	222	$11
C	1	123,526	$12,353
D	3	147,577	$29,516
E	-	-	$-
F	1	23,333	$233
G	2	346,840	$3,468
H	3	916	$916
I	3	3,241	$3,241
J	5	4,296	$42,961
K	7	70,571	$70,571
L	3	1,333	$5,000
	TOTAL:	721,855	$168,270

In exchange for the above-referenced shares of preferred stock, the Company issued a promissory note (each, a “Note” and collectively, the “Notes”) to each of the Converting Stockholders on April 30, 2019. Each Note bears interest at a rate of 6% per annum and is due on the second anniversary of the issuance date. Interest accrues on a simple interest, non-compounded basis and will be added to the principal amount on the maturity date. In the event that any amount due under a Note is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may prepay the Notes at any time.

For the nine months ended September 30, 2019, the Company repaid $46,422 of the notes, leaving a balance of $121,848 as long-term notes payable. For the three and nine months ended September 30, 2019, the Company recorded interest in relation to the note of $1,843 and $3,065, respectively.

NOTE 9 – CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable – current portion

On January 14, 2019, under the terms of a Securities Purchase Agreement, we issued a Convertible Promissory Note in the amount of $65,000 (the “Note”) to Power Up Lending Group Ltd. (“Power Up”). The Note bears interest at a rate of twelve percent (12%) per year and is due one (1) year from the date of issue. Beginning 180 days from the issue date, the Note is convertible to our common stock at a price equal to 61% of the Market Price, which is defined as the lowest trading price for our common stock during the 15 trading days prior to the conversion notice. Conversions under the Note are limited such that the holder may not convert the Note to the extent that the number of shares of common stock issuable upon the conversion would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our outstanding shares of common stock. In the event of any default, the Note will bear interest at a rate of 22% per year. The Note may be pre-paid at a premium for the first 150 days after issue, with the pre-payment amount ranging from 115% of the balance to 140% of the balance. After 150 days from issue, pre-payment of the Note is not allowed. On May 14, 2019, the Company repaid the convertible note payable, an aggregate of $87,778, representing principal of $65,000, prepayment penalty of $20,257 and accrued interest of $2,522. The Company has paid the debenture in cash and not converted the note to its common stock, any note amortization and derivative liabilities have been reversed. The interest and the prepayment penalty are reflected on the statement of operations as interest expense.

F-63

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2019 and 2018, outstanding balance of the current portion of convertible notes payable was $0. For the nine months ended September 30, 2019 and 2018, we recorded interest expense in relation to this note payable of $87,779 and $0, which includes a $20,257 pre-payment penalty. For the three months ended September 30, 2019 and 2018, we recorded interest expense of $0.

Convertible notes payable – long term

On May 14, 2019 (the “Issue Date”), the Company entered into a Note Purchase Agreement (the “NPA”) by and among the Company and the lenders set forth on the lender schedule to the NPA (the “Lenders”), as amended by that certain Amendment to Note Purchase Agreement (the “Amendment,” and, together with the NPA, the “Agreement”) by and among the Company and the Lenders. In total, pursuant to the Agreement, the Company issued an aggregate principal amount of $805,000 of its convertible promissory notes (the “Notes”).

The Notes bear interest at a rate of 6% per annum, simple interest, and mature on the third anniversary of the Issue Date (the “Maturity Date”), to the extent that the Notes and the principal amounts and any interest accrued thereunder (the “Indebtedness”) have not been converted into shares of common stock of the Company. Interest on the Notes will accrue on a simple interest, non-compounded basis and will be added to the principal amounts on the Maturity Date or such earlier date as may be due upon an Event of Default (as defined below), at which time all Indebtedness will be due and payable, unless earlier converted into Conversion Shares (as defined below). In the event that any amount due under the Notes is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may not pre-pay or redeem the Notes other than as required by the Agreement. The Notes are general, unsecured obligations of the Company. The proceeds of the Notes will be used to repay certain outstanding indebtedness of the Company and for general corporate purposes. For the three and nine months ended September 30, 2019, the Company recorded simple interest expense of $11,799 and $18,394, respectively.

The holders of the Notes (the “Holders”) have an optional right of conversion. A Holder may elect to convert its Note, and all of the Indebtedness outstanding as of such time, into the number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) as determined by dividing the Indebtedness by $0.10, subject to certain adjustments, but excluding adjustment for a reserve stock split of no more than 1:20 contemplated by the Company at the Issue Date. The optional right of conversion is subject to a beneficial ownership limitation of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion.

The Agreement contains customary representations and warranties and customary affirmative and negative covenants. These covenants include, among other things, certain limitations on the ability of the Company to: (i) pay dividends on its capital stock; (ii) make distributions in respect of its capital stock; (iii) acquire shares of capital stock; and, (iv) sell, lease or dispose of assets. Pursuant to the Agreement, the Holders are granted demand registration rights and pre-emptive rights as set forth in the Agreement. The Agreement includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency (each, an “Event of Default”). Upon the occurrence of an Event of Default, a majority of the Holders may accelerate the maturity of the Indebtedness.

In comparison to the fair market value of the common stock on May 14, 2019, and the fixed effective conversion rate of $0.10 per common share, the lesser amount of the conversion feature or debt was $805,000 and presented a beneficial conversion feature. Thus, the Company recorded a discount on the debt of $805,000 with a corresponding increase to additional paid in capital. For the three and nine months ended September 30, 2019, we amortized the discount on the debt, to interest expense of $67,573 and $102,094, resulting in a balance of unamortized discount notes payable of $702,906.

F-64

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – DERIVATIVE LIABILITIES

The current portion of the convertible notes were accounted for as liabilities at the date of issuance and adjusted to fair value through earnings for the three months ended March 31, 2019. On May 14, 2019, due to the cash repayment any derivative liability was fair valued at repayment date and a gain was recorded for the reversal of derivative liability.

Conversion feature derivative liability
Balance at January 1, 2019	-
Derivative liability	65,000
Change in fair value included in earnings	36,925
Balance at March 31, 2019	$101,925
Change in fair value included in earnings	32,752
Derivative liability reversed	(134,677)
Balance at September 30, 2019	$-

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the Black-Scholes option pricing model:

September 30, 2019
Expected volatility	328%
Expected term - years	0.79
Risk-free interest rate	2.57%
Expected dividend yield	-%

NOTE 11 - STOCKHOLDERS’ EQUITY

Capital Structure

On March 28, 2014, in connection with the Reincorporation (see Note 1), all share and per share values for all periods presented in the accompanying condensed consolidated financial statements are retroactively restated for the effect of the Reincorporation.

On March 5, 2016, the Company shareholders voted in favor of an amendment to its Articles of Incorporation to increase the total number of shares of authorized capital stock to 800,000,000 shares consisting of (i) 750,000,000 shares of common stock and (ii) 50,000,000 shares of preferred stock from 220,000,000 shares consisting of (i) 200,000,000 shares of common stock and (ii) 20,000,000 shares of preferred stock.

Effective March 8, 2018, we conducted a reverse split of our common stock at a ratio of 1 for 150. All share and per share information in the accompanying condensed consolidated financial statements and footnotes has been retroactively restated to reflect the reverse split.

On July 24, 2019, the Company filed a Certificate of Change (the “Certificate of Change”) with the Nevada Secretary of State. The Certificate of Change provides for (i) a 1-for-15 reverse split (the “Reverse Split”) of the Company’s common stock, $0.0001 par value per share, and the Company’s preferred stock, $0.0001 par value per share, (ii) a reduction in the number of authorized shares of common stock in direct proportion to the Reverse Split (i.e. from 750,000,000 shares to 50,000,000 shares), and (iii) a reduction in the number of authorized shares of preferred stock in direct proportion to the Reverse Split (i.e. from 50,000,000 shares to 3,333,333 shares). No fractional shares will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock or preferred stock, as the case may be, will have the number of post-Reverse Split shares to which they are entitled rounded up to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares. The Reverse Split was approved by FINRA on August 19, 2019.

The authorized capital of the Company consists of 50,000,000 shares of common stock, par value $0.0001 per share and 3,333,333 shares of preferred stock, par value $0.0001 per share, as of September 30, 2019.

Preferred Stock

As of September 30, 2019, there were 3,333,333 shares of Preferred Stock authorized.

On December 5, 2017, pursuant to the approval of our board of directors and a majority of the shareholders in each class, we amended the Certificates of Designation for our Series C, D, E, H, I, J, and K Preferred Stock. The amendments changed the conversion rights of these classes of preferred stock such that the Maximum Conversion as defined in each such Certificate of Designation was increased from 4.99% to 9.99% of our outstanding shares of common stock.

On May 20, 2019, following the approval on May 14, 2019, of the board of directors the Company and a majority of the shareholders of the Series E preferred stock, the Company filed an Amended and Restated Certificate of Designations for the Company’s Series E preferred stock. The amendments had the effect of changing the conversion rights such that the 9.99% blocker was eliminated

On July 12, 2019, pursuant to the approval of our board of directors and a majority of the shareholders in each class, we amended the Certificates of Designation for our Series E, I and L Preferred Stock. The amendments had the effect of authorizing the Company’s Board to require the conversion of the Series E, I and L preferred stock into common stock of the Company at the then-applicable conversion ratio, without the approval of any holders of Series E, I and L preferred stock.

Also on July 12, 2019, the Company filed Certificates of Withdrawal of Certificate of Designations for the Company’s Series A, B, C, D, F, G, H and J preferred stock, pursuant to which the Series A, B, C, D, F, G, H and J preferred stock was cancelled.

On July 15, 2019, the Company filed a Certificate of Withdrawal of Certificate of Designations (the “Series K Certificate”) for the Company’s Series K preferred stock, pursuant to which the Series K preferred stock was cancelled.

On July 18, 2019, the Company filed Certificates of Withdrawal of Designations for the Company’s Series E, I and L preferred stock, pursuant to which the Series E, I and L preferred stock was cancelled.

As of September 30, 2019, there were no shares of Series A, B, C, D, E, F, G, H, I, J, K and L convertible preferred stock authorized, and no shares issued and outstanding.

F-65

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Common Stock

As of September 30, 2019, there were 50,000,000 shares of common stock authorized and 121,216 shares issued and outstanding.

Stock Options

2018 Incentive Plan

On June 14, 2018, our Board of Directors approved the 2018 Incentive Plan (the “Plan”). The 2014 Equity Incentive Plan was closed and superseded by the 2018 Incentive Plan. The purpose of the Plan is to provide a means for the Company to continue to attract, motivate and retain management, key employees, consultants and other independent contractors, and to provide these individuals with greater incentive for their service to the Company by linking their interests in the Company’s success with those of the Company and its shareholders. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that; are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities. The Plan shall be administered by the Board or its Compensation Committee and may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. The Plan provides that up to a maximum of 66,667 shares of the Company’s common stock (subject to adjustment) are available for issuance under the Plan. Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years. Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date. In the event of a Change in Control; all outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction, such Awards shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.

F-66

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date. As of December 31, 2018, Mr. David Phipps, is a Ten Percent Stockholder. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code. To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option.

On June 14, 2018, we issued 18,333 new stock options to our executives and directors under the 2018 Incentive Plan. All options issued have an exercise price of $22.50 per share, with the exception of David Phipps, a Ten Percent Stockholder, whose exercise price is $24.00, vest in equal quarterly installments starting July 1, 2018 over the next two years and expire on July 1, 2021. For the year ended December 31, 2018, the amount of vested options was 4,583. On July 1, 2018, 2,292 options were fully vested and valued on the vesting date at approximately $20.70 per option or a total of $47,422 using a Black-Scholes option pricing model with the following assumptions: strike price of 22.50 stock price of $20.70 per share (based on the market price at close on July 1, 2018) volatility of 718%, expected term of 3 years, and a risk-free interest rate of 2.69%. On October 1, 2018, an additional 2,292 options were fully vested and valued on the vesting date at approximately $20.70 per option or a total of $47,422 using a Black-Scholes option pricing model with the following assumptions: stock price of $20.70 per share (based on the market price close at grant date on June 14, 2018) volatility of 607%, expected term of 3 years, and a risk-free interest rate of 2.64%. In reference to this grant, the company recorded stock-based compensation of $81,698 for the year ended December 31, 2018.

On December 18, 2018, the Company cancelled the unvested portion of options previously granted on June 14, 2018, under the 2018 Incentive Plan totaling 13,750. The grants cancelled will be returned to the Plan.

The number of options cancelled to our officers and directors were as follows:

David Phipps, President, CEO, and Director	(5,000)
Theresa Carlise, CFO	(2,500)
Hector Delgado, Director	(1,250)

In addition, we cancelled options to purchase a total of (5,000) shares to two key employees.

On December 18, 2018, we issued 55,417 new stock options to our executives and directors under the 2018 Incentive Plan. All options issued have an exercise price of $2.25 per share, with the exception of David Phipps, a Ten Percent Stockholder, whose exercise price is $2.55, are fully vested and expire on December 17, 2023. The options were valued on the grant date at approximately $2.25 per option or a total of $124,674 using a Black-Scholes option pricing model with the following assumptions: strike price of $2.25 stock price of $2.25 per share (based on the market price at close on December 17, 2018) volatility of 773%, expected term of 5 years, and a risk-free interest rate of 2.69%.

On January 18, 2019, David Phipps exercised 21,667 options via a cashless exercise. Additionally, on January 18, 2019, two employees exercised 18,333 options through a cashless exercise. The Company withheld newly acquired shares pursuant to the exercise of the Option. The amount of common stock issued is calculated by using [Number of Options Exercising] minus [Exercise Price] * [Number of Options Exercising] divided by [Prior Close OSAT Market Price]. As a result of the exercise 21,619 shares of common stock were issued.

	Options Exercised	Exercise Price	Market Price	Shares withheld as Payment	Common Stock Issued
David Phipps	21,667	$2.55	$5.25	10,524	11,143
Other	18,333	$2.25	$5.25	7,857	10,476
	40,000			18,381	21,619

F-67

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Options Issued Outside of Plan

On February 19, 2015, the Company issued to Mr. Rector, the former Chief Executive Officer, Chief Financial Officer and director of the Company, a seven-year option to purchase 956 shares of common stock as compensation for services provided to the Company. The options have an exercise price of $112.50 per share, were fully vested on the date of grant and shall expire in February 2022. The 956 options were valued on the grant date at approximately $112.50 per option or a total of $107,500 using a Black-Scholes option pricing model with the following assumptions: stock price of $112.50 per share (based on the sale of common stock in a private placement), volatility of 380%, expected term of 7 years, and a risk-free interest rate of 1.58%. In connection with the stock option grant, the Company recorded stock-based compensation for the year ended December 31, 2015 of $107,500, respectively.

On December 28, 2015, the Company issued Ms. Carlise, Chief Financial Officer, a ten-year option to purchase 222 shares of common stock as compensation for services provided to the Company. The options have an exercise price of $112.50 per share, were fully vested on the date of grant and shall expire in December 2025. The 222 options were valued on the grant date at approximately $2,925.29 per option or a total of $650,000 using a Black-Scholes option pricing model with the following assumptions: stock price of 2,925.29 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 992%, expected term of 10 years, and a risk-free interest rate of 1.05%. In connection with the stock option grant, the Company recorded stock-based compensation for the year ended December 31, 2015 of $650,000, respectively.

Also, on December 28, 2015, the Company issued Mr. Delgado, its Director, a ten-year option to purchase 89 shares of common stock as compensation for services provided to the Company. The options have an exercise price of $112.50 per share, were fully vested on the date of grant and shall expire in December 2025. The 89 options were valued on the grant date at approximately $2,925.73 per option or a total of $260,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $2,925.73 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 992%, expected term of 10 years, and a risk-free interest rate of 1.05%. In connection with the stock option grant, the Company recorded stock-based compensation for the year ended December 31, 2015 of $260,000, respectively.

On December 16, 2016, the Company issued options to Mr. Phipps, to purchase up to 4,444 shares of common stock. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the 2014 Plan. The options have an exercise price of $122.50 per share, vest immediately, and have a term of ten years. The 4,444 options were valued on the grant date at approximately $42.75 per option or a total of $190,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $42.75 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 872%, expected term of 10 years, and a risk-free interest rate of 1.0500%. In connection with the stock option grant, the Company recorded stock-based compensation for the year ended December 31, 2016 of $190,000, respectively.

On May 26, 2017, the Company issued 2,222 options to Mr. Phipps, 1,667 options to Theresa Carlise, 556 options to Hector Delgado, its Director and 8,889 options to certain employees of the Company. The employees are the adult children of our Chief Executive Officer. The options were issued outside of the Company’s 2014 Equity Incentive Plan and are not governed by the 2014 Plan. The options have an exercise price of $122.50 per share, vest immediately, and have a term of ten years. The 13,333 options were valued on the grant date at approximately $45.00 per option or a total of $600,000 using a Black-Scholes option pricing model with the following assumptions: stock price of $45.00 per share (based on the closing price of the Company’s common stock of the date of issuance), volatility of 736%, expected term of 10 years, and a risk-free interest rate of 1.30%. In connection with the stock option grant, for the years ended December 31, 2017, the Company recorded stock-based compensation of $600,000.

For the three and nine months ended September 30, 2019, the Company recorded no stock-based compensation, respectively. For the year ended December 31, 2018 the Company recorded $219,518 stock-based compensation.

Stock options outstanding at September 30, 2019, as disclosed in the below table, have approximately $127,283 of intrinsic value at the end of the period.

F-68

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

A summary of the status of the Company’s outstanding stock options and changes during the nine months ended September 30, 2019 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2019	79,044	$8.40	5.56
Granted
Exercised	(40,000)	2.41	4.72
Forfeited
Cancelled	-	$-	-
Balance outstanding at September 30, 2019	39,044	17.49	5.41
Options exercisable at September 30, 2019	39,044

A summary of the status of the Company’s outstanding warrants and changes during the nine months ended September 30, 2019 is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Balance at January 1, 2019	4,000	$60	2.37
Granted	-	-	-
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Balance outstanding and exercisable at September 30, 2019	4,000	$60	1.62

As of September 30, 2019, and December 31, 2018, there were 4,000 warrants outstanding, respectively.

NOTE 12 - RELATED PARTY TRANSACTIONS

The Company entered into a note for $122,536 from the Company’s Chief Executive Officer as part of the Share Exchange Agreement on February 15, 2015. On May 11, 2018, the balance of $5,768, was paid in full. As of September 30, 2019, the accounts payable due to related party includes; advances for inventory and services due to David Phipps of $18,171. Total payments due to David Phipps as of September 30, 2019 and December 31, 2018 are $18,171 and $39,027, respectively. Those related party payable are non-interest bearing and due on demand.

The Company employs two individuals who are related to Mr. Phipps, of which earned gross wages totaling $46,116 and $54,803 for the nine months ended September 30, 2019 and September 30, 2018, respectively.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Employment Agreements

On June 14, 2018, the Company entered into a two (2) year Employment Agreement (the “Phipps Agreement”) with Mr. Phipps, with an automatic one (1) year extension. Under the Phipps Agreement, Mr. Phipps will serve as the Company’s Chief Executive Officer and President and will receive an annual base salary equal to the sum of $170,000 and £48,000 to be paid through our operating subsidiary, GTCL. For the year ended December 31, 2018, the £48,000 equivalent to USD is $62,219 and the yearly conversion rate is 1.296229. The Phipps Agreement provides for a performance bonus based on exceeding our annual revenue goals and on our ability to attract new investment. The Phipps Agreement also provides for medical plan coverage, an auto allowance, paid vacation, and discretionary stock grants and option awards. In the event of termination without cause, termination as a result of a change in control, or resignation with good reason (as defined in the Phipps Agreement), Mr. Phipps will be entitled to a severance equal to twice his base salary, the immediate vesting of all unvested options, and other benefits. The Phipps Agreement terminates and supersedes the Original Phipps Agreement (as defined below) and any subsequent amendments, effective as of the June 14, 2018.

Previously the Company had a two-year Executive Employment Agreement with Mr. Phipps, effective January 1, 2016 (the “Original Phipps Agreement”). Under the Original Phipps Agreement, Mr. Phipps agreed to serve as the Company’s Chief Executive Officer and President and received an annual base salary equal to the sum of $144,000 and £48,000, or $61,833 at the yearly conversion rate of 1.288190. Mr. Phipps was also eligible for bonus compensation in an amount equal to up to fifty (50%) percent of his then-current base salary if the Company meets or exceeds criteria adopted by the Compensation Committee, if any, or Board and equity awards as may be approved in the discretion of the Compensation Committee or Board. On January 1, 2018, the Original Phipps Agreement automatically renewed for another year.

F-69

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Also, on June 14, 2018, we entered into a new Employment Agreement (“Carlise Agreement”) with our Chief Financial Officer, Theresa Carlise. The Carlise Agreement is for a period of two (2) years, with an automatic one (1) year extension. Ms. Carlise’s base salary is $150,000 per year. The Carlise Agreement provides for performance bonuses based on exceeding our annual revenue goals and on our ability to attract new investment. The Carlise Agreement also provides for medical plan coverage, an auto allowance, paid vacation, and discretionary stock grants and option awards. In the event of termination without cause, termination as a result of a change in control, or resignation with good reason (as defined in the Carlise Agreement), Ms. Carlise will be entitled to a severance equal to twice her base salary, the immediate vesting of all unvested options, and other benefits. The Carlise Agreement terminates and supersedes the Original Carlise Agreement (as defined below) and any subsequent amendments, effective as of the June 14, 2018.

Prior to June 14, 2018, the Company had a one-year agreement with Ms. Carlise, as its Chief Financial Officer, Treasurer and Secretary (the “Original Carlise Agreement”). The Original Carlise Agreement provided for an annual compensation of $140,000 as well as medical benefits. The Original Carlise Agreement was effective December 1, 2016 and had an automatic renewal clause pursuant to which the Original Carlise Agreement renews itself for another year, if not cancelled by the Company previously. The Original Carlise Agreement had been automatically extended for an additional term of one year on December 1, 2017. In addition to the base salary of $140,000 annually, Ms. Carlise was eligible to receive an annual cash bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors and shall be eligible for grants of awards under stock option or other equity incentive plans of the Company.

Consulting Agreements

On May 13, 2019, the Company entered into two consulting agreements (each, a “Consulting Agreement” and together, the “Consulting Agreements”) with unrelated third parties to provide capital raising advisory services and business growth and development services, each for a term of nine months. In exchange for such services, each consultant will receive (i) a Note in the amount of $44,000 issued pursuant to the Agreement, (ii) a Note in the amount of $12,500 with a maturity of three years bearing interest at a rate of 6% per annum with an optional right of conversion, (iii) payment of a retainer ranging from $10,000 to $30,000, and (iv) monthly payments ranging from $5,000 to $10,000 for nine months. On August 29, 2019, one of the consulting agreements was extended for another three months to expire on February 13, 2020 and the other was extended on September 1, 2019 for another two months to expire on January 13, 2020.

Lease Agreement

Effective July 24, 2019, a three-year lease was signed for 2,660 square feet for £25,536 annually, for our facilities in Poole, England for £2,128 per month, or $2,710 per month at the yearly average conversion rate of 1.273268, or $2,615 using exchange rate close at September 30, 2019 of 1.2287. The lease has been renewed until July 23, 2022.

Such leases do not require any contingent rental payments, impose any financial restrictions, or contain any residual value guarantees.  Variable expenses generally represent the Company’s share of the landlord’s operating expenses.  The Company does not have any leases classified as financing leases.

The rate implicit in each lease is not readily determinable, and we therefore use our incremental borrowing rate to determine the present value of the lease payments. The weighted average incremental borrowing rate used to determine the initial value of right of use (ROU) assets and lease liabilities during the three months ended September 30, 2019 was 6.00%, derived from borrowing rate, as obtained from the Company’s current lenders.  Right of use assets for operating leases are periodically reduced by impairment losses. We use the long-lived assets impairment guidance in ASC Subtopic 360-10, Property, Plant, and Equipment – Overall, to determine whether an ROU asset is impaired, and if so, the amount of the impairment loss to recognize.  As of September 30, 2019, we have not recognized any impairment losses for our ROU assets.

We monitor for events or changes in circumstances that require a reassessment of one of our leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in profit or loss.

At September 30, 2019, the Company had current and long-term operating lease liabilities of $27,087 and $54,479, respectively, and right of use assets of $84,181.

Future minimum lease payments under these leases are as follows, in thousands, (unaudited):

Minimum
Lease
Years Ending December 31,	Payment
Remainder of 2019	$8
2020	31
2021	31
2022	18
Total undiscounted future non-cancelable minimum lease payments	88
Less: Imputed interest	-
Present value of lease liabilities	$88
Weighted average remaining term	2.8

In the Company’s financial statements for periods prior to January 1, 2019, the Company accounts for leases under ASC 840, and provides for rent expense on a straight-line basis over the lease terms. Net rent expense for the three and nine months ended September 30, 2019 was $6,286 and $23,214, respectively.

Litigation

From time to time, the Company may become involved in litigation relating to claims arising out of our operations in the normal course of business. The Company is not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which the Company is a party or to which any of the Company’s properties is subject, which would reasonably be likely to have a material adverse effect on the Company’s business, financial condition and operating results.

NOTE 14 - CONCENTRATIONS

Customers:

Amazon accounted for 57.6% and 42.7% of the Company’s revenues during the nine months ended September 30, 2019 and 2018, respectively. For the three months ended September 30, 2019 and 2018, Amazon accounted for 63.6% and 50.7% of the Company’s revenues. No other customer accounted for 10% or more of the Company’s revenues for either period.

F-70

ORBSAT CORP AND SUBSIDIARIES

FKA: ORBITAL TRACKING CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Suppliers:

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchases for the nine months ended September 30, 2019 and 2018.

	September 30, 2019		September 30, 2018

Globalstar Europe	$435,741	13.4%	$375,148	10.8%
Garmin	$490,564	15.1%	$479,717	13.8%
Network Innovations	$1,032,647	31.8%	$1,452,677	41.7%
Cygnus Telecom	$402,455	12.4%	$385,944	11.1%

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchases for the three months ended September 30, 2019 and 2018.

	September 30, 2019		September 30, 2018

Globalstar Europe	$133,104	12.8%	$103,899	7.3%
Garmin	$188,383	18.1%	$162,225	11.3%
Network Innovations	$385,204	36.9%	$789,639	55.2%
Cygnus Telecom	$125,420	12.0%	$157,382	11.0%

Geographic:

The following table sets forth revenue as to each geographic location, for the nine months ended September 30, 2019 and 2018:

	September 30, 2019		September 30, 2018

Europe	$3,216,613	72.2%	$3,143,416	67.5%
North America	816,699	18.3%	1,074,032	23.1%
South America	33,841	0.8%	149,228	3.2%
Asia	312,848	7.0%	195,175	4.2%
Australia & Oceanic	35,912	0.8%	46,738	1.0%
Africa	37,994	0.9%	45,918	1.0%
	$4,453,906		$4,654,507

The following table sets forth revenue as to each geographic location, for the three months ended September 30, 2019 and 2018:

	September 30, 2019		September 30, 2018

Europe	$1,132,882	64.9%	$950,294	68.5%
North America	479,463	27.5%	316,545	22.8%
South America	13,131	0.8%	32,641	2.4%
Asia	100,380	5.7%	61,962	4.5%
Australia & Oceanic	12,141	0.7%	14,203	1.0%
Africa	8,528	0.5%	11,282	0.8%
	$1,746,525		$1,386,927

NOTE 15 - SUBSEQUENT EVENTS

On October 9, 2019, Orbital Satcom Corp., entered into a loan agreement for $29,000, with Amazon. The one-year term loan is paid monthly, has an interest rate of 9.72%, with late payment penalty interest of 11.72%.

F-71

ORBSAT CORP.

8,050,000 Shares of Common Stock

Issuable upon Conversion of Convertible Promissory Notes

PROSPECTUS

January 30, 2020